EXHIBIT 99.3

CONSOLIDATED FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and the Shareholders of Shurgard Storage Centers, Inc.:

We have completed integrated audits of Shurgard Storage Centers, Inc.’s 2005 and 2004 consolidated financial statements and of its internal control over financial reporting as of December 31, 2005, and an audit of its 2003 consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Our opinions, based on our audits and the report of other auditors, are presented below.

Consolidated financial statements and financial statement schedule

In our opinion, based on our audits and the report of other auditors on the Shurgard Self Storage, SCA financial statements as of December 31, 2003, the consolidated financial statements listed in the accompanying index present fairly, in all material respects, the financial position of Shurgard Storage Centers, Inc. and its subsidiaries at December 31, 2005 and 2004, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2005 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, based on our audits, the financial statement schedule listed in the accompanying index presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits. We did not audit the financial statements of Shurgard Self Storage, SCA, an investment accounted for under the equity method, which statements reflect total shareholders’ equity of $137.6 million as of December 31, 2003 and net loss of $29.9 million for the year ended December 31, 2003. Those statements were audited by other auditors whose report thereon has been furnished to us, and our opinion expressed herein, insofar as it relates to the amounts included for Shurgard Self Storage, SCA, is based solely on the report of the other auditors. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit of financial statements includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits and the report of other auditors provide a reasonable basis for our opinion.

As described in Note 2 to the consolidated financial statements, the Company adopted FASB Interpretation No. 46R, Consolidation of Variable Interest Entities, in 2004.

Internal control over financial reporting

Also, in our opinion, based on our audit, management’s assessment, included in Management’s Report on Internal Control over Financial Reporting appearing under Item 9A in the 2005 Annual Report on Form 10-K, that the Company maintained effective internal control over financial reporting as of December 31, 2005 based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), is fairly stated, in all material respects, based on those criteria. Furthermore, in our opinion, based on our audit, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2005, based on criteria established in Internal Control—Integrated Framework issued by the COSO. The Company’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting. Our responsibility is to express opinions on management’s assessment and on the effectiveness of the Company’s internal control over financial reporting based on our audit. We conducted our audit of internal control over financial reporting in accordance with the standards of the Public

Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. An audit of internal control over financial reporting includes obtaining an understanding of internal control over financial reporting, evaluating management’s assessment, testing and evaluating the design and operating effectiveness of internal control, and performing such other procedures as we consider necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinions.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

/s/    PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

Seattle, Washington

March 20, 2006, except with respect to our opinions on the consolidated financial statements and financial statement schedule insofar as they relate to the effects of the discontinued operations as discussed in Note 25, as to which the date is May 23, 2006

SHURGARD STORAGE CENTERS, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands except share and per share data)

	As of December 31,
	2005	2004
ASSETS
Storage centers:
Operating storage centers	$3,244,258	$3,143,488
Less accumulated depreciation	(552,171)	(479,531)

Operating storage centers, net	2,692,087	2,663,957
Construction in progress	67,073	58,431
Properties held for sale	6,774	8,328

Total storage centers	2,765,934	2,730,716

Cash and cash equivalents	39,778	50,277
Restricted cash	4,972	7,181
Goodwill	27,440	24,206
Other assets	119,248	128,204

Total assets	$2,957,372	$2,940,584

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable and other liabilities	$181,435	$180,652
Lines of credit	583,500	397,300
Notes payable	1,275,720	1,287,202

Total liabilities	2,040,655	1,865,154

Minority interest	116,365	169,232
Commitments and contingencies (Note 22)
Shareholders’ equity:
Series C Cumulative Redeemable Preferred Stock; $0.001 par value; 2,000,000 shares authorized; 2,000,000 shares issued and outstanding; liquidation preference of $50,000	48,115	48,115
Series D Cumulative Redeemable Preferred Stock; $0.001 par value; 3,450,000 shares authorized; 3,450,000 shares issued and outstanding; liquidation preference of $86,250	83,068	83,068
Class A Common Stock, $0.001 par value; 120,000,000 authorized; 47,041,680 and 46,624,900 shares issued and outstanding, respectively	47	47
Additional paid-in capital	1,142,288	1,127,138
Accumulated deficit	(459,586)	(354,985)
Accumulated other comprehensive (loss) income	(13,580)	2,815

Total shareholders’ equity	800,352	906,198

Total liabilities and shareholders’ equity	$2,957,372	$2,940,584

The accompanying notes are an integral part of these statements.

SHURGARD STORAGE CENTERS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands except share and per share data)

	For the year ended December 31,
	2005	2004	2003
Revenue
Storage center operations	$478,970	$419,187	$291,085
Other	4,922	5,101	6,877

Total revenue	483,892	424,288	297,962

Expenses
Operating	233,006	211,380	125,880
Real estate development	10,042	4,991	23
Depreciation and amortization	95,722	87,503	55,537
Impairment and abandoned project expense	3,354	2,856	13,889
General, administrative and other	35,318	32,961	18,012

Total storage center expenses	377,442	339,691	213,341

Income from operations	106,450	84,597	84,621

Other Income (Expense)
Costs related to takeover proposal and exploration of strategic alternatives (Note 22)	(13,775)	—	—
Interest expense	(105,584)	(82,876)	(51,182)
Amortization of participation rights discount	—	1,123	5,529
Loss on derivatives, net	(2,122)	(615)	(2,194)
Foreign exchange (loss) gain	(9,665)	6,247	(431)
Interest income and other, net	3,746	4,361	4,887

Other expense, net	(127,400)	(71,760)	(43,391)

(Loss) income before minority interest, equity in earnings of other real estate investments, net and income tax expense	(20,950)	12,837	41,230
Minority interest	20,936	16,608	(1,206)
Equity in earnings (losses) of other real estate investments, net	60	93	(3,099)
Income tax expense	(636)	(72)	(1,611)

(Loss) income from continuing operations	(590)	29,466	35,314

Discontinued operations
Income from discontinued operations	418	1,942	2,324
Gain on sale of discontinued operations	11,831	16,226	—

Total discontinued operations	12,249	18,168	2,324

Cumulative effect of change in accounting principle	—	(2,339)	—

Net Income	11,659	45,295	37,638
Net Income Allocation
Preferred stock dividends and other	(12,153)	(12,193)	(12,082)

Net (loss) income available to common shareholders	$(494)	$33,102	$25,556

Basic per share amounts:
(Loss) income from continuing operations available to common shareholders	$(0.27)	$0.37	$0.57
Discontinued operations	0.26	0.40	0.06
Cumulative effect of change in accounting principle	—	(0.05)	—

Net (loss) income available to common shareholders per share	$(0.01)	$0.72	$0.63

Diluted per share amounts:
(Loss) income from continuing operations available to common shareholders	$(0.27)	$0.37	$0.56
Discontinued operations	0.26	0.39	0.06
Cumulative effect of change in accounting principle	—	(0.05)	—

Net (loss) income available to common shareholders per share	$(0.01)	$0.71	$0.62

Distributions per common share	$2.23	$2.19	$2.15

The accompanying notes are an integral part of these statements.

SHURGARD STORAGE CENTERS, INC.

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

(in thousands)

	Preferred Stock		Class A Common Stock		Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Total
	Shares	Amount	Shares	Amount
Balance, January 1, 2003	5,450	$131,183	35,934	$36	$804,582	$(225,811)	$(2,734)	$707,256
Comprehensive income (1)						37,638	12,492	50,130
Issuance of common stock			9,814	10	296,367			296,377
Distributions:
Preferred						(11,896)		(11,896)
Common	—	—	—	—	—	(87,447)	—	(87,447)

Balance, December 31, 2003	5,450	131,183	45,748	46	1,100,949	(287,516)	9,758	954,420
Comprehensive income (loss) (1)						45,295	(6,943)	38,352
Issuance of common stock			877	1	26,189			26,190
Distributions:
Preferred						(11,897)		(11,897)
Common	—	—	—	—	—	(100,867)	—	(100,867)

Balance, December 31, 2004	5,450	131,183	46,625	47	1,127,138	(354,985)	2,815	906,198
Comprehensive income (loss) (1)						11,659	(16,395)	(4,736)
Issuance of common stock			417	—	15,150			15,150
Distributions:
Preferred						(11,897)		(11,897)
Common	—	—	—	—	—	(104,363)	—	(104,363)

Balance, December 31, 2005	5,450	$131,183	47,042	$47	$1,142,288	$(459,586)	$(13,580)	$800,352

(1)	See Note 2 for components of other comprehensive income (loss).

The accompanying notes are an integral part of these statements.

SHURGARD STORAGE CENTERS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	For the year ended December 31,
	2005	2004	2003
Operating activities:
Net income	$11,659	$45,295	$37,638
Adjustments to reconcile net income to net cash provided by operating activities:
Gain on sale of assets, including discontinued operations	(12,850)	(16,689)	(2,489)
Cumulative effect of change in accounting principle	—	2,339	—
Depreciation, amortization and impairment losses	96,242	88,209	69,051
Loss on derivatives, net	2,122	615	2,194
Stock-based compensation expense	2,751	3,433	1,150
Equity in earnings of other real estate investments, net	(60)	(93)	3,099
Non-cash interest and other	10,454	7,017	(1,376)
Foreign exchange loss (gain)	9,523	(6,247)	431
Minority interest	(20,936)	(16,608)	1,206
Changes in operating accounts, net of effect of acquisitions:
Other assets	(2,809)	(3,816)	7,968
Accounts payable, accrued expenses and other liabilities	20,056	19,286	4,826

Net cash provided by operating activities	116,152	122,741	123,698

Investing activities:
Construction and improvements to storage centers	(166,886)	(209,294)	(97,482)
Acquisitions of storage centers, including associated intangible assets	(35,659)	(20,887)	—
Purchase of intangible assets	(5,268)	(3,548)	(379)
Proceeds from sale of assets	26,293	30,071	5,725
Changes in restricted cash, net	1,610	(3,046)	(355)
Increase in notes receivable	(4,429)	(5,617)	(6,315)
Purchase of additional interest in European affiliated partnerships	(97,847)	(5,285)	(309,068)
Increase in cash due to consolidation of Shurgard Europe	—	32,877	—
Purchase of additional interest in affiliated partnerships	—	(2,457)	(245)

Net cash used in investing activities	(282,186)	(187,186)	(408,119)

Financing activities:
Proceeds from notes payable	78,718	556,763	237,047
Payments on notes payable	(4,564)	(96,500)	(55,789)
Proceeds from lines of credit	1,056,500	427,000	589,695
Payments on lines of credit	(870,300)	(676,949)	(594,114)
Payment of loan costs	(7,638)	(2,621)	(1,276)
Payments on participation rights	—	(39,500)	(1,320)
Distributions paid on common and preferred stock	(113,284)	(112,764)	(99,343)
Payments on derivatives	(15,999)	—	—
Proceeds from derivatives	1,114	—	—
Proceeds from issuance of common stock, net	—	—	178,236
Proceeds from payments on loans to shareholders	—	—	20,000
Proceeds from exercise of stock options and dividend reinvestment plan	7,821	21,491	12,858
Contributions received from minority partners	32,006	29,403	226
Distributions paid to minority partners	(4,634)	(6,956)	(3,097)

Net cash provided by financing activities	159,740	99,367	283,123

Effect of exchange rate changes on cash and cash equivalents	(4,205)	3,685	—

(Decrease) increase in cash and cash equivalents	(10,499)	38,607	(1,298)
Cash and cash equivalents at beginning of period	50,277	11,670	12,968

Cash and cash equivalents at end of period	$39,778	$50,277	$11,670

Supplemental schedule of cash flow information:
Cash paid for interest, net of amounts capitalized	$98,412	$71,791	$47,272

Cash paid for income taxes	$1,746	$(40)	$3,358

Supplemental schedule of non-cash investing information:
Common stock issued in acquisition of storage centers	$5,490	$1,936	$84,134

Notes receivable forgiven in the acquisition of storage centers	$6,727	$—	$—

Contributions from minority interest partners	$—	$3,635	$2,336

Minority interests granted in acquisition of storage centers	$4,475	$—	$—

Supplemental schedule of non-cash financing information:
Preferred dividends declared but not paid	$2,976	$—	$—

The accompanying notes are an integral part of these statements.

SHURGARD STORAGE CENTERS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1—Description of the Business

Shurgard Storage Centers, Inc. and our subsidiaries (the “Company,” “we,” “Shurgard” or “us”) are engaged principally in investing in, acquiring, developing and operating self-storage centers located in markets throughout the United States and in Western Europe. Our revenues are generated primarily from leasing self-storage space to tenants on a month-to-month basis. We also provide ancillary services at our storage centers consisting primarily of truck rentals and sales of storage products. Prior to January 1, 2004, we did not consolidate Shurgard Self Storage, SCA (Shurgard Europe) and its subsidiaries in our financial statements. Instead, we accounted for our investments in these entities under the equity method of accounting.

Note 2—Summary of Significant Accounting Policies

Basis of presentation: The consolidated financial statements are presented on an accrual basis in accordance with accounting principles generally accepted in the United States of America (GAAP) and include the accounts of Shurgard and our consolidated subsidiaries. All intercompany balances and transactions have been eliminated in consolidation. Any references to the number of properties and square footage in the consolidated financial statement notes are unaudited.

Consolidated and unconsolidated subsidiaries: We consolidate all wholly-owned subsidiaries. We assess whether our subsidiaries are Variable Interest Entities (VIEs) as defined by the Financial Accounting Standards Board’s (FASB) Interpretation No. (FIN) 46R, “Consolidation of Variable Interest Entities.” Since January 1, 2004, we consolidate all VIEs of which we are the primary beneficiary. Partially-owned subsidiaries and joint ventures that are not VIEs are consolidated when we control the entity. Through June 30, 2005, we evaluated partially-owned subsidiaries and joint ventures held in partnership form in accordance with the provisions of Statement of Position (SOP) 78-9, “Accounting for Investments in Real Estate Ventures,” to determine whether the rights held by other investors constitute “important rights” as defined therein. Since July 1, 2005, we evaluate such rights in accordance with Emerging Issues Task Force (EITF) Issue No. 04-5, “Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights.” For partially-owned subsidiaries or joint ventures held in corporate form (including limited liability companies with governance provisions that are the functional equivalent of regular corporations), we consider the guidance of Statement of Financial Accounting Standard (SFAS) No. 94, “Consolidation of All Majority-Owned Subsidiaries” and EITF Issue No. 96-16, “Investor’s Accounting for an Investee When the Investor has a Majority of the Voting Interest but the Minority Shareholder or Shareholders Have Certain Approval or Veto Rights” and, in particular, whether rights held by other investors would be viewed as “participating rights” as defined therein. To the extent that any minority investor has substantive participating rights, has the ability to dissolve the partnership or remove the general partner without cause in a partnership or participating rights in a corporation, including substantive veto rights, the related entity will generally not be consolidated.

We account for unconsolidated subsidiaries and joint ventures over which we have significant influence using the equity method. In applying the equity method, our proportionate share of intercompany profits is eliminated as a component of equity in earnings of unconsolidated entities.

Foreign operations: The functional currency of each of our European subsidiaries, and their subsidiaries, is the local currency of the country in which the entity has operations (euro for members of the European Union that have adopted the euro, Krona for Sweden, Pound Sterling for the United Kingdom, and Krone for Denmark). Assets and liabilities are translated at the exchange rate in effect as of the end of each period and income statement accounts are re-measured at the average exchange rate for each period. Additionally, Recom SNC (Recom), a consolidated foreign entity with a U.S. dollar functional currency, has transactions that are

SHURGARD STORAGE CENTERS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

denominated in currencies other than U.S. dollars. For Recom, non-monetary assets and liabilities are converted to U.S dollars at historical exchange rates, monetary assets and liabilities are re-measured at the exchange rate in effect as of the end of the period and income statement accounts are re-measured at the average exchange rate for the period.

The results of our operations and our financial position are affected by the fluctuations in the value of the euro, and to a lesser extent, other European currencies, against the U.S. dollar. We recognize the effects of foreign currency exchange variances on our European assets, liabilities and equity as a currency translation adjustment in other comprehensive income (loss). We include gains and losses from foreign currency transactions, such as those resulting from the settlement of foreign receivables or payables on intercompany transactions, in net income. Also, we are exposed to foreign currency exchange risk related to intercompany debt with or between our European subsidiaries that are not denominated in the functional currency of the subsidiary or the investee. We recognize the effects of foreign currency on such debt in net income when we expect to settle the debt and in other comprehensive income when the debt is considered to be of a long-term investment nature.

Use of estimates: The preparation of financial statements in conformity with GAAP requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the amounts of revenues and expenses recognized during the reporting period. Significant estimates are inherent in the preparation of our financial statements and include the evaluation of impairment of long-lived assets and goodwill, valuation allowance for deferred tax assets, estimated lives of depreciable and amortizable assets, the allocation of the purchase price of acquired properties and legal liabilities. Actual results could differ from these and other estimates.

Reclassifications: We have reclassified certain prior year amounts to conform to the current presentation with no effect on shareholders’ equity, net income or net cash-flows from operating, investing and financing activities.

Storage centers: We carry storage centers to be developed or held and used in operations at depreciated cost, reduced for impairment losses where appropriate. We capitalize acquisition, development and construction costs of properties in development in accordance with SFAS No. 67, “Accounting for Costs and Initial Rental Operations of Real Estate Projects,” and include, where applicable, salaries and related costs, real estate taxes, interest, lease expense and preconstruction costs directly related to the project. The preconstruction stage of development of a storage center (or redevelopment of an existing storage center) includes efforts to secure land control and zoning, to evaluate feasibility and to complete other initial tasks that are essential to development. Costs of preconstruction efforts incurred prior to projects being considered probable to be completed are charged as real estate development expenses as incurred. We record abandonment losses for previously capitalized costs of development projects when we assess that the completion of the project is no longer probable. We capitalize development and construction costs and costs of significant improvements and replacements and renovations at storage centers, while we expense costs of maintenance and repairs as we incur them.

We compute depreciation of each operating storage center using the straight-line method based on the shorter of an estimated useful life of 30 years or the lease term for storage centers built on leased land. We evaluate and if necessary, revise estimates of the useful lives of specific storage centers, when we plan to demolish or replace them. We depreciate equipment and furniture and fixtures based on estimated useful lives of three to six years.

If events or circumstances indicate that the carrying value of an operating storage center may be impaired, we conduct a recoverability analysis based on expected undiscounted cash flows to be generated from the

SHURGARD STORAGE CENTERS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

property. If the analysis indicates that we cannot recover the carrying value from estimated future cash flows, we write down the property to its estimated fair value and recognize an impairment loss. We determine fair values based on expected future cash flows using appropriate market discount and capitalization rates.

We carry storage centers held for sale at the lower of their carrying value (i.e., cost less accumulated depreciation and any impairment loss recognized) or estimated fair value less costs to sell. We classify the net carrying values of properties as held for sale when the properties are actively marketed, their sale is considered probable within one year and various other criteria relating to their disposition are met. We discontinue depreciation of the operating storage centers at that time, but we continue to recognize operating revenues, operating expenses and interest expense until the date of sale. In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” we report revenues and expense of properties classified as held for sale in discontinued operations for all periods presented if we will sell or have sold the properties on terms where we have no continuing involvement with them after the sale. If active marketing ceases or the properties no longer meet the criteria to be classified as held for sale, we reclassify the properties as held for use, resume depreciation and recognize the loss for the period that we classified the properties as held for sale, and we charge deferred selling costs, if any, to expense.

We recognize gains from sales of properties using the full accrual method provided that the terms of the transactions and any continuing involvement by us with the properties sold meet certain criteria. We defer gains relating to transactions that do not meet the established criteria and recognize them when the criteria are met, or using the installment or cost recovery methods, as appropriate in the circumstances. We account for other sales of interests in properties that are substantially financing arrangements as such.

Acquisitions of businesses and storage centers: We allocate the purchase price of acquired storage centers and businesses to tangible and identified intangible assets based on their fair values. In making estimates of fair values for the purposes of allocating the purchase price, we rely primarily on our extensive knowledge of the market for storage centers and if considered appropriate, will consult with independent appraisers. In estimating the fair value of the tangible and intangible assets acquired, we also consider information obtained about each property as a result of our pre-acquisition due diligence, including independent appraisals that may be obtained in connection with the acquisition or financing of the respective assets.

The fair values of intangible assets include leases to customers with above market rents and in-place lease values. The fair values of these identifiable intangible assets are generally not significant, because substantially all leases in our business are month-to-month, and most customers use our facilities for less than one year. We expense internal costs related to the acquisition of a business, or an operating storage center, as we incur them.

We classify as goodwill any purchase price in excess of the value of acquired net tangible and identified intangible assets acquired in a business combination (including the acquisition of a minority interest in a business) or in the acquisition of a business and assign it to the reporting unit that expects to benefit from the acquisition. We test goodwill for impairment annually and whenever events or circumstances indicate that impairment may have occurred.

We evaluate acquisitions of businesses and storage centers from parties with whom we have a preexisting relationship to determine if a settlement of the preexisting relationship exists and, if so, we account for these acquisitions as multiple element transactions.

Cash and cash equivalents: Cash equivalents consist of money market instruments and securities with original maturities of 90 days or less.

SHURGARD STORAGE CENTERS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Restricted cash: Restricted cash consists of cash deposits and represents expense reserves required by lenders or contractors and escrow deposits on pending real estate transactions or pending resolution of contingencies on the purchase price of completed real estate acquisitions.

Other assets: Other assets include financing costs, non-compete agreements and computer software costs (see Note 7). We amortize financing costs over the life of the related debt using the effective interest or the straight-line method if it approximates the effective interest method and we include the related expense in interest expense. We amortize non-compete agreements over their estimated useful lives, which range from two to five years. We record internal-use computer software at cost less accumulated amortization and amortize it over the estimated useful life, which ranges from two to seven years. During the software application development stage, capitalized costs include external consulting costs, cost of software licenses, interest expense and internal payroll and payroll-related costs for employees who are directly associated with the software project. We expense software maintenance, training and data conversion costs in the period in which we incur them.

Self insurance: We are self-insured for a portion of the risks associated with medical, dental and workmen’s compensation. We recognize liabilities for unpaid claims and claims adjustment expenses that represent our best estimate of the total obligation for reported claims plus those incurred but not reported (IBNR) and the related estimated claim settlement expenses for all claims incurred through December 31 of each year. We determine IBNR reserves for workmen’s compensation using actuarial methods that take into account historical loss experience data, industry statistics and additional qualitative factors, as appropriate. Additionally, we recognize a receivable for the estimated insurance reimbursement for any insured portion of the total liabilities.

Income taxes: We have elected to be taxed as a Real Estate Investment Trust (REIT) pursuant to the Internal Revenue Code of 1986, as amended. To qualify as a REIT, we must distribute annually to our shareholders at least 90% of our REIT taxable income and meet certain other requirements relating primarily to the nature of our assets and the sources of our revenues. As a REIT, we are not subject to U.S. Federal income taxes to the extent of distributions. We believe that we met the qualifications for REIT status at December 31, 2005 and intend to meet the qualifications in the future and to distribute at least 90% of our REIT taxable income to shareholders in 2006 and future years. We conduct our domestic non-REIT activities primarily through Shurgard TRS, Inc., a taxable REIT subsidiary. We conduct our foreign non-REIT activities primarily through six European taxable REIT subsidiaries. As a result, we have not provided for U.S. federal income taxes for the REIT in our financial statements. However, we do provide for U.S. federal income taxes for our domestic taxable REIT subsidiaries (TRSs). Additionally, both the REIT and our domestic TRSs are subject to certain state income taxes as well as franchise taxes in some jurisdictions. We also provide for income taxes of our European subsidiaries, which are subject to income taxes in the respective jurisdictions of the countries in which they operate.

We have deferred tax assets arising primarily from cumulative net operating losses arising in certain taxable subsidiaries. We evaluate both the positive and negative evidence that we believe is relevant in assessing whether we will realize the deferred tax assets. When we determine that it is more likely than not that we will not realize the tax asset either in part or in whole, we record a valuation allowance. One significant factor representing negative evidence in the evaluation of whether we will realize deferred tax assets arising from cumulative net operating losses is the historical taxable income or loss of the entity. In cases where a taxable entity has not demonstrated a history of achieving taxable income, this represents significant negative evidence in assessing whether we will realize the amounts and generally requires that we provide a valuation allowance.

Revenue recognition: The majority of our customers rent under month-to-month lease agreements and we recognize revenue at the contracted rate for each month occupied. We recognize revenue related to customers who sign longer period leases ratably over the term of the lease. We recognize management fee revenue each

SHURGARD STORAGE CENTERS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

month for which we render services. These contracts are generally cancelable by either party on specified advanced notice. Revenues are presented net of provisions for doubtful accounts of $6.8 million, $6.0 million and $5.0 million in 2005, 2004 and 2003, respectively.

We recognize, in other revenue, revenue on our profit sharing contracts related to our tenant insurance referral program based on the excess of premiums over estimated claims and administrative costs.

Capitalized interest: We capitalize interest incurred during the construction period of storage centers and during the development period of internally developed computer software. We capitalize interest to the related assets using a weighted-average rate of our credit facilities and senior notes payable. For the years ended December 31, 2005, 2004 and 2003, we capitalized interest of $3.2 million, $2.7 million and $2.3 million, respectively.

Advertising costs: We incur advertising costs primarily attributable to print advertisements in telephone books. We recognize the costs when the related telephone book is first published. We recognized $17.7 million, $17.3 million and $6.0 million in advertising expenses for the years ended December 31, 2005, 2004 and 2003, respectively.

Derivative financial instruments: We use derivative financial instruments to reduce risks associated with movements in interest and foreign currency exchange rates. We may choose to reduce cash flow and earnings volatility associated with interest rate risk exposure on existing variable-rate borrowings or forecasted variable- and fixed-rate borrowings. In some instances, lenders may require us to do so. In order to limit interest rate risk on variable-rate borrowings, we may enter into interest rate swaps or interest rate caps to hedge specific risks. In order to limit interest rate risk on forecasted borrowings, we may enter into interest rate swaps, forward starting swaps, forward rate agreements, interest rate locks and interest rate collars. We may also use derivative financial instruments to reduce foreign currency exchange rate risks to our earnings, cash flows and financial position arising from forecasted intercompany foreign currency denominated transactions and net investments in certain foreign operations. In order to limit foreign currency exchange rate risks associated with forecasted intercompany foreign currency denominated transactions, we may enter into cross-currency interest rate swaps. In order to limit foreign currency exchange rate risks associated with net investments in foreign operations, we may enter into foreign currency forward contracts. We may also use derivative financial instruments to reduce earnings volatility associated with other derivative financial instruments that are not designated as cash flow hedges. We do not use derivative financial instruments for speculative purposes.

Under purchased interest rate cap agreements, we make initial premium payments to the counterparties in exchange for the right to receive payments from them if interest rates exceed specified levels during the agreement period. Under sold interest rate cap agreements, we receive initial premium payments from the counterparties in exchange for the obligation to make payments to them if interest rates exceed specified levels during the agreement period. Under interest rate swap agreements, we and the counterparties agree to exchange the difference between fixed-rate and variable-rate interest amounts calculated by reference to specified notional principal amounts during the agreement period. Notional principal amounts are used to express the volume of these transactions, but the cash requirements and amounts subject to credit risk are substantially less.

Under cross currency interest rate swaps, we and the counterparties agree to exchange fixed amounts of foreign currencies calculated by reference to fixed interest rates and notional principal amounts during the agreement period. We also agree to exchange the notional amounts at the end of the agreement period. Under foreign currency forward contracts, we and the counterparties agree to exchange fixed amounts of foreign currencies at the end of the agreement period.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Parties to interest rate and foreign currency exchange agreements are subject to market risk for changes in interest rates and currency exchange rates and risk of credit loss in the event of nonperformance by the counterparty. We do not require any collateral under these agreements but deal only with highly rated financial institution counterparties (which, in certain cases, are also the lenders on the related debt) and expect that all counterparties will meet their obligations.

We measure derivative financial instruments at fair value and recognize these instruments as assets or liabilities on our balance sheet. We report changes in the values of the effective portions of derivative financial instruments designated as cash flow hedges and changes in the values of derivative financial instruments designated as economic hedges of net investments in foreign subsidiaries as components of other comprehensive income. We recognize changes in the values of the ineffective portions of cash flow hedges and all changes in the values of undesignated derivative financial instruments in earnings. We account for amounts receivable or payable under interest rate cap and swap agreements designated as cash flow hedges as adjustments to interest expense on the related debt. To qualify for hedge accounting, we must formally document the details of the hedging relationship at inception of the arrangement, including the risk management objective, hedging strategy, hedged item, specific risks that are being hedged, the derivative instrument and how we assess effectiveness. The derivative must be highly effective in offsetting either changes in fair value or cash flows, as appropriate, for the risk being hedged. We evaluate effectiveness on a retrospective and prospective basis based on quantitative measures of correlation. When we determine that a derivative has ceased to be highly effective as a hedge, we discontinue hedge accounting prospectively.

We discontinue hedge accounting prospectively when (i) we determine that the derivative is no longer effective in offsetting changes in the fair value or cash flows of a hedged item (including hedged items such as firm commitments or forecasted transactions); (ii) the derivative expires or is sold, terminated or exercised; (iii) it is no longer probable that the forecasted transaction will occur; (iv) a hedged firm commitment no longer meets the definition of a firm commitment; or (v) we determine that designating the derivative as a hedging instrument is no longer appropriate.

When we discontinue hedge accounting because we determine that the derivative no longer qualifies as an effective fair-value hedge, we will continue to carry the derivative on the balance sheet at its fair value but cease to adjust the hedged asset or liability for changes in fair value. When we discontinue hedge accounting because the hedged item no longer meets the definition of a firm commitment, we will continue to carry the derivative on the balance sheet at its fair value, removing from the balance sheet any asset or liability that we recorded to recognize the firm commitment and recording it as a gain or loss in current period earnings. When we discontinue hedge accounting because it is no longer probable that the forecasted transaction will occur in the originally expected period, the gain or loss on the derivative remains in accumulated other comprehensive income and we reclassify it into earnings when the forecasted transaction affects earnings. However, if it is probable that a forecasted transaction will not occur by the end of the originally specified time period or within an additional two month period of time thereafter, we immediately recognize in earnings the gains and losses that were accumulated in other comprehensive income. If we discontinue a cash flow hedge because the variability of the probable forecasted transaction has been eliminated, we will reclassify the net accumulated other comprehensive income to income over the term of the designated hedging relationship. Whenever we discontinue hedge accounting and the derivative remains outstanding, we will carry the derivative at its fair value on the balance sheet, recognizing changes in the fair value in current period earnings. Expenses recognized relating to changes in the time value of interest rate cap agreements were insignificant in 2005, 2004 and 2003.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Other comprehensive income: The following tables summarize components of other comprehensive income:

	2005	2004	2003
	(in thousands)
Net income	$11,659	$45,295	$37,638
Other comprehensive income (loss):
Derivatives designated as hedges	440	(10,118)	2,058
Currency translation adjustment	(16,835)	3,175	10,434

Total other comprehensive (loss) income	(16,395)	(6,943)	12,492

Total comprehensive (loss) income	$(4,736)	$38,352	$50,130

The currency translation adjustment represents the net currency translation adjustment gains and losses related to our European subsidiaries. Amounts are presented net of minority interest.

Financial instruments: The carrying values reflected on the consolidated balance sheet at December 31, 2005 and 2004 reasonably approximate the fair values of restricted cash, cash and cash equivalents, other assets, accounts payable and other liabilities, lines of credit and variable rate debt.

Based on the borrowing rates currently available to us for bank loans with similar terms and average maturities, we estimate the fair value of our fixed rate long-term debt was $648.8 million compared to a book value of $617.3 million at December 31, 2005. As of December 31, 2004, we estimated the fair value of our fixed rate long-term debt was $667.7 million compared to a book value of $619.5 million.

Financial assets that are exposed to credit risk consist primarily of accounts receivable and notes receivable. As of December 31, 2005 and 2004, notes receivable, which are included in other assets, consisted primarily of notes to finance the construction of certain properties and were secured by the properties. The carrying values of those notes approximate fair value, because the applicable interest rates approximate market rates for these loans. We adjust the value of notes that we consider are not collectible. In 2003, we recognized a $1.6 million impairment expense on the write-down of one note receivable. Accounts receivable from customers are included in other assets (see Note 7), and are not a significant component of total assets. Accounts are deemed past due based on payment terms. The allowance for doubtful accounts represents management’s estimate and is based on historic losses, recent collection history of individual customers, foreclosure recovery experience for each storage center and economic conditions. We write-off delinquent accounts to the extent and at the time we deem them to be not recoverable.

Financial instruments with characteristics of both liabilities and equity: We adopted the requirements of SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity,” in the third quarter of 2003, and there was no impact on our financial position, operating results or cash flows. However, the minority interests associated with certain of our consolidated joint ventures and our European subsidiaries that have finite lives under the terms of the partnership agreements represent mandatorily redeemable interests as defined in SFAS No. 150. As of December 31, 2005 and 2004, the aggregate book value of these minority interests in finite-lived entities on our consolidated balance sheet was $105.3 million and $158.4 million, respectively and we believe that the estimated aggregate settlement value of these interests was approximately $213.2 million and $210.0 million, respectively. This amount is based on the estimated liquidation values of the assets and liabilities and the resulting proceeds that we would distribute to our joint venture partners assuming dissolution as of December 31, 2005. As required under the terms of the respective partnership agreements, subsequent changes to the estimated fair value of the assets and liabilities of the consolidated joint

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ventures will affect our estimate of the aggregate settlement value. The partnership agreements do not limit the amount to which the minority partners would be entitled in the event of liquidation of the assets and liabilities and dissolution of the respective partnerships.

Stock-based compensation expense. At December 31, 2005, we had stock based employee compensation plans, which are described more fully in Note 16 to the financial statements. We account for stock based compensation under APB Opinion No. 25, “Accounting for Stock Issued to Employees.” We adopted the disclosure provisions of SFAS No, 148, “Accounting for Stock Based Compensation Transition and Disclosure,” which amends SFAS No. 123, “Accounting for Stock Based Compensation.”

The following table reflects pro forma net income as if we had recognized stock-based compensation expense using the fair value method in accordance with SFAS No. 123.

	2005	2004	2003
	(in thousands except per share data)
Net income:
As reported	$11,659	$45,295	$37,638
Add: Stock based compensation expense	2,751	3,433	1,150
Less: Pro forma stock based compensation expense	(4,315)	(4,502)	(2,132)

Pro forma net income	$10,095	$44,226	$36,656

Basic net (loss) income available to common shareholders per share:
As reported	$(0.01)	$0.72	$0.63
Pro forma	(0.04)	0.70	0.61
Diluted net (loss) income available to common shareholders per share:
As reported	$(0.01)	$0.71	$0.62
Pro forma	(0.04)	0.69	0.60

Recent accounting pronouncements: In December 2004, the FASB issued SFAS No. 123R, “Share-Based Payment,” a revision of SFAS No. 123. This statement disallows APB Opinion No. 25’s intrinsic value method of accounting for share based compensation awards and generally requires entities to recognize the cost of employee services received in exchange for awards of equity instruments based on the fair value of those awards as of their grant date. We will adopt the provisions of SFAS 123R as of January 1, 2006 using the modified prospective method. Under the modified prospective method, compensation cost is recognized beginning with the effective date for all share-based payments granted after the effective date and for the unamortized portion of all awards granted to employees prior to the effective date of SFAS No. 123R. Under SFAS No. 123R, we will recognize stock-based compensation expenses related to our stock option plans and our Employee Stock Purchase Plan that were previously only subject to disclosure. We are still evaluating the impact of adopting SFAS No. 123R on our financial position and operating results in 2006. We believe that the disclosure of pro-forma results required under SFAS No. 123 approximates our results if we had adopted the provisions of SFAS 123R as of January 1, 2003.

In October 2005, the FASB issued FASB Staff Position (FSP) FAS 13-1 “Accounting for Rental Costs Incurred during a Construction Period,” which is effective for lease agreements entered into after January 1, 2006. This FSP clarifies that rental costs incurred during the period of construction of an asset on leased property should not be capitalized; rather they should be recognized as rental expense in the same manner as rental costs incurred after the construction period. However, to the extent a lessee accounts for rental of real estate projects

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under SFAS No. 67, “Accounting for Costs and Initial Rental Operations of Real Estate Projects,” it should continue capitalizing rental costs. We lease under operating leases certain parcels of land and buildings on which we develop storage centers or perform certain construction improvements. We have historically capitalized rental costs during the construction period on such properties. We account for real estate projects involving our development and construction of self-storage facilities under SFAS No. 67; therefore, we do not believe that the adoption of this FSP will have a material impact on our financial position, operating results or cash flows.

In June 2005, the FASB issued EITF Issue No. 04-5, “Determining Whether a General Partner, or the General Partners as a Group, Controls a Limited Partnership or Similar Entity When the Limited Partners Have Certain Rights.” In light of guidance provided in FIN 46R regarding “kick-out” rights in the context of evaluating variable interests and consolidation of variable interest entities, EITF 04-5 clarifies when a sole general partner should consolidate a limited partnership. EITF 04-5 provides authoritative guidance for purposes of assessing whether a limited partner’s rights are important rights that, under SOP 78-9, might preclude a general partner from consolidating a limited partnership. For general partners of all new limited partnerships formed and for existing limited partnerships for which the partnership agreements are modified, EITF 04-5 is effective after June 29, 2005. For general partners in all other limited partnerships, the guidance in this Issue was effective no later than the beginning of the first reporting period in fiscal years beginning after December 15, 2005. We do not believe that the adoption of EITF 04-5 will have a material impact on our financial position, operating results or cash flows.

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections—a replacement of APB Opinion No. 20 and FASB Statement No. 3.” This statement replaces APB Opinion No. 20, “Accounting Changes,” and SFAS No. 3, “Reporting Accounting Changes in Interim Financial Statements,” and changes the requirements for the accounting for and reporting of a voluntary change in accounting principle. It also applies to changes required by an accounting pronouncement in the instance that the pronouncement does not include specific transition provisions. APB Opinion No. 20 previously required that most voluntary changes in accounting principle be recognized by including in net income of the period the cumulative effect of changing to the new accounting principle. SFAS No. 154 requires retrospective application of changes in accounting principle to prior periods’ financial statements, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. We will adopt the provisions of SFAS No. 154 as of January 1, 2006 and we do not believe this statement will have a material impact on our financial position, operating results or cash flows.

In March 2005, the FASB issued FASB FIN 47, “Accounting for Conditional Asset Retirement Obligations.” FIN 47 clarifies that the term “conditional asset retirement obligations” as used in SFAS No. 143, “Accounting for Asset Retirement Obligations,” refers to a legal obligation to perform an asset retirement activity in which the timing and/or method of settlements are conditional on a future event that may or may not be within the control of the entity. FIN 47 indicates that an entity must record a liability for a conditional asset retirement obligation if the fair value of the obligation can be reasonably estimated and also clarifies when an entity should have sufficient information to reasonably estimate the fair value of an asset retirement obligation. This interpretation was effective October 1, 2005. The adoption of FIN 47 had no material impact on our financial position, operating results or cash flows.

In December 2004, the FASB issued SFAS No. 153, “Exchanges of Nonmonetary Assets,” an amendment of APB Opinion No. 29, “Accounting for Nonmonetary Transactions.” This statement eliminates the exception to the measurement at fair value for exchanges of similar productive assets and replaces it with an exception for exchange transactions that lack economic substance. The provisions of this statement were effective for transactions occurring after June 15, 2005 and have been applied prospectively. Accordingly, any exchange of

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

properties or interests in properties needs to be evaluated for economic substance. The adoption of SFAS No. 153 had no material impact on our financial position, operating results or cash flows.

Note 3—Variable Interest Entities and Cumulative Effect of Change in Accounting Principle

Under FIN 46R, a VIE must be consolidated by a company if that company is subject to a majority of the expected losses from the VIE’s activities or entitled to receive a majority of the entity’s residual returns or both. FIN 46R also requires disclosures about VIEs that a company is not required to consolidate, but in which it has a significant variable interest. We adopted FIN 46R as of January 1, 2004.

Prior to June 30, 2005, we had direct and indirect ownership interests in Shurgard Self Storage SCA (Shurgard Europe) of 87.23%. We assessed Shurgard Europe under the provisions of FIN 46R and concluded that it met the definition of a VIE. We also concluded that we were the primary beneficiary effective as of June 2003. As a result, we began consolidating Shurgard Europe in our financial statements beginning January 1, 2004. On June 30, 2005, we acquired the remaining 12.77% ownership interests in Shurgard Europe at a purchase price of approximately $97.4 million in cash. Accordingly, as of June 30, 2005, Shurgard Europe became a wholly-owned subsidiary and is no longer a VIE.

Shurgard Europe has created two joint venture entities: First Shurgard SPRL (First Shurgard) formed in January 2003 and Second Shurgard SPRL (Second Shurgard) formed in May 2004. Those joint ventures are expected to develop or acquire up to approximately 75 storage facilities in Europe. Shurgard Europe has a 20% interest in each of these ventures. We have also determined that First Shurgard and Second Shurgard are each VIEs, of which Shurgard Europe is the primary beneficiary. Accordingly, First Shurgard has been consolidated in our financial statements since January 1, 2004, and Second Shurgard has been consolidated since inception. At December 31, 2005, First Shurgard and Second Shurgard had aggregate total assets of $330.7 million, total liabilities of $212.5 million, and credit facilities collateralized by assets with net book value of $310.9 million (see Note 9). As of December 31, 2005, First Shurgard’s and Second Shurgard’s creditors had no recourse to the general credit of Shurgard or Shurgard Europe other than certain loan commitments. Under those commitments, Shurgard could subscribe to up to $20 million and an additional €5.0 million ($5.9 million as of December 31, 2005) in preferred bonds in a potential event of default of First Shurgard in addition to a €2.5 million ($3.0 million as of December 31, 2005) working capital facility. We have an option to put 80% of the bonds issued by First Shurgard to Crescent Euro Self Storage Investments, Shurgard Europe’s partner in the joint venture.

In October 2004, Self-Storage Securitisation B.V. (Securitisation BV), a Dutch limited liability entity in which Shurgard and its subsidiaries have no ownership interest, was formed to issue €325 million in floating rate investment grade bonds. This entity receives interest under a note of a similar amount with Shurgard Europe and holds certain derivatives instruments to hedge its interest rate exposure on the bonds. We determined that Securitisation BV is a VIE of which Shurgard Europe is the primary beneficiary based on the activity of this entity and the fact that the notes issued by Securitisation BV are collateralized by assets of Shurgard Europe. We have consolidated this entity since its inception.

Upon adoption of FIN 46R in 2004, we recognized a cumulative effect of change in accounting principle of approximately $2.3 million relating to the consolidation of First Shurgard. This is the result of eliminating all intercompany profits from inception of First Shurgard in 2003 as required under FIN 46R. Prior to adoption of FIN 46R, we eliminated our 20% ownership share of intercompany profits.

We do not believe that any of our other investees in which we do not hold a majority voting interest are VIEs under the provisions of FIN 46R.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Note 4—Storage Centers

The following table summarizes our operating storage centers at December 31, 2005 and 2004:

	As of December 31,
	2005	2004
	(in thousands)
Land	$675,379	$662,458
Building	2,487,831	2,405,370
Equipment & Other	81,048	75,660

	$3,244,258	$3,143,488

During 2005, we purchased the remaining third party interest in Shurgard Europe, opened sixteen new storage centers, acquired ten storage centers and completed five major redevelopment projects on existing storage centers. We also sold five storage centers, including two that were classified as properties held for sale as of December 31, 2004. As of December 31, 2005, we had two storage centers and seven parcels of land held for sale with a carrying value of $6.8 million (see Note 25). Construction in progress at December 31, 2005, consisted primarily of nine storage centers under construction and redevelopment projects for two existing storage centers, compared to five storage centers under construction and six redevelopments as of December 31, 2004.

Acquisitions

We completed the following acquisitions in 2005:

•	We recorded $47.0 million additions to storage centers related to our acquisition of the remaining third party interest in Shurgard Europe (See Note 5).

•	We acquired one storage center, for a purchase price of $3.0 million, in North Carolina through Shurgard/Morningstar Storage Centers, LLC, one of our consolidated subsidiaries of which we own 74%. Also, we completed the purchase of six storage centers in North Carolina for an aggregate purchase price of $26.0 million. These storage centers are managed by affiliates of certain members of Shurgard/Morningstar Storage Centers, LLC that are unrelated to Shurgard.

•	During 2005, we acquired Central Parkway Storage, Inc. (CPI), which owns two storage properties in Florida. We had a preexisting relationship with the shareholders of CPI and as part of the transaction we settled approximately $1.2 million of liabilities due to them. We also settled an option we had to acquire an interest in a property owned by them and recorded a gain on that option of approximately $560,000. The net consideration we issued in these transactions was approximately $10.4 million and consisted of 127,684 shares of common stock ($5.5 million) and cash ($4.9 million). We allocated $9.8 million of the consideration to storage centers and related assets. We also agreed to provide the sellers of CPI, at their request, a line of credit collateralized by the stock issued in the acquisition for up to 50% of the value of such stock for a term not to exceed 13 months with monthly interest payable at prime. No advances have been made under this facility.

•

We have an agreement with a California developer under which it purchases sites in southern California and constructs storage centers on them according to our specifications. On completion of the rent-up period, we have the option to purchase the storage centers. In 2005, we contributed three storage centers to one of the joint ventures. The development manager of these storage centers contributed an additional storage center in California (subject to a mortgage due to us) to the venture. We cancelled the mortgage on that storage center and received an approximate 85% interest in the venture; our partner received an

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

approximate 15% interest in the venture. We agreed to lend up to $10.0 million to this developer to fund the construction of two properties, secured by the properties developed. As of December 31, 2005, the developer had drawn $9.4 million, which is included in other assets.

In 2005, we recognized assets for acquired non-compete agreements of $3.4 million on the above described acquisitions.

In 2004, we acquired eight storage centers through various acquisition transactions for an aggregate cost of $59.4 million, of which $35.8 million was settled in cash.

Minnesota Mini-Storage

On June 30, 2003, we acquired five entities owning a total of 19 self-storage centers located in Minnesota and operated under the name of Minnesota Mini-Storage in order to establish market presence in that state. We have included the results of Minnesota Mini-Storage in our consolidated financial statements since that date. We accounted for this acquisition as a purchase transaction.

Assuming we had acquired Minnesota Mini-Storage at the beginning 2003, pro forma income for continuing operations and net income would have exceeded reported amounts for 2003 by approximately $3.1 million or $0.05 per share for basic and diluted.

Other storage center activity

In 2005, we completed the sale of five storage centers: one in Arizona, one in California and three in Washington, for aggregate total proceeds of approximately $24.8 million and aggregate gains of $11.8 million.

We determined that the net book value of certain properties exceeded their fair value less costs to sell. Accordingly, we recorded an impairment loss for these properties of $420,000, $80,000 and $9.9 million in 2005, 2004 and 2003, respectively.

Additionally, the closure of warehouses of our containerized storage operations (see Note 11) caused us to evaluate the assets associated with these warehouses. As a result, we recognized equipment impairment losses related to these warehouses of $650,000 in 2003. We also recorded losses from write-offs of development costs on several projects of $2.9 million, $2.8 million and $1.2 million in 2005, 2004 and 2003.

Note 5—Investment in Shurgard Europe

We operate in seven European countries through our subsidiary Shurgard Europe. Through April 2003 our ownership interest in Shurgard Europe was 7.57%. During the period from April 2003 through December 31, 2003 we increased our ownership interest to 85.47% through several acquisition transactions and further increased our ownership interest in 2004 to 87.23%. On June 30, 2005, we acquired the remaining interest in Shurgard Europe for a purchase price of $97.4 million in cash, net of the minority interest partner’s share of intercompany debt between Shurgard Europe and Shurgard (approximately $8.1 million). The purchase price and direct acquisition costs exceeded the carrying value of the related minority interest by approximately $50.2 million of which we allocated $47.0 million to the storage centers owned by Shurgard Europe and its subsidiaries based on the properties’ fair values. We allocated the remaining $3.2 million to goodwill associated with Shurgard Europe’s underlying reporting units. We acquired this interest in order to gain full control of Shurgard Europe so that we can direct its future activities. We also expect to consolidate certain functions and, over the longer term, eliminate certain redundant costs.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Shurgard Europe conducts its development growth through two 20% owned consolidated joint ventures First Shurgard and Second Shurgard (see Note 3). These joint ventures had total equity commitments of €100 million ($118.4 million as of December 31, 2005) each, of which €2.4 million and €55.2 million ($2.8 million and $65.4 million as of December 31, 2005) remained to be drawn for First Shurgard and Second Shurgard, respectively, at December 31, 2005.

As of December 31, 2005, Shurgard Europe and its subsidiaries owned, managed or leased 149 properties containing approximately 7.9 million rentable square feet in seven European countries.

As discussed in Note 3, upon the adoption of FIN 46R, we started consolidating Shurgard Europe and First Shurgard as of January 1, 2004, and we started consolidating Second Shurgard at its inception in May 2004. We previously accounted for our investments in Shurgard Europe and First Shurgard using the equity method of accounting.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Shurgard Europe financial information

Following are summarized statements of operations for Shurgard Europe and its subsidiaries. We have eliminated in consolidation with Shurgard, interest income related to the preferred bonds of Shurgard Europe (see Note 23) of $8.7 million, $8.0 million and $6.9 million for the years ended December 31, 2005, 2004 and 2003.

Shurgard Self Storage S.C.A. (3)

Consolidated Statements of Operations

	2005	2004 (1)	2003 (1)
	(in thousands)
Revenue
Storage center operations	$124,928	$101,532	$70,118
Other revenue	101	219	11,376

Total revenue	125,029	101,751	81,494

Expenses
Operating	83,793	74,250	50,373
Real estate development	7,396	4,592	8,928
Depreciation and amortization	24,831	21,090	19,433
Impairment and abandoned project losses	2,294	2,226	1,422
General, administrative and other	8,151	6,509	6,181

Total expenses	126,465	108,667	86,337

Loss from operations	(1,436)	(6,916)	(4,843)
Other Income (Expense)
Interest expense	(44,475)	(36,091)	(36,171)
Loss on derivatives	(4,073)	(1,244)	—
Foreign exchange (loss) gain	(8,034)	4,930	9,830
Interest income and other	224	605	1,520

Other expense, net	(56,358)	(31,800)	(24,821)

Loss before minority interest and income taxes	(57,794)	(38,716)	(29,664)
Minority interest (2)	19,832	13,334	—
Income tax expense	(253)	(46)	(202)

Net loss before cumulative effect of accounting change	(38,215)	(25,428)	(29,866)
Cumulative effect of a change in accounting principle	—	(2,339)	—

Net loss	$(38,215)	$(27,767)	$(29,866)

(1)	Certain prior years’ amounts have been reclassified to conform to the current presentation with no effect on net loss.
(2)	The minority interest represents approximately 80% of the losses attributable to Shurgard Europe’s joint ventures.
(3)	The financial information is presented as used for consolidation purposes with Shurgard and is not representative of Shurgard Europe’s financial information in U.S. GAAP on a stand-alone basis.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Note 6—Goodwill

In 2005, we recognized $3.2 million of goodwill associated with Shurgard Europe’s underlying reporting units upon acquisition of our minority partner’s share of Shurgard Europe (see Note 5).

In 2003, we determined that the remaining goodwill on Storage To Go, LLC (STG), a company that held our containerized storage operations, was fully impaired due to the closure of this activity. As a result, we recorded an impairment loss of $490,000 in 2003.

Note 7—Other Assets and Accounts Payable and Other Liabilities

The following table summarizes other assets by category:

	As of December 31,
	2005	2004
	(in thousands)
Financing costs, net of accumulated amortization of $22,852 in 2005 and $19,121 in 2004	$34,121	$39,976
Trade receivable, net of allowance of $4,681 in 2005 and $3,393 in 2004	14,964	13,206
Prepaid expenses	14,751	15,300
Software costs, net of accumulated amortization of $3,056 in 2005 and $2,134 in 2004	14,638	10,551
Notes receivable	13,868	16,956
Non-competition, trademark and management agreements, net of accumulated amortization of $9,827 in 2005 and $8,464 in 2004	4,186	912
Other accounts receivable	10,958	12,560
Other real estate investments (1)	26	738
Derivatives—assets (see Note 14)	4,709	11,234
Other assets, net of accumulated amortization of $1,575 in 2005 and $2,039 in 2004	7,027	6,771

Total other assets	$119,248	$128,204

(1)	We had an investment in one domestic unconsolidated entity accounted for using the equity method as of December 31, 2004. We sold our investment in that subsidiary in July 2005.

The major components of our amortizable intangible balances are software costs and non-compete agreements, trademark and management agreements. Amortizable intangibles are included in other assets as presented above. We recognized amortization expenses on these intangibles of $2.9 million, $1.4 million and $1.3 million in 2005, 2004 and 2003. The following table summarizes our estimated amortization expense for intangible assets over the next five years (in thousands):

2006	$4,024
2007	4,161
2008	2,916
2009	2,389
2010	1,836

$15,326

SHURGARD STORAGE CENTERS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The following table presents the components of accounts payable and other liabilities:

	As of December 31,
	2005	2004
	(in thousands)
Accounts payable	$17,937	$22,029
Accrued real estate taxes	12,652	11,620
Accrued personnel cost	15,711	13,124
Accrued interest	15,330	14,164
Prepaid revenue and deposits	28,641	27,489
Taxes payable	15,765	18,086
Accrued expense related to exploration of strategic alternatives	11,350	—
Derivatives—liabilities (see Note 14)	23,997	41,675
Other accrued expenses and liabilities	40,052	32,465

Total accounts payable and other liabilities	$181,435	$180,652

Note 8—Lines of Credit

The following table summarizes our lines of credit:

	December 31, 2005	December 31, 2004	Weighted Average interest rate at December 31, 2005	Weighted Average interest rate at December 31, 2004
	(in thousands)
Unsecured domestic line of credit	$233,500	$297,300	5.46%	3.52%
Unsecured domestic term loan credit facility	350,000	100,000	5.76%	3.53%

	$583,500	$397,300	5.64%	3.52%

In 2005, we entered into a three-year unsecured domestic credit agreement, which includes a revolving credit facility with a group of banks to borrow up to $350 million and a $350 million term loan facility that matures in February 2008. We borrowed the entire available $350 million on the term loan facility and used the proceeds to fund the acquisition of the remaining interest in Shurgard Europe (See Note 5), to finance other acquisitions (See Note 4) and the development of certain of our properties, and to repay borrowings under the revolving credit facility. The revolving credit facility can be extended for one year at our option for a fee. The revolving credit facility and the term loan require monthly interest payments at LIBOR plus 0.90% and LIBOR plus 1.10%, respectively, at December 31, 2005. Downgrades made by bond rating agencies in July 2005 to our senior unsecured debt rating resulted in an increase of 0.2% (included in above rates) in our interest rate on the domestic line of credit and term loan agreements. As of December 31, 2005, availability under the revolving credit facility was $116.5 million. The domestic credit agreement requires us to maintain quarterly maximum total debt and secured debt to gross asset value ratios and minimum adjusted EBITDA to fixed charges and unencumbered net operating income to unsecured interest expense ratios. The financial covenants also require us to maintain a minimum tangible net worth. A breach of these covenants and other various covenants may result in an acceleration of the maturity of amounts outstanding. The domestic credit agreement restricts our distributions to a maximum of 105% of Adjusted Funds from Operations (Adjusted FFO) for up to four consecutive quarters; after that it must not exceed 95% of Adjusted FFO. Adjusted FFO is defined in the domestic credit agreement as (i) net income (calculated in accordance with GAAP) excluding non-recurring

SHURGARD STORAGE CENTERS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

gains and losses on or from operating properties; plus (ii) depreciation and amortization; and after adjustments for unconsolidated subsidiaries. Adjusted FFO excludes the effects of charges and costs associated with the takeover proposal and exploration of strategic alternatives. Contributions to Adjusted FFO from unconsolidated subsidiaries are reflected in Adjusted FFO in proportion to borrower’s share of such unconsolidated subsidiaries. The quarterly distributions did not reach 95% of the Adjusted FFO in 2005. As of December 31, 2005, we were in compliance with these financial covenants.

As of December 31, 2004, we had an unsecured domestic line of credit to borrow up to $360 million, an unsecured term loan agreement for an additional $100 million and an unused line of credit for the Storage Center Trust available for the financing of the properties under our tax retention operating leases. These facilities required monthly interest payments at LIBOR plus 1.25%. Both facilities matured on February 26, 2005 and we refinanced them with borrowings on our new credit facilities discussed above.

Note 9—Notes Payable

Notes payable consisted of the following:

	As of December 31,
	2005	2004
	(in thousands)
Domestic Notes payable (1)
5.875% senior unsecured notes due in 2013	$200,000	$200,000
7.75% senior unsecured notes due in 2011	200,000	200,000
7.625% senior unsecured notes due in 2007	50,000	50,000
Fixed rate mortgage notes payable	167,331	169,510
Maturity dates range from 2006 to 2015
Interest rates range from 4.95% to 8.9%
Variable rate mortgage notes payable	81,410	75,231
Maturity dates range from 2006 to 2010
Interest rates range from 6.29% to 7.25%
European Notes payable (1)
Collateralized €325 million notes payable due in 2011	384,889	443,299
Interest rate of 2.68% (EURIBOR + 0.51%)
First Shurgard and Second Shurgard	185,931	137,764
Senior credit agreements
Maturity dates range from 2008 to 2009
Interest rate of 4.58% (EURIBOR + 2.25%)
Capital leases	6,010	11,112
Maturity dates range from 2011 to 2052
Interest rates range from 6% to 14%

	1,275,571	1,286,916
Discount on domestic senior notes payable	(610)	(695)
Premium on domestic mortgage notes payable	759	981

Total Notes Payable	$1,275,720	$1,287,202

(1)	All maturities and interest rates are as of December 31, 2005.

First Shurgard and Second Shurgard have senior credit agreements denominated in euros to borrow, in aggregate, up to €272.5 million ($322.7 million as of December 31, 2005). As of December 31, 2005, the

SHURGARD STORAGE CENTERS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

available amount under those credit facilities was, in aggregate, €115.5 million ($136.8 million). Our draws under the First Shurgard and Second Shurgard credit facilities are determined on a development project basis and can be limited if the completion of projects is not timely and if we have certain cost overruns. The credit facilities also require us to maintain a maximum loan to value of the collateral ratio and a minimum debt service ratio. In December 2004, we notified the agent for the lenders of First Shurgard’s credit facility that First Shurgard would require modifications to certain of its covenants in order to be in compliance. The lenders agreed to modifications of these covenants in February 2005. No default or acceleration of the credit facility was declared by the lenders. As of December 31, 2005, we were in compliance with the revised covenants. Borrowings under both the First Shurgard and Second Shurgard credit facilities were such that they could only be used to fund property development costs of First Shurgard and Second Shurgard. In January 2006, we amended Second Shurgard’s credit agreement such as to allow for borrowings for up to €21.9 million ($25.9 million as of December 31, 2005) to be used for acquisition of existing self-storage properties including properties under capital leases.

In December 2005, we renewed a domestic variable rate mortgage note payable at maturity. The note is collateralized by 21 self-storage properties and bears interest of LIBOR plus 1.5%. This amendment increased the principal amount of the borrowing by $0.7 million to $67.0 million and extended the term to December 2008.

In February 2005, we entered into one new domestic mortgage agreement to partially finance the purchase of a storage center in North Carolina (see Note 4). This $2.2 million note matures in February 2010 and bears monthly interest of LIBOR plus 2%. At December 31, 2005, we had three loan agreements to develop three new properties. We had drawn $3.5 million under these loans and $5.0 million remained available for draw. Also, in July 2005, we refinanced two of our fixed interest rate mortgages into one new $3.1 million fixed interest rate mortgage bearing a 4.95% interest rate and maturing in August 2015.

As of December 31, 2005 and 2004, our notes payable were collateralized by storage centers with net book values of $1.42 billion and $1.18 billion, respectively.

At December 31, 2005, scheduled amortization and maturities of all notes payable, excluding capital leases, for the next five years and thereafter were as follows (in thousands):

Year	Total
2006	$9,226
2007	64,310
2008	230,542
2009	37,976
2010	10,631
Thereafter	916,876

$1,269,561

Participation Rights

In 2000 and prior, we formed joint ventures in which our partners’ rights, including rights to redeem their interests at amounts determined in the related agreements, were substantively participating mortgages. We accounted for these joint ventures as financing arrangements, and, as such, recognized all activities related to those properties in our financial statements. On the formation of the ventures, we recognized participation rights liabilities and related discounts on the underlying liabilities for the estimated fair values of the partners’ shares of the joint ventures based on the best evidence available to us. The discounts were amortized as a component of

SHURGARD STORAGE CENTERS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

interest expense based on estimated dates of redemptions. We retired our remaining participation rights in December 2004, when we acquired our joint venture partner’s interest. In 2004 and 2003, we recognized $1.1 million and $5.5 million, respectively, in amortization income. The adjustments to amortization were based on re-evaluations of our estimated participation rights liability each period based on the performance of the related properties and estimates of the rights’ retirement dates. Also, in 2003 we recognized a $7.5 million impairment loss in relation with four properties associated with these participation rights.

Note 10—Lease Obligations

We lease certain parcels of land, buildings and equipment. We also have five properties in Belgium and the Netherlands under capital leases with purchase options on the Belgian properties exercisable in 2011 and 2022. The future minimum rental payments required under these leases are as follows (in thousands):

	Operating leases (1)	Capital leases	Total
2006	$9,509	$618	$10,127
2007	8,512	630	9,142
2008	7,265	642	7,907
2009	6,584	654	7,238
2010	5,200	604	5,804
Thereafter	143,852	33,784	177,636

	$180,922	$36,932	$217,854

(1)	Certain of our European land operating leases have indefinite terms or extension options exercisable at discretion of the lessee. For such land leases we have disclosed operating lease obligations over the estimated useful life of the related property.

The present value of net minimum capital lease payments at December 31, 2005, was as follows (in thousands):

Present value of net minimum capital lease payments
Capital lease total future payments	$36,932
Amount representing interest	(30,922)

Present value of net minimum capital lease payments	$6,010

Expenses under operating leases were approximately $8.4 million, $6.3 million and $5.6 million for the years ended December 31, 2005, 2004 and 2003, respectively. Certain of our land leases include escalation clauses, and we recognize related lease expenses on a straight-line basis. Several of our lease agreements have rent amounts contingent on our storage centers’ revenue. Our lease expense due to contingent rent was $280,000, $150,000 and $180,000, in 2005, 2004 and 2003, respectively.

The net book value of properties under capital leases was $6.1 million and $9.8 million as of December 31, 2005 and 2004, respectively, net of accumulated depreciation of $1.2 million and $2.9 million, respectively. We recognize depreciation expense on these properties in depreciation and amortization on the consolidated statements of operations.

SHURGARD STORAGE CENTERS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Note 11—Restructuring and Exit Costs

Upon acquiring the remaining minority interest, we announced a plan to change the management structure of Shurgard Europe, including the consolidation of certain national offices, and recorded charges associated with these activities, including certain termination benefits payable to certain involuntarily terminated employees and lease termination costs relating to certain leased office facilities that we ceased using in 2005. Under this plan, we also announced that we would undertake further cost reduction initiatives through the end of 2007. In 2005, we started implementing cost reductions by consolidating certain departments and we reduced the number of positions in operations management, real estate and finance groups in various countries. We recorded the charges related to these cost reduction initiatives as the various initiatives take effect. We also recognized a liability for lease termination costs based on the remaining rental payments under the lease less estimated market sublease payments we might receive should we sublease the space. The operating leases for facilities we have ceased to use expire in 2009. Under this plan, we recognized expenses of $2.4 million in 2005, including $2.0 million in severance payments and $0.4 million for lease obligations that are included in general administrative and other on our consolidated statement of operations. As of December 31, 2005, we had an outstanding liability of $630,000. We expect to incur additional expenses in 2006 and 2007 as further reorganization decisions are made.

In December 2001 and 2003, our board of directors approved exit plans to discontinue our containerized storage operations. In connection with these decisions, we accrued incremental costs expected to be incurred during the closing of the warehouses affected by our exit plan. As of December 31, 2005, we had a remaining liability under warehouse operating lease obligations through 2008. The liability is recognized at its fair value for the remaining lease rentals, reduced by estimated sublease rentals and is reevaluated periodically. As of December 31, 2005, we had entered into subleasing agreements for all seven warehouses, including some on a month-to-month basis.

Since 2001, we have incurred $5.3 million of exit costs related to containerized storage operations. The following table summarizes costs incurred for exiting our containerized storage operations since January 2003:

(in thousands)
Total accrued exit costs as of January 1, 2003	$1,019
Payments made	(507)

Total accrued exit costs as of December 31, 2003	512
Exit costs	2,276
Payments made	(1,304)

Total accrued exit costs as of December 31, 2004	1,484
Exit costs	271
Payments made	(982)

Total accrued exit costs as of December 31, 2005	$773

Note 12—Income Taxes

We elected to be taxed as a REIT under the Internal Revenue Code commencing with our taxable year ended December 31, 1994. As a REIT, we generally will not be subject to corporate level federal income tax on taxable income we distribute to our shareholders. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income taxes at regular corporate rates (including any applicable alternative minimum tax) and may not qualify as a REIT for four subsequent years. Even if we qualify for taxation as a REIT, we are subject to certain state and local taxes on income and property, and to federal income and excise taxes on undistributed taxable income. In addition, taxable income from non-REIT activities managed through our taxable REIT

SHURGARD STORAGE CENTERS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

subsidiaries is subject to federal, state and local income taxes and our European subsidiaries are subject to certain income taxes in the respective jurisdictions of the countries in which they operate. As of December 31, 2005, we believe we were in compliance with REIT requirements.

The following reconciles our net income to the adjusted REIT taxable income:

	2005 (estimate)	2004 (actual)	2003 (actual)
	(in thousands)
Net income	$11,659	$45,295	$37,638
Adjustments to earnings of European subsidiaries	53,680	39,775	20,329
Costs related to takeover proposal and exploration of strategic alternatives	13,775	—	—
Stock grant compensation	(5,168)	(4,782)	(2,353)
Settlement reserves	(2,693)	2,790	144
Investment in U.S. partnerships and joint ventures	2,280	365	9,055
Travel and entertainment	302	273	222
Unrealized (gain) loss on financial instruments	(1,951)	(630)	2,194
Adjustments to earnings of taxable REIT subsidiaries	(749)	218	3,035
Depreciation and amortization	10,702	9,860	597
Gain on disposition of assets	284	193	2,540
Workmen’s compensation	(343)	1,840	1,336
Unrealized loss (gain) on foreign exchange	2,473	(2,172)	(230)
Professional fees	843	(2,749)	4,781
Prepaid rent	(143)	307	314
Section 162(m) limitation	183	1,171	—
Accrued compensation	846	915	453
Other items	71	68	(208)

Adjusted REIT taxable income subject to the 90% distribution requirement	$86,051	$92,737	$79,847

For income tax purposes, distributions paid to common shareholders consist of ordinary income, capital gains, return of capital or a combination thereof. For the years ended December 31, 2005, 2004 and 2003, distributions paid per share were taxable as follows:

	2005		2004		2003
	Amount	Percentage	Amount	Percentage	Amount	Percentage
Ordinary income	$1.47	65.9%	$1.52	69.4%	$1.67	77.7%
Capital gains	0.22	9.9%	0.32	14.6%	0.06	2.8%
Return of capital	0.54	24.2%	0.35	16.0%	0.42	19.5%

	$2.23	100.0%	$2.19	100.0%	$2.15	100.0%

Additionally, during 2005 we paid dividends on our Series C and Series D cumulative redeemable preferred stock of $1.63 and $1.64 per share, respectively. Of these amounts, 87.0% consisted of ordinary dividends and 13.0% consisted of capital gain dividends.

In 2005, we transferred ownership interests of certain properties from a taxable entity to the REIT and recorded approximately $410,000 of U.S. federal and state income tax expense related to this transaction. Also,

SHURGARD STORAGE CENTERS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

certain European subsidiaries have started generating taxable income resulting in income tax expense in 2005. In 2003, we recognized a $1.6 million tax expense for Recom, a Belgian subsidiary that we started consolidating that year. As of December 31, 2005 and 2004, we had tax liabilities of $870,000 and $1.9 million, respectively. Consolidated U.S. income from continuing operations before income tax expense was $27.8 million, $63.6 million and $40.7 million for 2005, 2004 and 2003, respectively. The corresponding amounts from foreign based operations were losses of $27.7 million, $34.1 million and $3.8 million, respectively.

Our income tax expense consisted of the following components:

	2005	2004	2003
	(in thousands)
Federal	$386	$27	$—
State	73	—	—
Foreign	177	45	1,611

Total income tax expense	$636	$72	$1,611

The components of deferred tax assets (liabilities) for Shurgard’s taxable operations are included in the table below. As of December 31, 2005 and 2004, we had established a valuation allowance for the value of our deferred tax assets. Given the history of losses of our taxable operations, we have concluded there is insufficient evidence at this point to justify recognition of the benefits of these deferred tax assets on our books. Our domestic TRS entities have started to generate taxable income, which resulted in a reduction of our domestic deferred tax assets as of December 31, 2005 compared to 2004. As of December 31, 2005, we had U.S. federal net operating loss carryforwards of $24.1 million that will expire starting in 2012. Additionally, as of December 31, 2005, we had U.S. state and local net operating loss carryforwards of $11.8 million that will start expiring in 2006. We had $307.4 million of net operating loss carryforwards from our European operations as of December 31, 2005. This amount may be carried forward indefinitely. On March 6, 2006, we entered into an Agreement and Plan of Merger (see Note 22) with Public Storage, Inc., that contemplates a merger whereby we will be merged with and into a subsidiary of Public Storage, Inc. Upon merger it is possible that part of the net operating loss carryforwards described above could be lost, in whole or in part, depending upon the type of transaction.

The foreign and domestic components of our net deferred tax asset were as follows:

	2005	2004
	(in thousands)
Domestic	$9,627	$10,592
Foreign	95,062	77,019

Net deferred tax asset before valuation allowance	104,689	87,611
Valuation allowance	(104,689)	(87,611)

Net deferred tax asset	$—	$—

SHURGARD STORAGE CENTERS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Significant components of our deferred tax assets and liabilities were as follows:

	2005	2004
	(in thousands)
Deferred tax assets:
Net operating loss carryforwards	$106,580	$105,888
Net unrealized loss on derivatives	5,575	—
Losses on asset recognition	591	503
Accrual of warehouses exit costs	263	595
Other	791	1,164
Deferred tax liabilities:
Depreciation	(5,579)	(9,028)
Exchange translation on bonds payable	(3,186)	(6,888)
Other	(346)	(4,623)

Net deferred tax asset before valuation allowance	104,689	87,611
Valuation allowance	(104,689)	(87,611)

Net deferred tax asset	$—	$—

We increased our valuation allowance for deferred tax assets by $17.1 million, $78.2 million and $1.0 million in 2005, 2004 and 2003, respectively.

Note 13—Shareholders’ Equity

Shurgard has 40 million shares of preferred stock authorized, of which 2.8 million shares have been designated as Series A junior participating preferred stock (none of which were issued or outstanding at December 31, 2005), 2 million shares have been designated as Series C cumulative redeemable preferred stock (all of which were issued and outstanding at December 31, 2005) and 3.45 million shares have been designated as Series D cumulative redeemable preferred stock (all of which were issued and outstanding at December 31, 2005). The board of directors is authorized to determine the rights, preferences and privileges of the preferred stock including the number of shares constituting any such series and the designation thereof.

Our Series C and Series D cumulative redeemable preferred stock earn quarterly dividends at rates of 8.70% and 8.75% of their liquidation preferences, respectively. Our series C cumulative redeemable preferred stock became callable at our option in December 2003, at a redemption price of $25 per share. Our Series D cumulative redeemable preferred Stock became callable at our option in February 2006, at a redemption price of $25 per share. On December 1, 2005, our board of directors declared preferred dividends for our Series C and Series D cumulative redeemable preferred stock for the fourth quarter of 2005 at a rate of $0.54 and $0.55 per share, respectively. The aggregate amount of these preferred stock dividends was $3.0 million and was accrued in other liabilities on the consolidated balance sheet as of December 31, 2005.

In 2005, we acquired CPI, which owns two storage properties in Florida (see Note 4). We issued 127,684 shares of Class A common stock ($5.5 million) in connection with this purchase. We allocated the amount of the consideration to storage centers and related assets acquired.

In October 2003, we issued 395,000 shares of our Class A common stock in connection with our purchase of our European operating partners’ interest in Recom and Shurgard Europe.

SHURGARD STORAGE CENTERS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

On July 11, 2003, we raised approximately $178.2 million through the sale to the public of 5.75 million shares of Class A common stock. We used approximately $101.6 million of the proceeds to fund the acquisition of an additional 19.7% ownership interest in Shurgard Europe. We used the additional proceeds to repay a portion of the indebtedness under our line of credit, which included amounts we borrowed to purchase the 36 properties that we previously operated under our tax retention operating leases and to fund our additional investment in Recom.

In June 2003, we issued 3,050,000 shares of Class A common stock in connection with our purchase of Minnesota Mini-Storage at closing and issued an additional 50,000 shares in September 2004 when the transaction was finalized.

Note 14—Derivative Financial Instruments

We use derivative instruments to manage risks associated with movements in interest rates and foreign currency exchange rates. We report derivative financial instruments at fair value on our consolidated balance sheets in other assets and other liabilities and had the following balances as of December 31:

	December 31, 2005	December 31, 2004
	(in thousands)
Assets
Debt-related contracts	$2,792	$5,612
Foreign currency exchange contracts	1,917	5,622

	$4,709	$11,234

Liabilities
Debt-related contracts	$(21,778)	$(39,586)
Foreign currency exchange contracts	(2,219)	(2,089)

	$(23,997)	$(41,675)

As of December 31, 2005 and 2004, the balance in accumulated other comprehensive income (loss) related to derivative transactions was a loss of $9.5 million and of $9.9 million, respectively.

In the United States we had entered into interest rate swaps that were not designated as hedges, which matured in February 2005 and were settled for $14.9 million.

In March 2002, we entered into a fixed to variable interest rate swap for $50 million of the senior notes payable due in 2004. We designated this hedge as a fair value hedge. We recognized the gain or loss on the swap and the bonds in earnings and adjusted the carrying value of the bonds accordingly. On August 20, 2002, we terminated these swaps at a gain of $2 million. We amortized this gain to interest expense as an adjustment to the carrying value of the bonds over the remaining life of the bonds using the effective interest method. For the years ended December 31, 2004 and 2003, interest expense was reduced by $380,000 and $1.2 million respectively, for amortization of the gain. We repaid the bonds in full in April 2004.

Shurgard Europe has entered into an interest rate swap to effectively fix EURIBOR at 3.714% through October 2011 on €325 million of variable rate debt. This swap is designated as a cash flow hedge and was a liability of $12.9 million and $12.7 million at December 31, 2005 and 2004, respectively. Shurgard Europe has also entered into foreign currency exchange derivatives designated as cash flow hedges. These instruments were

SHURGARD STORAGE CENTERS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

liabilities of $1.7 million and assets of $940,000 at December 31, 2005 and assets of $2.1 million and liabilities of $1.5 million at December 31, 2004. We had undesignated interest rate caps for interest rate changes between October 2011 and October 2014 that we entered into as part of Shurgard Europe’s bond issuance. Shurgard Europe’s interest rate cap was an asset of $2.8 million at December 31, 2005, and expires in October 2014. To offset the earnings impact of this cap, we sold two interest rate caps with terms, that combined, reciprocate those of Shurgard Europe’s cap. These caps were liabilities of $3.0 million at December 31, 2005.

First Shurgard has entered into interest rate swaps designated as cash flow hedges of interest payments on future borrowings under its credit facility. In June 2005, we determined that one of these swaps ceased to be an effective hedge and no longer qualified for hedge accounting. Accordingly, we are reclassifying the related accumulated other comprehensive loss of €230,000 ($280,000 at December 31, 2005) to earnings through the swaps’ maturity in March 2006. We expect to reclassify approximately $95,000 to earnings for this instrument in 2006.

(The weighted-average notional amounts and fixed pay rates of these swaps still designated as cash flow hedges are as follows (euros in millions):

	2006	2007	2008
Notional amounts	€123.6	€118.8	€45.1
Weighted-average pay rates	3.7%	3.8%	3.8%

The swap agreements were liabilities of $2.7 million and $4.1 million at December 31, 2005 and 2004, respectively.

First Shurgard has also entered into foreign currency exchange derivatives designated as cash flow hedges or economic hedges of net investments in subsidiaries outside the euro zone. These instruments, which mature in May 2008, were liabilities of $0.5 million at December 31, 2005 and assets of $0.8 million and liabilities of $0.5 million at December 31, 2004. We recognized a gain of $0.8 million and $0.3 million in currency translation adjustment on our consolidated balance sheet for those derivatives for the same periods.

In connection with financing agreements, First Shurgard also entered into call options maturing on May 27, 2008, for the purchase of €15 million equating to $18.6 million at a fixed exchange rate. This transaction does not qualify for hedge accounting. These instruments were assets of $970,000 and $2.7 million at December 31, 2005 and 2004, respectively.

Second Shurgard has entered into interest rate swaps designated as cash flow hedges of interest payments on future borrowings under its credit facility. The weighted-average notional amounts and fixed pay rates of these swaps are as follows (euros in millions):

	2006	2007	2008	2009
Notional amounts	€91.4	€123.3	€125.2	€69.3
Weighted-average pay rates	3.8%	3.7%	3.7%	3.7%

These swap agreements were liabilities of $3.1 million and $2.8 million at December 31, 2005 and 2004, respectively.

In 2005 and 2004, we recognized a loss of $0.4 million and $0.7 million, respectively, for hedge ineffectiveness in (interest expense/foreign exchange gain/loss) in our consolidated statements of operations.

SHURGARD STORAGE CENTERS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Note 15—Foreign operations

We conduct our foreign operations through Shurgard Europe and other European subsidiaries, which we started consolidating as of January 1, 2004. Our European revenues amounted to $126.5 million, or 26%, and $102.1 million, or 24%, of total revenue for the years ended December 31, 2005 and 2004, respectively.

As a result of our international operations, we recorded a $9.7 million foreign exchange loss, a $6.2 million foreign exchange gain and a $430,000 foreign exchange loss for the years ended December 31, 2005, 2004 and 2003, respectively.

Through July 1, 2005, we were exposed to foreign currency exchange risk related to intercompany debt with or between our European subsidiaries that is not denominated in the functional currency of the subsidiary or the investee. In connection with the acquisition of the remaining interest in Shurgard Europe, we reevaluated our plans and expectations with respect to repayment of certain intercompany debt with our European subsidiaries and determined that it is prospectively a long-term-investment as defined in SFAS 52, “Foreign Currency Translation.” Accordingly, we do not recognize exchange gains or losses on such intercompany debt in our consolidated statements of operations. Rather, beginning July 1, 2005, we report these translation adjustments as a component of other comprehensive income (loss). We had a foreign exchange loss of $9.2 million in net income related to this intercompany debt during 2005 compared to a gain of $6.5 million during 2004. We recorded losses of $1.3 million related to this intercompany debt during 2005, as a component of other comprehensive income (loss).

Included in accumulated other comprehensive income was a cumulative foreign currency translation adjustment loss of $4.1 million as of December 31, 2005, and a gain of $12.7 million as of December 31, 2004.

Note 16—Stock Compensation and Benefit Plans

Summary of Stock Compensation Plans

Our stock compensation plans provide for the granting of options, as well as restricted stock awards, performance awards, stock unit awards and distribution equivalent rights. As of December 31, 2005, we had outstanding grants under several stock option and long-term incentive compensation plans. Our 1993 Stock Option Plan for Employees and Stock Option Plan for Non-employee Directors, as amended during 1995, expired in 2003. Our 1995 Long-Term Incentive Compensation Plan expired in 2000, and the remaining outstanding options under the plan will expire in or before 2010.

In 2005 and 2004, we made grants under both the 2000 Long-Term Incentive Compensation Plan (the 2000 Plan), and the 2004 Long-Term Incentive Compensation Plan (the 2004 Plan) that was approved by shareholders in June 2004. In 2003, we made grants under the 2000 Plan. The purpose of the 2004 Plan is to enhance the long-term profitability and shareholder value of the Company by offering incentives and rewards to those employees, officers, directors, consultants and agents of Shurgard and its subsidiaries who are key to our growth and success. The 2004 Plan is also intended to encourage such persons to remain in the service of Shurgard and its subsidiaries and to acquire and maintain stock ownership in Shurgard. Both the 2000 Plan and the 2004 Plan permit the plan administrator to authorize loans, loan guarantees or installment payments to assist award recipients in acquiring shares pursuant to awards, but contain certain limitations imposed by tax legislation. Both plans require mandatory acceleration of vesting in the event of certain mergers and consolidations or a sale of substantially all the assets or a liquidation of Shurgard, except where such awards are assumed or replaced in the transaction. The 2000 Plan and the 2004 Plan allow for grants to consultants and agents as well as our officers, directors and key employees.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The 2000 Plan provides for the granting of up to 2.8 million shares of our Class A common stock. Approximately 20,000 authorized shares remained available for future grants under this plan as of December 31, 2005. The 2004 Plan provides for the granting of up to 3.5 million shares of our Class A common stock. Approximately 3.1 million authorized shares were available for future grants under this plan as of December 31, 2005.

Stock Options

Each stock option provides the recipient the right to purchase shares of our Class A common stock at the fair market value of our common stock as of the date of grant. Stock options have a ten-year term from the grant date and vest over a three-year period under the 2000 Plan and a minimum of four years under the 2004 Plan with a vesting schedule determined by the plan administrator at the time of grant.

The fair value of options granted under our stock option plans is estimated on the date of grant using the Black-Scholes option-pricing model with weighted-average assumptions as follows:

Weighted average assumptions used for

Black-Scholes option-pricing model

	2005	2004	2003
Dividend yield	4.02%	5.55%	7.97%
Expected volatility	20%	22%	23%
Risk free interest rate	4.43%	3.59%	2.94%
Expected life (in years)	5.5	5.5	5.6
Fair value per option (1)	$8.83	$5.04	$3.12

(1)	Weighted averages of option grants during each period.

The following table summarizes changes in options outstanding under the plans:

	2005		2004		2003
	Number of Shares	Weighted average exercise price	Number of Shares	Weighted average exercise price	Number of Shares	Weighted average exercise price
Outstanding, January 1,	2,727,970	$31.64	2,887,294	$28.21	2,896,461	$26.17
Granted	402,180	$56.07	605,203	$42.09	492,350	$36.43
Forfeited	(90,533)	$37.88	(88,262)	$33.19	(72,283)	$23.67
Exercised	(222,030)	$29.11	(676,265)	$26.17	(429,234)	$29.46

Outstanding, December 31,	2,817,587	$35.11	2,727,970	$31.64	2,887,294	$28.21

Exercisable, December 31,	1,896,545	$29.04	1,727,562	$27.13	1,982,611	$25.67

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The following table summarizes information about stock options outstanding and exercisable at December 31, 2005:

	Options outstanding			Options exercisable
Range of exercise prices per share	Number of options	Weighted average exercise price	Weighted average remaining contractual life	Number of options	Weighted average exercise price
$21.63 to $25.99	756,390	$23.28	4.2 years	756,390	$23.28
$26.00 to $31.99	746,282	$29.76	5.0 years	746,282	$29.76
$32.00 to $41.99	433,008	$37.21	7.9 years	282,655	$37.14
$42.00 to $57.71	881,907	$48.75	9.3 years	111,218	$42.77

	2,817,587	$35.11	6.6 years	1,896,545	$29.04

Restricted Stock

Restricted shares entitle the grantees to all shareholder rights with respect to voting and receipt of dividends during the restriction period, except restricted stock may not be sold, assigned, transferred, pledged or otherwise disposed of prior to vesting. The shares generally vest ratably over 5 years. If a grantee’s employment is terminated prior to the end of the five-year period, the unvested shares will be forfeited. The table below presents the activity for restricted shares:

	2005	2004	2003
	(in thousands except share and per share data)
Restricted shares granted (1)	37,528	51,130	101,650
Restricted shares forfeited	(8,656)	(8,317)	(3,651)
Average fair value of restricted shares granted	$56.66	$41.68	$37.08
Compensation expense for restricted shares	$1,575	$2,559	$948

(1)	The 2003 grants include a special award to an officer in December 2003 of 38,889 shares of restricted stock with an accelerated vesting term of six months and 17,584 shares with ratable vesting over a four-year term commencing in December 2003.

Other Stock Compensation and Benefit Plans

In 1996, we established an employee stock purchase plan under which U.S. employees can elect to purchase Shurgard stock through regular periodic payroll deductions without paying broker commissions. This plan provides for potential price discounts of up to 15%. Since January 2000, a 10% discount has been offered to employees under this plan.

We have an employee retirement savings plan, which includes an employee incentive savings plan (the 401(k) plan) and an employee stock ownership plan (the ESOP), in which substantially all our U.S. employees are eligible to participate. Under the 401(k) plan, each year, employees may contribute an amount not to exceed the maximum allowable by law. We match a portion of employee contributions in cash. Our expense for contributions to the 401(k) plan was approximately $880,000, $680,000 and $580,000 for 2005, 2004 and 2003, respectively. Employees may direct the investment of all contributions to the 401(k) plan in one or more of ten mutual fund investment options administered by a third party, but cannot invest them directly in Shurgard stock. Under our ESOP, U.S. employees may receive discretionary annual awards of Shurgard stock that are determined as a percentage of the eligible employees’ salaries. ESOP contributions are funded in cash, which the plan uses to

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

purchase Shurgard stock on the open market. Funded shares are held in individual participant accounts and may not be sold by participants while they are in the employ of Shurgard. Our expense for contributions to the ESOP was approximately $800,000, $720,000 and $620,000 for 2005, 2004 and 2003, respectively.

In 2004, we implemented a stock appreciation rights plan in Europe whereby participants are entitled to receive a payment based on the appreciation of our common stock and dividends paid over the vesting period. The rights fully vest at the end of a three-year period and are generally forfeited if a participant’s employment is terminated prior to maturity. We recognize a liability for these rights and adjust it each reporting period based on the current stock price and dividend rights accrued for all rights outstanding. The expense is recognized through earnings ratably over the three-year vesting period. If a right is forfeited, we reduce the liability to reflect the forfeiture and reverse the compensation expense previously recognized. In 2005, we recognized compensation expense of approximately $760,000 related to this plan, compared to $670,000 in 2004. Also, we recognized expenses of $1.1 million and $970,000 in 2005 and in 2004, respectively, for various defined contribution plans in Europe.

We have entered into an agreement with each of our executive officers that provides for payments in the event that the officer’s employment is terminated by us other than for cause, or by the employee for good reason, within two years after certain business combination transactions, including, but not limited to, the proposed merger with Public Storage, Inc. (Public Storage). In the event of such a termination, the officer would be entitled to payment of two and one-half times his or her annual salary plus his or her bonus. In addition, in the event the payments made under one of these agreements are subject to certain taxation, the officer would be entitled to additional payments necessary to reimburse him or her for such additional tax payment.

Note 17—Shareholder Rights Plan

In March 2004, we adopted an amended and restated rights agreement and declared a distribution of one right for each outstanding share of our common stock. The rights expire in March 2014. Under certain conditions, each right may be exercised to purchase one one-hundredth of a share of Series A junior participating preferred stock at a purchase price of $110, subject to adjustment. The rights will be exercisable only if a person or group has acquired 10% or more of the outstanding shares of common stock, or following the commencement of a tender or exchange offer for 10% or more of such outstanding shares of common stock, other than in connection with a transaction approved by our board of directors. If a person or group acquires more than 10% of the then outstanding shares of common stock, each right will entitle its holder to purchase, common stock (or, in certain circumstances, cash, property or other securities of Shurgard) having a value equal to two times the exercise price of the right. In addition, if Shurgard is acquired in a merger or other business combination transaction other than a transaction approved by our board of directors, each right will entitle its holder to purchase that number of the acquiring company’s common shares having a market value of twice the right’s exercise price. We will be entitled to redeem the rights at $0.0001 per right at any time prior to the earlier of their expiration or the time that a person has acquired a 10% position. In March 2006, we amended the rights agreement (i) to clarify that the rights agreement does not apply to, and the rights are not exercisable in connection with, our the Agreement and Plan of Merger (Merger Agreement) dated March 6, 2006, with Public Storage or the proposed merger that it contemplates and (ii) to provide that in addition to the expiration provisions set forth in the rights agreement, the rights will expire at the effective time of the proposed merger. The rights do not have voting or distribution rights, and until they become exercisable, have no dilutive effect on our earnings.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Note 18—Net Income Per Common Share

The following summarizes the computation of basic and diluted earnings per share:

	2005	2004	2003
	(in thousands except share data)
Results of operations—Numerator
(Loss) income from continuing operations	$(590)	$29,466	$35,314
Preferred distributions and other	(12,153)	(12,193)	(12,082)
(Loss) income from continuing operations available to common shareholders	(12,743)	17,273	23,232
Discontinued operations	12,249	18,168	2,324
Cumulative effect of accounting changes	—	(2,339)	—

Net (loss) income available to common shareholders	$(494)	$33,102	$25,556

Weighted average share amounts—Denominator
Basic weighted average shares outstanding	46,660	45,968	40,406
Effect of dilutive stock based awards	—	658	582

Diluted weighted average shares outstanding	46,660	46,626	40,988

Basic per share amounts
(Loss) income from continuing operations available to common shareholders	$(0.27)	$0.37	$0.57
Discontinued operations	0.26	0.40	0.06
Cumulative effect of accounting changes	—	(0.05)	—

Net (loss) income available to common shareholders	$(0.01)	$0.72	$0.63

Diluted per share amounts
(Loss) income from continuing operations available to common shareholders	$(0.27)	$0.37	$0.56
Discontinued operations	0.26	0.39	0.06
Cumulative effect of accounting changes	—	(0.05)	—

Net (loss) income available to common shareholders	$(0.01)	$0.71	$0.62

We have excluded the following non-dilutive stock options and unvested common stock awards for certain periods from the computation of diluted earnings per share, because the options’ exercise prices were greater than the average market price of the common shares or the Company incurred a loss from continuing operations available to common shareholders during the reporting period:

	2005	2004	2003
Number of options	2.8 million	531,000	416,000
Range of exercise prices	$21.63 to $57.71	$38.61 to $43.68	$33.91 to $37.60
Expiration on or before	December 2015	December 2014	December 2013
Unvested common stock awards	113,000	41,000	94,000

Note 19—Discontinued Operations

In 2004, we designated eight storage centers, six of which are located in California and the others in Texas and Washington, as discontinued operations. We sold six of those properties in 2004 for an aggregate gain of

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

$16.2 million. We sold the remaining two in 2005 for aggregate proceeds of $14.1 million and an aggregate gain of $6.4 million.

In 2005, we sold one storage center in Arizona and two in Washington for aggregate proceeds of approximately $10.7 million, resulting in aggregate gains of approximately $5.4 million. We have presented the results of operations and gains on sales of these storage centers as discontinued operations for all periods presented. Furthermore, as of December 31, 2005, we had two storage centers designated as held for sale on our balance sheet. The results of operations of storage centers held for sale were included in our domestic Same Store segment (also see Note 25).

The following table summarizes income from discontinued operations:

	2005	2004	2003
	(in thousands)
Discontinued operations:
Revenue	$903	$4,355	$5,360
Operating expense	(386)	(1,788)	(2,194)
Depreciation and amortization	(99)	(625)	(842)

Operating income from discontinued operations	418	1,942	2,324
Gain on sale of properties	11,831	16,226	—

Discontinued operations	$12,249	$18,168	$2,324

Note 20—Segment Reporting

Shurgard currently has four reportable segments: Domestic Same Store and New Store and European Same Store and New Store. We have adjusted the previously reported segment information for 2003 to include our European segments’ information; however, the new composition of our segments is additive only and does not change previously reported segment results for our domestic operations. For the purpose of reconciliation of the segment reporting to the consolidated statement of operations, the 2003 results of our European segments are classified in unconsolidated joint ventures.

Our definition of Same Store includes existing storage centers acquired prior to January 1 of the previous year, as well as developed properties that have been operating for a full two years as of January 1 of the current year. We project that newly developed properties will reach stabilization in approximately 24-48 months. New Store includes existing facilities that had not been acquired as of January 1 of the previous year, as well as developed properties that have not been operating a full two years as of January 1 of the current year.

These reportable segments allow us to focus on improving results from our existing real estate assets and renting up our new facilities. We evaluate each segment’s performance based on net operating income (NOI) and NOI after indirect and leasehold expenses. NOI is defined as storage center operations revenue less direct operating expenses, but does not include any allocation of indirect operating expenses. Indirect and leasehold expenses include land or building lease expense and certain shared property costs such as bank fees, district and corporate management, purchasing, national contracts personnel and marketing, as well as certain overhead costs allocated to property operations such as business information technology, legal services, human resources and accounting. Indirect operating expenses are allocated to storage centers based on number of months in operation during the period and do not include containerized storage operations, internal real estate acquisition costs or abandoned development expenses.

Using the definition of Same Store and New Store described above, the portfolio of assets reported in these segments changes from year to year. Assets transition from New Store to Same Store over time. As of

SHURGARD STORAGE CENTERS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

December 31, 2005, the goodwill balance was $27.4 million of which we allocated $24.2 million to our domestic reporting units and $3.2 million to our European reporting units. The following table illustrates the results using the 2005 Same Store and New Store bases for reportable segments as of and for the years ended December 31, 2005 and 2004. Same Store includes all storage centers acquired prior to January 1, 2004, and developments opened prior to January 1, 2003. New Store represents all storage centers acquired after January 1, 2004, and developments opened after January 1, 2003. Other Stores include properties no longer in service, properties closed in the process of being redeveloped, or disposed properties in which we have no remaining ownership interest as of December 31, 2005.

	2005
	Domestic Same Store	Domestic New Store	Europe Same Store	Europe New Store	Other Stores	Discontinued Stores	Total
	(in thousands)
Storage center operations revenue	$329,002	$23,432	$101,819	$24,698	$922	$(903)	$478,970
Direct operating expense	112,002	11,545	42,592	20,714	349	(322)	186,880

Net operating income	217,000	11,887	59,227	3,984	573	(581)	292,090

Indirect expense	16,989	1,453	11,907	6,512	69	(64)	36,866
Leasehold expense	4,157	379	2,299	325	—	—	7,160

Indirect and leasehold expense	21,146	1,832	14,206	6,837	69	(64)	44,026

Net operating income (loss) after indirect and leasehold expense	$195,854	$10,055	$45,021	$(2,853)	$504	$(517)	$248,064

Segment operating storage center assets, net	$1,395,141	$211,201	$710,284	$359,527	$3,112	$(2,175)	$2,677,090

Total Storage center additions	$221,534	$68,383	$58,318	$103,855	$—	$—	$452,090

	2004
	Domestic Same Store	Domestic New Store	Europe Same Store	Europe New Store	Other Stores	Discontinued Stores	Total
	(in thousands)
Storage center operations revenue	$309,228	$7,010	$90,948	$11,161	$5,195	$(4,355)	$419,187
Direct operating expense	103,583	5,759	41,141	13,973	2,026	(1,520)	164,962

Net operating income	205,645	1,251	49,807	(2,812)	3,169	(2,835)	254,225

Indirect expense	14,975	664	12,025	5,291	276	(268)	32,963
Leasehold expense	4,114	53	1,892	215	—	—	6,274

Indirect and leasehold expense	19,089	717	13,917	5,506	276	(268)	39,237

Net operating income (loss) after indirect and leasehold expense	$186,556	$534	$35,890	$(8,318)	$2,893	$(2,567)	$214,988

Segment operating storage center assets, net	$1,414,307	$164,591	$759,374	$299,657	$9,230	$—	$2,647,159

Total Storage center additions	$205,900	$99,248	$16,375	$100,392	$—	$—	$421,915

SHURGARD STORAGE CENTERS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The following table illustrates the results using the 2004 Same Store and New Store base for reportable segments as of and for the years ended December 31, 2004 and 2003. Same Store includes all storage centers acquired prior to January 1, 2003, and all developments opened prior to January 1, 2002. New Store represent all storage centers acquired after January 1, 2003, and developments opened after January 1, 2002:

	2004
	Domestic Same Store	Domestic New Store	Europe Same Store	Europe New Store	Other Store	Discontinued Stores	Total
	(in thousands)
Storage center operations revenue	$288,167	$30,591	$73,241	$28,868	$2,675	$(4,355)	$419,187
Direct operating expense	93,918	16,283	30,539	24,575	1,167	(1,520)	164,962

Net operating income	194,249	14,308	42,702	4,293	1,508	(2,835)	254,225

Indirect expense	14,103	1,684	8,781	8,535	128	(268)	32,963
Leasehold expense	3,736	431	1,620	487	—	—	6,274

Indirect and leasehold expense	17,839	2,115	10,401	9,022	128	(268)	39,237

Net operating income (loss) after indirect and leasehold expense	$176,410	$12,193	$32,301	$(4,729)	$1,380	$(2,567)	$214,988

Segment operating storage center assets, net	$1,249,893	$334,181	$541,367	$517,664	$4,054	$—	$2,647,159

Total Storage center additions	$195,701	$102,434	$10,127	$106,640	$—	$—	$414,902

	2003
	Domestic Same Store	Domestic New Store	Europe Same Store	Europe New Store	Other Store	Discontinued Stores	Total
	(in thousands)
Segment revenue	$275,397	$13,437	$60,707	$10,065	$7,841	$(5,360)	$362,087
Less unconsolidated joint ventures	—	—	(60,707)	(10,065)	(230)	—	(71,002)

Consolidated revenue	275,397	13,437	—	—	7,611	(5,360)	291,085
Direct operating expense	91,401	8,956	25,136	12,661	3,619	(1,874)	139,899
Less unconsolidated joint ventures	—	—	(25,136)	(12,661)	(131)	—	(37,928)

Consolidated direct operating expense	91,401	8,956	—	—	3,488	(1,874)	101,971

Consolidated NOI	183,996	4,481	—	—	4,123	(3,486)	189,114

Indirect expense	12,767	865	8,734	5,529	369	(320)	27,944
Leasehold expense	3,241	445	1,433	247	—	—	5,366
Less unconsolidated joint ventures	—	—	(10,167)	(5,776)	(11)	—	(15,954)

Consolidated indirect and leasehold expense	16,008	1,310	—	—	358	(320)	17,356

Consolidated NOI after indirect and leasehold expense	$167,988	$3,171	$—	$—	$3,765	$(3,166)	$171,758

Segment operating storage center assets, net	$1,294,584	$245,193	$—	$—	$32,107	$—	$1,571,884

Total Storage center additions	$168,247	$182,046	$—	$—	$—	$—	$350,293

SHURGARD STORAGE CENTERS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The following table reconciles the reportable segments’ direct and indirect operating expense to consolidated operating expense, for the years ended December 31, 2005, 2004 and 2003:

	2005	2004	2003
	(in thousands)
Consolidated direct operating expense	$186,880	$164,962	$101,971
Consolidated indirect operating and leasehold expense	44,026	39,237	17,356
Other operating expense, net	2,100	7,181	6,553

Consolidated operating expense	$233,006	$211,380	$125,880

The following table reconciles the reportable segments’ NOI per the table above to consolidated net income for the years ended December 31, 2005, 2004 and 2003:

	2005	2004	2003
	(in thousands)
Consolidated NOI after indirect and leasehold expense	$248,064	$214,988	$171,758
Other revenue	4,922	5,101	6,877
Other operating expense, net	(2,100)	(7,181)	(6,553)
Real estate development expense	(10,042)	(4,991)	(23)
Depreciation and amortization	(95,722)	(87,503)	(55,537)
Impairment and abandoned project expense	(3,354)	(2,856)	(13,889)
General, administrative and other	(35,318)	(32,961)	(18,012)
Costs related to takeover proposal and exploration of strategic alternatives	(13,775)	—	—
Interest expense	(105,584)	(82,876)	(51,182)
Amortization of participation rights discount	—	1,123	5,529
Loss on derivatives, net	(2,122)	(615)	(2,194)
Foreign exchange (loss) gain	(9,665)	6,247	(431)
Interest income and other, net	3,746	4,361	4,887
Minority interest	20,936	16,608	(1,206)
Equity in earnings (losses) of other real estate investments, net	60	93	(3,099)
Income tax expense	(636)	(72)	(1,611)

(Loss) income from continuing operations	$(590)	$29,466	$35,314

SHURGARD STORAGE CENTERS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The following table reconciles the reportable segments’ assets to consolidated assets as of December 31, 2005 and 2004:

	As of December 31,
	2005	2004
	(in thousands)
Segment operating storage centers assets, net	$2,677,090	$2,647,159
Non storage centers and properties held for sale	9,093	10,628
Corporate assets, net	12,678	14,498

Storage centers, net	2,698,861	2,672,285
Construction in progress	67,073	58,431

Total storage centers	2,765,934	2,730,716
Cash and cash equivalents	39,778	50,277
Restricted cash	4,972	7,181
Goodwill	27,440	24,206
Other assets	119,248	128,204

Total assets	$2,957,372	$2,940,584

Note 21—Supplemental Quarterly Financial Data (Unaudited)

We separately report as discontinued operations the historical operating results attributable to operating properties sold and held for sale and the applicable gain or loss on the disposition of the properties. As a result, we have made the appropriate reclassification adjustments to our previously issued financial statements for the quarters ended March 31, June 30, September 30, and December 31, 2005 and 2004.

	Three months ended
	March 31, 2005	June 30, 2005	September 30, 2005 (1)	December 31, 2005
	(in thousands, except share data)
Revenue	$113,625	$119,467	$125,484	$125,316
Income from operations	19,921	23,909	31,728	30,892
Income (loss) from continuing operations	(1,332)	(865)	(3,903)	5,510
Net income (loss)	5,256	(693)	1,590	5,506

Basic per share amounts
(Loss) income from continuing operations available to common shareholders	$(0.09)	$(0.08)	$(0.15)	$0.05
Discontinued operations	0.14	—	0.12	—

Net income (loss) available to common shareholders per share	$0.05	$(0.08)	$(0.03)	$0.05

Diluted per share amounts
(Loss) income from continuing operations available to common shareholders	$(0.09)	$(0.08)	$(0.15)	$0.05
Discontinued operations	0.14	—	0.12	—

Net income (loss) available to common shareholders per share	$0.05	$(0.08)	$(0.03)	$0.05

SHURGARD STORAGE CENTERS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(1)	In the third quarter of 2005, we recognized a $12.7 million expense associated with the merger proposal and exploration of strategic alternatives. See Note 22.

	Three months ended
	March 31, 2004	June 30, 2004	September 30, 2004	December 31, 2004
	(in thousands, except share data)
Revenue	$99,075	$104,153	$109,701	$111,359
Income from operations	18,939	24,008	26,967	14,683
Income from continuing operations	1,429	8,095	13,574	6,368
Income before cumulative effect of change	2,034	20,807	18,153	6,640
Net (loss) income	(305)	20,807	18,153	6,640

Basic per share amounts
(Loss) income from continuing operations available to common shareholders	$(0.03)	$0.11	$0.23	$0.07
Discontinued operations	0.01	0.28	0.10	0.01
Cumulative effect of change in accounting principle	(0.05)	—	—	—

Net income (loss) available to common shareholders per share	$(0.07)	$0.39	$0.33	$0.08

Diluted per share amounts
(Loss) income from continuing operations available to common shareholders	$(0.03)	$0.11	$0.23	$0.07
Discontinued operations	0.01	0.27	0.10	0.01
Cumulative effect of change in accounting principle	(0.05)	—	—	—

Net income (loss) available to common shareholders per share	$(0.07)	$0.38	$0.33	$0.08

Note 22—Commitments and contingencies

The following tables summarize our contractual obligations and our off-balance sheet commitments as of December 31, 2005.

	Payments due by period
	Total	2006	2007-2008	2009-2010	2011 and beyond
	(in thousands)
Contractual Obligations
Long-term debt	$1,853,061	$9,226	$878,352	$48,607	$916,876
Capital and operating lease obligations	217,854	10,127	17,049	13,042	177,636

Totals	$2,070,915	$19,353	$895,401	$61,649	$1,094,512

SHURGARD STORAGE CENTERS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

	Amount of commitment expiration per period
	Total amounts committed	2006	2007-2008	2009-2010	2011 and beyond
	(in thousands)
Other Commercial Commitments & Contingent Liabilities
Development contract commitments (1)	$51,697	$50,775	$347	$575	$—
Commitment to purchase interests (2)	2,000	2,000	—	—	—
Loan commitments (3)	4,187	4,129	58	—	—
Outstanding letters of credit and other (4)	3,718	3,718	—	—	—

Totals	$61,602	$60,622	$405	$575	$—

(1)	Includes costs to complete property development and redevelopment projects conducted with contractors. We computed the outstanding commitment based on total estimated project costs less costs incurred to date. This includes $21.1 million of development commitments on our European joint ventures in which we have a 20% ownership interest.
(2)	Includes a commitment to purchase the ownership interest of a minority interest.
(3)	Includes loan commitments to a California developer to finance the construction of certain storage centers according to our specifications.
(4)	Includes primarily an outstanding letter of credit related to our insurance trust for workmen’s compensation and of letters of credit related to properties under construction.

Legal Proceedings

On March 7, 2006, Doris Staer filed a purported class action suit in the Superior Court of Washington for King County styled as Doris Staer v. Shurgard Storage Centers, Inc., Charles K. Barbo, Anna Karin Andrews, Raymond A. Johnson, W. Thomas Porter, Gary E. Pruitt, David K. Grant, Howard P. Behar and Richard P. Fox (Case No. 06-2-08148-0 SEA) alleging self-dealing and breaches of fiduciary duties. Ms. Staer claims that Shurgard and the named directors breached their fiduciary duties in connection with the approval of our Merger Agreement with Public Storage, Inc. and seeks among other things to enjoin the transaction. We believe that our actions and the actions of our board of directors were appropriate.

We are a defendant in litigation filed on September 17, 2002, in the Superior Court of California for Orange County styled as Gary Drake v. Shurgard Storage Centers, Inc. et al (Case No. 02CC00152). The complaint alleges that we misrepresented the size of our storage units, seeks class action status and seeks damages, injunctive relief and declaratory relief against us under California statutory and common law relating to consumer protection, unfair competition, fraud and deceit and negligent misrepresentation. The Court recently ruled that the class of potential members in this lawsuit is limited to our California customers. No class has yet been certified. It is possible that we may incur losses as a result of this litigation, but we currently do not believe that the range of such losses would be material to our financial position, operating results or cash flows. However, we cannot presently determine the potential total damages, if any, or the ultimate outcome of the litigation. We are vigorously defending this action.

In addition, from time to time we are subject to various legal proceedings that arise in the ordinary course of business. Although we cannot predict the outcomes of these proceedings with certainty, we do not believe that the disposition of these matters and the matters discussed above will have a material adverse effect on our financial position, operating results or cash flows. We expense legal costs on legal proceedings as incurred.

SHURGARD STORAGE CENTERS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Takeover Proposal and Exploration of Strategic Alternatives

By letter dated July 8, 2005, Public Storage, Inc. made an unsolicited takeover proposal to acquire us through a fully taxable all stock transaction pursuant to which 0.8 shares of Public Storage common stock would be exchanged for each outstanding share of Shurgard common stock. The board of directors met on July 22, 2005 and, with the assistance of financial and legal advisors, conducted a thorough review of the proposal and unanimously decided to reject the proposal. The board of directors determined that a combination of the companies on the terms proposed would not be in the best interests of our shareholders and communicated our rejection of the proposal by letter to Public Storage dated July 26, 2005. On August 1, 2005, Public Storage publicly disclosed its interest in combining the two companies on the same terms previously presented, and Shurgard publicly reiterated its rejection of that proposal.

On October 27, 2005, we announced that our board of directors has authorized management and our financial advisors to explore reasonably available strategic alternatives to maximize shareholder value. These alternatives include, but are not limited to, a sale of the Company, the formation of asset joint ventures with strategic partners, a sale of certain of our assets or operations, and continued implementation of our strategic business plan.

On March 6, 2006, we entered into a Merger Agreement, dated as of March 6, 2006, with Public Storage, that contemplates a merger whereby we will be merged with and into a subsidiary of Public Storage. Each outstanding share of our common stock will be converted into the right to receive 0.82 of a fully paid and non-assessable share of Public Storage common stock, and we expect to redeem each series of our outstanding preferred stock in accordance with its terms. Public Storage will assume approximately $1.8 billion of our debt. Holders of Shurgard’s stock options, restricted stock units and shares of restricted stock will receive, subject to adjustments, options exercisable for shares of Public Storage common stock, restricted stock units and restricted shares of Public Storage common stock, respectively.

Our board of directors and the board of directors of Public Storage have approved the Merger Agreement. The proposed merger is subject to our shareholders’ approval, Public Storage’s shareholders’ approval of the issuance of shares of Public Storage stock to be used as merger consideration and other customary closing conditions.

We have made certain representations and warranties in the Merger Agreement and have agreed to certain covenants, including, among others, subject to certain exceptions, to permit our board of directors to comply with its fiduciary duties, and not to solicit, negotiate, provide information in furtherance of, approve, recommend or enter into any other acquisition proposal (as defined in the Merger Agreement).

The Merger Agreement contains representations and warranties that the parties have made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contract between the parties, and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating its terms. Moreover, the representations and warranties are subject to a contractual standard of materiality that may be different from what may be viewed as material to shareholders, and the representations and warranties may have been intended not as statements of fact, but rather as a way of allocating risk between the parties. This description of certain terms of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed with our current report on Form 8-K dated March 7, 2006.

We have entered into engagement letters with our financial advisors for services to be rendered in connection with the takeover proposal and an exploration of strategic alternatives. Combined minimum fee

SHURGARD STORAGE CENTERS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

obligations under these agreements total $12 million for services to be rendered to us over a period of up to 18 months, which commenced in July 2005. We expensed the entire $12 million combined minimum fee obligation in 2005. As of December 31, 2005, $11.4 million of accrued minimum fee obligations were included in other liabilities. We expensed an additional $1.8 million in legal fees and reimbursements of expenses as incurred in 2005. As a result of entering into the Merger Agreement with Public Storage in March 2006, we will incur $12 million of additional financial advisory fees plus out of pocket expenses in 2006. Of the total $23.4 million financial advisory fees payable in 2006, approximately $10.5 million are due during the first quarter of 2006; the balance of $12.9 million will become payable upon consummation of the proposed merger.

Note 23—Related Party Transactions

Charles K. Barbo, our chief executive officer though January 1, 2006, and chairman of our board of directors, indirectly owns a 0.5% ownership interest in a limited partnership known as Shurgard Institutional Fund L.P. I, a consolidated subsidiary of Shurgard. Shurgard owns a 99% interest in this entity.

Recom, a consolidated Belgian subsidiary as of June 28, 2003, made a subordinated loan to Shurgard Europe in 1999. In September 2003, Recom and other Shurgard Europe warrant holders exercised their warrants to purchase additional equity interests in Shurgard Europe. The majority of the warrants were held by Recom which upon exercise, exchanged $139.6 million of the subordinated loan payable, an amount equal to the exercise price of the warrants. Cash proceeds from the exercise of the remaining warrants and other borrowings by Shurgard Europe were used to repay the remaining $7.5 million balance of the subordinated loan payable.

On July 8, 2003, we loaned €1.9 million ($2.2 million based on exchange rates as of July 8, 2003, which rates were applied in all the amounts listed below) to E-Parco, a Belgian company owned by certain employees of Shurgard Europe. E-Parco had an indirect ownership interest in Shurgard Europe through Recom. The proceeds of this loan were used by E-Parco to repurchase its shares from Mr. Grant, an officer of the Company, and certain other employees of Shurgard Europe. We paid €1.2 million ($1.4 million as of July 2, 2003) to Mr. Grant for his shares and €0.7 million ($0.8 million as of July 2, 2003) was paid to the other former employees for their shares. The purchase price for the E-Parco shares was based on recent third party sales transactions for interests in Shurgard Europe. As partial consideration for the loan, E-Parco granted Shurgard an option to purchase its 377 Recom shares for €4.3 million ($5.3 million on July 2, 2004) plus forgiveness of the loan including accrued interest. We exercised the option on June 1, 2004 and closed the purchase of E-Parco shares on July 2, 2004. Since July 2, 2004, we have been the sole shareholder of Recom.

On June 30, 2003, we issued $20 million of our Class A common stock in exchange for notes receivable from shareholders. The shares were initially recorded as a reduction of shareholders’ equity that secured $20 million in mortgage debt assumed in the purchase of Minnesota Mini-Storage (see Note 4). The notes from shareholders were collateralized by a pledge of the shareholders’ Shurgard common stock and were paid in full in October 2003, and we reclassified the $20 million to shareholders’ equity.

In April 2003, we acquired the general partner interests in Shurgard Partners LP II (Shurgard Partners II), the general partner of Shurgard Institutional Fund LP II (Institutional II), a consolidated entity, for $0.2 million. The acquired Shurgard Partners II general partner interests were owned by an unaffiliated third party and an officer of the Company. The acquisition was, in part, in response to the board of directors stated objective of eliminating existing historical arrangements involving related parties. The purchase price payable for the acquired Shurgard Partners II general partner interests was governed by the terms of the partnership agreements for Shurgard Partners II and Institutional II and was based on the fair market value of the property owned by Institutional II as determined by a third party appraisal. This transaction increased our ownership of Institutional

SHURGARD STORAGE CENTERS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

II from 99% to 100%. Of the $0.2 million total purchase price, we paid $84,000 to Mr. Barbo, our Chief Executive Officer at the time, to acquire his partnership interest in Shurgard Partners II.

On May 27, 2002, we entered into a subscription agreement to purchase up to $50 million of three year 9.75% payment-in-kind cumulative preferred bonds to be issued at the option of Shurgard Europe. Pursuant to the subscription agreement, Shurgard Europe had the ability to issue up to $50 million of these preferred bonds to us during the first two years of the three-year commitment term. Shurgard Europe has the option of increasing our total notional subscription to $55 million with an additional $20 million that can be drawn by First Shurgard only in a potential event of a default on the five year debt facility between First Shurgard and a group of commercial banks. In February 2005, as part of a renegotiation of the covenants on the First Shurgard credit facility, an additional €5 million of subordinated bonds and a €2.5 million subordinated working capital facility was made available to First Shurgard. Interest is payable on the bonds at the end of each quarter in cash or through an issuance of additional bonds. Any bonds issued to pay interest can be issued above the commitment amount. Shurgard Europe must redeem the bonds on the redemption date, or may redeem at any time prior to the redemption date, by paying us 115% of the face value of the outstanding bonds plus accrued and unpaid interest. The subscription agreement with Shurgard Europe entitles us to a commitment fee of 0.5% and a structuring fee of 1.5% of the initial commitment of $50 million, as well as an unused fee equal to 1% of the undrawn amount payable in arrears on an annual basis. The subscription agreement with First Shurgard for the additional $20 million entitles us to a commitment fee of 2% of the $20 million. Prior to the consolidation of Shurgard Europe, these fees were recognized in income using the effective interest method over the extended term of the bonds. As of December 31, 2003, $55.3 million of U.S. dollar denominated bonds had been issued to us under this commitment including $6.0 million in additional bonds issued for accrued interest. The terms of the bonds provide that the parties will treat the bonds as an equity investment in Shurgard Europe for federal income tax purposes. The bonds income and fees related to the bonds are included in our consolidated statements of operations in interest income other, net for the period ended December 31, 2003. Shurgard Europe’s interest expense and fees related to this subscription agreement are also included in interest income and other and therefore the impact of interest is eliminated in the consolidated statements of operations as of December 31, 2003.

Note 24—Subsequent Events

On January 23, 2006, we completed the acquisition of 3S-Self-Storage Systems SAS in France a company that operates nine self-storage facilities in various metropolitan areas where we already have operating properties. We will incorporate the management of these properties with our existing portfolio of 39 self-storage centers in France. We completed the acquisition through our 20% owned Second Shurgard subsidiary for total consideration and acquisition costs of approximately $46 million. We financed the acquisition with $20.0 million from draws on Second Shurgard’s credit facility and the remainder with Second Shurgard’s cash from equity contributions.

On February 16, 2006, our board of directors declared a fourth quarter dividend of $0.56 per common share. The dividend totals $26.4 million and was paid on March 13, 2006, to shareholders of record as of March 3, 2006.

Note 25—Reclassifications (Subsequent Event)

Subsequent to the filing of our annual report on Form 10-K on March 20, 2006, in conjunction with the planned merger with Public Storage, Shurgard terminated its plans to sell two domestic storage centers, which were classified as held for sale and reported as discontinued operations at December 31, 2005. Instead,

SHURGARD STORAGE CENTERS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

management has determined it will hold such properties for the foreseeable future. Therefore, in accordance with SFAS 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” the accompanying consolidated statements of operations have been restated and the net results of operations from these properties have been reclassified to continuing operations from discontinued operations for the years ended December 31, 2005, 2004 and 2003. The effect of the reclassification represents a $277,000, or 32%, decrease in our previously reported net loss from continuing operations for the year ended December 31, 2005, and an increase in our previously reported net income from continuing operations of $235,000, or 0.8%, and $166,000, or 0.5%, for the years ended December 31, 2004 and 2003, respectively. As a result of the foregoing, Notes 4, 18, 19, 20 and 21 to the consolidated financial statements for the three years ended December 31, 2005, have been updated. There is no effect on Shurgard’s previously reported net income, financial condition or cash flows.

F-48

SCHEDULE III—REAL ESTATE AND ACCUMULATED DEPRECIATION

	Location	State or Country(3)	Encum- brances(2)	INITIAL COST			Costs Subsequent to Acquisition	Gross Amount as of December 31, 2005				Owned Since	Year Built	Depr. Life in mos.
Property Name				Land	Building, Equip. & Other	Gross Storage Centers		Land and Land Held for Sale	Building Equip. & Other	Gross Storage centers	Accum. Depr.
Ahwatukee	Phoenix	AZ	$—	$721	$2,469	$3,190	$40	$721	$2,509	$3,230	$(677)	1998	1998	360
Arrowhead	Glendale	AZ	—	569	2,600	3,169	58	569	2,658	3,227	(735)	1997	1997	360
Chandler	Chandler	AZ	—	652	2,608	3,260	600	652	3,208	3,860	(1,282)	1986	1986	360
Collonade Mall	Phoenix	AZ	—	—	1,146	1,146	60	—	1,206	1,206	(407)	1998	1997	275
Cooper Road	Gilbert	AZ	—	376	2,398	2,774	59	376	2,457	2,833	(424)	2001	2001	360
Desert Sky	Phoenix	AZ	—	536	2,891	3,427	5	536	2,896	3,432	(452)	2001	2001	360
Dobson Ranch	Mesa	AZ	—	499	1,996	2,495	229	499	2,225	2,724	(767)	1996	1978	360
Houghton	Tucson	AZ	2,289	607	2,536	3,143	349	607	2,885	3,492	(579)	2000	2000	360
Mesa	Mesa	AZ	—	352	1,829	2,181	587	355	2,413	2,768	(1,045)	1987	1985	360
Mill Avenue	Tempe	AZ	—	147	1,799	1,946	105	431	1,620	2,051	(387)	1999	1998	360
Oro Valley	Tucson	AZ	—	561	2,930	3,491	5	561	2,935	3,496	(319)	2003	2003	360
Phoenix	Phoenix	AZ	—	670	2,697	3,367	209	656	2,920	3,576	(1,237)	1985	1984	360
Phoenix East	Phoenix	AZ	—	543	2,189	2,732	429	543	2,618	3,161	(1,097)	1987	1984	360
Scottsdale Air Park	Scottsdale	AZ	—	880	3,694	4,574	97	880	3,791	4,671	(1,129)	1997	1997	360
Scottsdale North	Scottsdale	AZ	—	1,093	4,811	5,904	449	1,093	5,260	6,353	(1,810)	1985	1985	360
Scottsdale South	Scottsdale	AZ	—	410	1,743	2,153	217	410	1,960	2,370	(878)	1985	1976/85	360
Shea	Scottsdale	AZ	—	786	3,165	3,951	283	807	3,427	4,234	(977)	1997	1996	360
Speedway	Tucson	AZ	—	744	2,304	3,048	799	773	3,074	3,847	(763)	1998	1998	360
Tanque Verde	Tucson	AZ	—	578	2,620	3,198	8	578	2,628	3,206	(387)	2002	2002	360
Union Hills	Phoenix	AZ	—	615	2,475	3,090	175	617	2,648	3,265	(691)	1998	1998	360
Val Vista	Gilbert	AZ	—	682	2,805	3,487	1,114	778	3,823	4,601	(766)	1999	1999	360
Warner	Tempe	AZ	—	313	1,352	1,665	280	313	1,632	1,945	(783)	1995	1985	360
Alicia Parkway	Laguna Hills	CA	—	1,729	7,027	8,756	434	1,729	7,461	9,190	(1,834)	1998	1991	360
Aliso Viejo	Aliso Viejo	CA	—	2,218	3,628	5,846	845	2,218	4,473	6,691	(1,455)	1996	1996	360
Antioch	Antioch	CA	3,281	638	4,366	5,004	513	678	4,839	5,517	(834)	2000	2000	360
Blossom Valley	San Jose	CA	—	1,204	4,128	5,332	628	1,212	4,748	5,960	(1,163)	1998	1998	360
Cabot Road	Laguna Niguel	CA	4,180	1,300	6,129	7,429	39	1,300	6,168	7,468	(922)	2001	2000	360
Capitol Expressway	San Jose	CA	—	973	6,181	7,154	(658)	—	6,496	6,496	(1,157)	2000	2000	360
Castro Valley	Castro Valley	CA	—	810	4,010	4,820	318	907	4,231	5,138	(1,422)	1996	1975	360
Castro Valley Business Park	Castro Valley	CA	—	97	390	487	26	97	416	513	(144)	1996	1975	360
Costa Mesa	Costa Mesa	CA	2,407	1,057	2,956	4,013	287	882	3,418	4,300	(725)	1999	1998	360
Culver City	Culver City	CA	—	1,039	4,146	5,185	328	1,039	4,474	5,513	(1,831)	1988	1989	360
Daly City	Daly City	CA	—	1,846	5,438	7,284	901	1,846	6,339	8,185	(2,606)	1995	1989	360
El Cajon	El Cajon	CA	—	1,013	4,113	5,126	737	1,013	4,850	5,863	(2,066)	1986	1977	360
El Cerito	Richmond	CA	—	765	3,055	3,820	316	765	3,371	4,136	(1,348)	1986	1987	360
Huntington Beach	Huntington Beach	CA	—	949	3,794	4,743	522	949	4,316	5,265	(1,715)	1988	1986	360
Kearney—Balboa	San Diego	CA	—	830	3,333	4,163	494	830	3,827	4,657	(1,618)	1986	1984	360
La Habra	La Habra	CA	—	715	2,886	3,601	404	715	3,290	4,005	(1,397)	1986	1979/91	360

SCHEDULE III—REAL ESTATE AND ACCUMULATED DEPRECIATION—(Continued)

	Location	State or Country(3)	Encum- brances(2)	INITIAL COST			Costs Subsequent to Acquisition	Gross Amount as of December 31, 2005				Owned Since	Year Built	Depr. Life in mos.
Property Name				Land	Building, Equip. & Other	Gross Storage Centers		Land and Land Held for Sale	Building Equip. & Other	Gross Storage centers	Accum. Depr.
Livermore	Livermore	CA	$—	$1,185	$4,622	$5,807	$(6)	$1,185	$4,616	$5,801	$(663)	2002	2002	360
Long Beach	Long Beach	CA	—	1,190	6,601	7,791	760	1,190	7,361	8,551	(578)	2003	2003	360
Martinez	Martinez	CA	—	1,012	2,215	3,227	8,334	2,830	8,731	11,561	(1,700)	1995	1987/2004	360
Monterey	Sand City	CA	—	1,274	6,107	7,381	(4)	1,274	6,103	7,377	(736)	2002	2002	360
Mountain View	Mountain View	CA	—	439	1,757	2,196	312	439	2,069	2,508	(864)	1987	1986	360
Natomas	Sacramento	CA	—	1,307	4,604	5,911	22	1,307	4,626	5,933	(349)	2003	2003	360
Newark	Newark	CA	—	855	3,421	4,276	499	855	3,920	4,775	(1,167)	1996	1991	360
Northridge	Northridge	CA	—	2,215	6,250	8,465	1,701	2,215	7,951	10,166	(454)	2004	2004	360
Oakley	Oakley	CA	—	1,570	4,655	6,225	17	1,570	4,672	6,242	(693)	2001	2001	360
Ontario	Ontario	CA	—	512	2,058	2,570	472	512	2,530	3,042	(696)	1996	1984	360
Orange	Orange	CA	—	1,144	4,580	5,724	96	1,144	4,676	5,820	(1,504)	1996	1985	360
Palm Desert	Palm Desert	CA	—	921	5,885	6,806	—	921	5,885	6,806	(105)	2005	2005	360
Palms	Los Angeles	CA	4,839	1,598	6,309	7,907	—	1,598	6,309	7,907	(409)	2003	2001	360
Palo Alto	Palo Alto	CA	—	701	2,805	3,506	596	705	3,397	4,102	(1,279)	1986	1987	360
Pinole	Pinole	CA	—	614	1,023	1,637	1,658	1,006	2,289	3,295	(672)	1995	1988	360
Presidio	San Francisco	CA	—	104	1,137	1,241	—	104	1,137	1,241	(40)	2005	2005	360
Rancho Mirage	Rancho Mirage	CA	—	912	5,313	6,225	1,125	957	6,393	7,350	(288)	2004	2004	360
Rancho San Diego	Rancho San Diego	CA	3,759	1,312	4,874	6,186	—	1,312	4,874	6,186	(519)	2003	2002	360
Sacramento	Sacramento	CA	—	680	2,723	3,403	132	680	2,855	3,535	(916)	1996	1991	360
San Juan Creek	San Juan Capistran	CA	4,693	1,450	5,526	6,976	1,345	1,450	6,871	8,321	(933)	2001	2001	360
San Leandro	San Leandro	CA	—	776	3,105	3,881	156	776	3,261	4,037	(1,080)	1996	1991	360
San Lorenzo	San Lorenzo	CA	—	611	2,447	3,058	212	611	2,659	3,270	(875)	1996	1990	360
Santa Ana	Santa Ana	CA	—	1,467	5,920	7,387	621	1,467	6,541	8,008	(2,704)	1986	1975/86	360
SF-Evans	San Francisco	CA	—	2,073	11,236	13,309	44	2,073	11,280	13,353	(1,155)	2002	2002	360
Solana Beach	Solana Beach	CA	—	—	6,837	6,837	620	—	7,457	7,457	(3,035)	1987	1984	360
South San Francisco	San Francisco	CA	—	721	2,897	3,618	333	721	3,230	3,951	(1,322)	1987	1985	360
Sunnyvale	Sunnyvale	CA	—	1,697	6,541	8,238	5,827	1,697	12,368	14,065	(3,750)	1986	1975/98	360
Tracy	Tracy	CA	—	732	2,928	3,660	279	732	3,207	3,939	(1,035)	1996	1986	360
Tracy II	Tracy	CA	—	840	2,858	3,698	42	826	2,914	3,740	(395)	2002	2000	360
Union City	Hayward	CA	—	287	1,208	1,495	197	287	1,405	1,692	(835)	1985	1985	360
Van Ness	San Francisco	CA	—	5,289	9,001	14,290	530	5,289	9,531	14,820	(1,878)	1999	1999/1934	360
Vista Park-Land Lease	San Jose	CA	—	—	93	93	4	—	97	97	(75)	2001	2000	360
Walnut Creek	Walnut Creek	CA	3,181	630	4,512	5,142	1,317	—	6,459	6,459	(1,430)	1999	1987	327
West Covina	West Covina	CA	3,896	1,470	4,869	6,339	8	1,470	4,877	6,347	(205)	2004	2001	360
Westpark	Irvine	CA	7,382	690	7,478	8,168	5,021	4,190	8,999	13,189	(1,841)	2000	1999	360
Westwood	Los Angeles	CA	—	951	3,797	4,748	4,318	951	8,115	9,066	(2,744)	1986	1988/97	360
Woodland Hills	Woodland Hills	CA	4,889	1,980	8,342	10,322	3	1,980	8,345	10,325	(297)	2004	2003	360
Denver Tech Center	Greenwood Village	CO	—	863	3,296	4,159	25	863	3,321	4,184	(265)	2003	2003	360

SCHEDULE III—REAL ESTATE AND ACCUMULATED DEPRECIATION—(Continued)

	Location	State or Country(3)	Encum- brances(2)	INITIAL COST			Costs Subsequent to Acquisition	Gross Amount as of December 31, 2005				Owned Since	Year Built	Depr. Life in mos.
Property Name				Land	Building, Equip. & Other	Gross Storage Centers		Land and Land Held for Sale	Building Equip. & Other	Gross Storage centers	Accum. Depr.
Highlands Ranch	Highlands Ranch	CO	$—	$594	$2,822	$3,416	$155	$596	$2,975	$3,571	$(121)	2004	2004	360
Kipling & Hampden	Lakewood	CO	—	326	2,472	2,798	8	327	2,479	2,806	(340)	2002	2002	360
Lakewood	Golden	CO	—	528	2,108	2,636	238	528	2,346	2,874	(922)	1986	1985	360
Northglenn	Northglenn	CO	—	531	2,152	2,683	729	531	2,881	3,412	(1,237)	1987	1979	360
Tamarac	Denver	CO	—	194	776	970	225	194	1,001	1,195	(446)	1984	1977	360
Thornton	Denver	CO	—	237	956	1,193	204	235	1,162	1,397	(506)	1984	1984	360
Windermere	Littleton	CO	—	653	2,690	3,343	481	653	3,171	3,824	(1,364)	1984	1977/79	360
Alafaya JV	Orlando	FL	2,791	1,984	3,234	5,218	105	1,984	3,339	5,323	(473)	2002	2002	360
Blue Heron	West Palm Beach	FL	—	1,327	5,490	6,817	236	1,327	5,726	7,053	(2,384)	1987	1975	360
Brandon	Brandon	FL	2,999	973	3,423	4,396	143	989	3,550	4,539	(825)	1999	1999	360
Carrollwood	Tampa	FL	1,480	884	2,705	3,589	579	911	3,257	4,168	(666)	2000	1999	360
Central Parkway	Altamonte Springs	FL	—	1,166	3,972	5,138	—	1,166	3,972	5,138	(95)	2005	1992	360
Colonial Town	Orlando	FL	4,564	1,040	3,439	4,479	269	1,040	3,708	4,748	(565)	2001	2001	360
Davie	Davie	FL	—	1,890	3,021	4,911	3,997	2,633	6,275	8,908	(2,314)	1996	1990	360
Daytona Beach	Daytona Beach	FL	2,902	1,620	3,165	4,785	174	1,651	3,308	4,959	(729)	1999	1999	360
Delray Beach	Delray Beach	FL	—	748	2,993	3,741	347	748	3,340	4,088	(1,114)	1996	1986	360
Eau Gallie	Melbourne	FL	2,607	629	2,718	3,347	139	649	2,837	3,486	(640)	1999	1999	360
Fairbanks	Winter Park	FL	—	1,104	3,329	4,433	165	1,104	3,494	4,598	(411)	2002	2002	360
Hunt Club	Apopka	FL	—	764	3,614	4,378	—	764	3,614	4,378	(328)	2003	2003	360
Hyde Park	Tampa	FL	2,907	1,237	2,773	4,010	1,000	1,243	3,767	5,010	(761)	2000	1999	360
Kirkman	Orlando	FL	—	954	3,151	4,105	—	954	3,151	4,105	(74)	2005	1990	360
Lauderhill	Lauderhill	FL	—	761	3,164	3,925	325	761	3,489	4,250	(1,050)	1997	1986	360
Maguire	Orlando	FL	3,501	954	4,244	5,198	—	954	4,244	5,198	(26)	2005	2005	360
Maitland	Maitland	FL	4,426	74	4,985	5,059	575	106	5,528	5,634	(1,598)	1997	1997	360
Margate	Margate	FL	—	906	3,623	4,529	(9)	906	3,614	4,520	(1,175)	1996	1984	360
McCoy-Wells Fargo NW	Orlando	FL	—	765	3,700	4,465	16	765	3,716	4,481	(542)	2001	2001	360
Military Trail	West Palm Beach	FL	—	1,140	4,564	5,704	222	1,140	4,786	5,926	(1,912)	1987	1981	360
Oakland Park	FT Lauderdale	FL	—	2,443	9,878	12,321	217	2,439	10,099	12,538	(4,073)	1985	1974/78	360
Oldsmar	Oldsmar	FL	2,273	606	2,787	3,393	155	628	2,920	3,548	(516)	2000	2000	360
Ormond Beach	Ormond Beach	FL	2,912	761	3,202	3,963	253	792	3,424	4,216	(739)	1999	1999	360
Oviedo	Oviedo	FL	2,744	527	2,716	3,243	331	535	3,039	3,574	(907)	1997	1997	360
Red Bug	Wintersprings	FL	2,530	856	2,951	3,807	150	825	3,132	3,957	(867)	1997	1997	360
Seminole	Seminole	FL	—	336	1,344	1,680	181	336	1,525	1,861	(654)	1986	1984/85	360
South Orange	Orlando	FL	3,032	715	2,709	3,424	349	741	3,032	3,773	(893)	1997	1997	360
South Semoran	Orlando	FL	2,701	933	3,184	4,117	862	965	4,014	4,979	(1,037)	1997	1997	360
University	Orlando	FL	—	1,140	4,374	5,514	7	1,140	4,381	5,521	(587)	2002	2002	360
Vineland	Orlando	FL	1,896	1,752	1,165	2,917	—	638	2,279	2,917	(522)	1999	1999	360
West Town	Altamonte Springs	FL	2,155	657	3,070	3,727	439	728	3,438	4,166	(843)	1998	1998	360

SCHEDULE III—REAL ESTATE AND ACCUMULATED DEPRECIATION—(Continued)

	Location	State or Country(3)	Encum- brances(2)	INITIAL COST			Costs Subsequent to Acquisition	Gross Amount as of December 31, 2005				Owned Since	Year Built	Depr. Life in mos.
Property Name				Land	Building, Equip. & Other	Gross Storage Centers		Land and Land Held for Sale	Building Equip. & Other	Gross Storage centers	Accum. Depr.
West Waters	Tampa	FL	$2,269	$950	$3,569	$4,519	$168	$950	$3,737	$4,687	$(650)	2000	2000	360
Ansley Park	Atlanta	GA	—	804	3,255	4,059	3,130	1,301	5,888	7,189	(2,374)	1995	1991	360
Brookhaven	Atlanta	GA	—	1,082	2,223	3,305	2,589	1,568	4,326	5,894	(1,718)	1995	1992	360
Clairmont Road	Atlanta	GA	—	470	1,907	2,377	370	470	2,277	2,747	(723)	1996	1990	360
Decatur	Decatur	GA	—	644	2,719	3,363	2,665	1,111	4,917	6,028	(1,973)	1995	1992	360
Forest Park	Forest Park	GA	—	573	2,293	2,866	201	573	2,494	3,067	(850)	1996	1980	360
Gwinnett Place	Lawrenceville	GA	—	820	2,324	3,144	551	820	2,875	3,695	(948)	1996	1996	360
Holcomb Bridge	Roswell	GA	2,750	917	2,991	3,908	8	920	2,996	3,916	(582)	1999	2000	360
Jones Bridge	Alpharetta	GA	—	676	3,833	4,509	28	630	3,907	4,537	(1,038)	1997	1997	360
Lawrenceville	Lawrenceville	GA	—	858	3,064	3,922	162	858	3,226	4,084	(874)	1997	1997	360
Morgan Falls	Atlanta	GA	—	1,429	5,718	7,147	382	1,429	6,100	7,529	(1,985)	1996	1990	360
Norcross	Norcross	GA	—	562	2,248	2,810	193	562	2,441	3,003	(831)	1996	1984	360
Peachtree	Duluth	GA	—	1,144	4,784	5,928	213	1,144	4,997	6,141	(1,564)	1997	1996	360
Perimeter Center	Atlanta	GA	—	1,458	2,715	4,173	256	1,458	2,971	4,429	(1,030)	1996	1996	360
Roswell	Roswell	GA	—	435	1,743	2,178	289	435	2,032	2,467	(814)	1986	1986	360
Sandy Plains	Marietta	GA	—	1,012	4,066	5,078	449	1,012	4,515	5,527	(1,089)	1998	1998	360
Satellite Blvd	Atlanta	GA	—	670	2,831	3,501	146	670	2,977	3,647	(892)	1997	1994	360
Stone Mountain	Stone Mountain	GA	—	656	2,637	3,293	262	656	2,899	3,555	(961)	1996	1985	360
Tucker	Tucker	GA	—	241	656	897	509	241	1,165	1,406	(390)	1996	1987	360
Alsip	Alsip	IL	—	250	1,001	1,251	1,520	250	2,521	2,771	(824)	1982	1980	360
Berwyn	Berwyn	IL	—	868	5,375	6,243	69	868	5,444	6,312	(694)	2002	2002	360
Bolingbrook	Bolingbrook	IL	—	641	2,631	3,272	571	641	3,202	3,843	(838)	1997	1997	360
Bridgeview	Bridgeview	IL	—	479	1,917	2,396	253	479	2,170	2,649	(890)	1985	1983	360
Chicago Heights	Chicago Heights	IL	—	1,543	3,575	5,118	(5)	1,543	3,570	5,113	(466)	2002	2002	360
Country Club Hills	Country Club Hills	IL	—	777	3,109	3,886	596	781	3,701	4,482	(789)	1999	1999	360
Dolton	Calumet City	IL	—	344	1,489	1,833	1,502	344	2,991	3,335	(1,003)	1982	1979	360
Fox Valley	Aurora	IL	—	927	2,986	3,913	30	932	3,011	3,943	(815)	1998	1998	360
Fullerton	Chicago	IL	—	3,325	6,965	10,290	98	3,325	7,063	10,388	(614)	2003	2003	360
Glenview West	Glenview	IL	—	1,003	3,878	4,881	25	1,003	3,903	4,906	(388)	2003	2003	360
Hillside	Hillside	IL	—	261	1,043	1,304	308	261	1,351	1,612	(516)	1988	1988	360
Lincolnwood	Lincolnwood	IL	—	818	4,356	5,174	5	818	4,361	5,179	(680)	2001	2001	360
Lisle	Lisle	IL	—	575	2,335	2,910	304	576	2,638	3,214	(1,073)	1986	1976/86	360
Lombard	Lombard	IL	—	392	1,566	1,958	269	239	1,988	2,227	(836)	1982	1980	360
Niles	Niles	IL	—	1,449	3,935	5,384	161	1,449	4,096	5,545	(524)	2002	2002	360
Oak Forest	Orland Park	IL	—	704	1,869	2,573	1,493	704	3,362	4,066	(1,206)	1995	1991	360
Palatine	Palatine	IL	2,134	413	2,213	2,626	1,146	453	3,319	3,772	(582)	2000	2000	360
River West	Chicago	IL	—	1,187	5,116	6,303	333	1,187	5,449	6,636	(426)	2003	2003	360
Rolling Meadows	Rolling Meadows	IL	—	384	1,587	1,971	550	384	2,137	2,521	(812)	1982	1980	360

SCHEDULE III—REAL ESTATE AND ACCUMULATED DEPRECIATION—(Continued)

	Location	State or Country(3)	Encum- brances(2)	INITIAL COST			Costs Subsequent to Acquisition	Gross Amount as of December 31, 2005				Owned Since	Year Built	Depr. Life in mos.
Property Name				Land	Building, Equip. & Other	Gross Storage Centers		Land and Land Held for Sale	Building Equip. & Other	Gross Storage centers	Accum. Depr.
Schaumburg	Schaumburg	IL	$—	$443	$1,808	$2,251	$501	$429	$2,323	$2,752	$(887)	1982	1980	360
Schaumburg South	Schaumburg	IL	—	490	3,231	3,721	1,531	921	4,331	5,252	(911)	1999	1999	360
Wheaton	Wheaton	IL	—	247	4,190	4,437	80	221	4,296	4,517	(744)	2002	2001	360
Willowbrook	Willowbrook	IL	—	412	1,650	2,062	433	412	2,083	2,495	(820)	1986	1979/82	360
Carmel	Carmel	IN	—	404	2,560	2,964	24	404	2,584	2,988	(899)	1996	1996	360
Castleton	Indianapolis	IN	—	494	1,969	2,463	189	522	2,130	2,652	(609)	1998	1988	360
College Park	Indianapolis	IN	—	694	2,777	3,471	778	694	3,555	4,249	(1,388)	1986	1984	360
Downtown Indy	Indianapolis	IN	2,792	947	3,393	4,340	(17)	1,286	3,037	4,323	(637)	2004	2000	360
Eagle Creek	Indianapolis	IN	—	802	2,646	3,448	76	802	2,722	3,524	(733)	1998	1998	360
East 62nd Street	Indianapolis	IN	—	376	1,629	2,005	—	376	1,629	2,005	(221)	2002	1999	360
East Washington St.	Indianapolis	IN	2,136	399	2,583	2,982	20	412	2,590	3,002	(539)	1999	1999	360
Fishers	Fishers	IN	—	827	3,394	4,221	424	827	3,818	4,645	(1,089)	1997	1987	360
Geist	Fishers	IN	—	547	2,356	2,903	5	547	2,361	2,908	(328)	2002	1999	360
Georgetown	Indianapolis	IN	—	461	2,143	2,604	432	461	2,575	3,036	(804)	1996	1996	360
Glendale	Indianapolis	IN	—	520	2,077	2,597	210	520	2,287	2,807	(949)	1986	1985	360
North Greenwood	Indianapolis	IN	—	—	2,600	2,600	65	—	2,665	2,665	(684)	1998	1998	360
Speedway—IN	Indianapolis	IN	—	472	2,094	2,566	177	452	2,291	2,743	(291)	2002	2002	360
Annapolis	Annapolis	MD	—	—	3,432	3,432	90	—	3,522	3,522	(917)	1998	1998	360
Briggs Chaney	Silver Springs	MD	—	430	1,727	2,157	187	430	1,914	2,344	(757)	1994	1987	360
Clinton	Clinton	MD	—	303	1,213	1,516	2,106	650	2,972	3,622	(927)	1986	1985	360
Crofton	Gambrills	MD	—	376	1,516	1,892	161	376	1,677	2,053	(674)	1988	1985	360
Frederick Road	Frederick	MD	—	206	826	1,032	154	206	980	1,186	(409)	1994	1987	360
Gaithersburg	Gaithersburg	MD	—	614	2,465	3,079	1,634	614	4,099	4,713	(1,493)	1994	1986	360
Germantown	Germantown	MD	—	552	2,218	2,770	231	552	2,449	3,001	(942)	1994	1988	360
Laurel	Laurel	MD	—	391	1,570	1,961	298	391	1,868	2,259	(752)	1988	1984	360
Oxon Hill	FT Washington	MD	—	349	1,401	1,750	192	349	1,593	1,942	(608)	1994	1987	360
Reisterstown	Owing Mills	MD	—	586	1,177	1,763	176	586	1,353	1,939	(178)	2002	1992	360
Suitland	Suitland	MD	—	660	2,638	3,298	246	660	2,884	3,544	(1,171)	1987	1985	360
Ann Arbor	Ann Arbor	MI	—	424	1,695	2,119	295	424	1,990	2,414	(878)	1988	1977	360
Auburn Hills	Auburn Hills	MI	—	565	2,798	3,363	198	565	2,996	3,561	(475)	2002	2001	360
Canton	Canton	MI	—	433	1,797	2,230	447	433	2,244	2,677	(789)	1988	1986	360
Canton South	Canton	MI	2,591	842	2,308	3,150	803	852	3,101	3,953	(557)	2000	2000	360
Clinton Township	Clinton Township	MI	—	754	3,195	3,949	267	772	3,444	4,216	(794)	1999	1999	360
Dearborn	Dearborn	MI	—	1,773	2,694	4,467	—	1,773	2,694	4,467	(238)	2003	2003	360
Farmington Hills (O’Brien)	Farmington Hills	MI	—	1,361	3,597	4,958	6	1,361	3,603	4,964	(234)	2004	2004	360
Flint South	Flint	MI	—	615	1,738	2,353	273	615	2,011	2,626	(301)	2001	1983	360
Fraser	Fraser	MI	—	627	2,599	3,226	290	627	2,889	3,516	(917)	1988	1985	360
Jackson	Jackson	MI	—	317	1,282	1,599	(376)	309	914	1,223	(4)	1997	1978	360

SCHEDULE III—REAL ESTATE AND ACCUMULATED DEPRECIATION—(Continued)

	Location	State or Country(3)	Encum- brances(2)	INITIAL COST			Costs Subsequent to Acquisition	Gross Amount as of December 31, 2005				Owned Since	Year Built	Depr. Life in mos.
Property Name				Land	Building, Equip. & Other	Gross Storage Centers		Land and Land Held for Sale	Building Equip. & Other	Gross Storage centers	Accum. Depr.
Lansing	Lansing	MI	$—	$124	$500	$624	$(184)	$124	$316	$440	$(2)	1983	1978/79	360
Livonia	Livonia	MI	—	636	2,634	3,270	532	636	3,166	3,802	(944)	1988	1985	360
Madison Heights	Madison Height	MI	—	487	2,099	2,586	772	487	2,871	3,358	(951)	1995	1977	360
Mt. Clemens	Mt. Clemens	MI	1,856	935	2,614	3,549	(130)	935	2,484	3,419	(390)	2001	2001	360
Plymouth	Canton Township	MI	—	348	1,436	1,784	1,295	348	2,731	3,079	(970)	1985	1979	360
Rochester	Shelby Township	MI	—	610	2,445	3,055	201	610	2,646	3,256	(880)	1996	1989	360
Rochester Hills	Rochester Hills	MI	—	970	3,929	4,899	84	970	4,013	4,983	(613)	2001	2001	360
Roseville	Roseville	MI	—	931	3,295	4,226	2	931	3,297	4,228	(235)	2003	2003	360
Southfield	Southfield	MI	—	702	2,824	3,526	721	702	3,545	4,247	(1,326)	1983	1976	360
Southfield at Telegraph	Southfield	MI	—	702	2,824	3,526	2,461	1,333	4,654	5,987	(579)	2002	2002	360
Sterling Heights	Sterling Heights	MI	—	919	3,692	4,611	174	919	3,866	4,785	(1,283)	1996	1986	360
Taylor	Taylor	MI	—	632	2,094	2,726	1,586	632	3,680	4,312	(1,311)	1995	1980	360
Troy—Maple	Troy	MI	—	556	2,243	2,799	3,359	1,987	4,171	6,158	(1,451)	1981	1975/77	360
Troy—Oakland Mall	Troy	MI	—	642	2,604	3,246	762	642	3,366	4,008	(1,313)	1983	1979	360
Walled Lake	Walled Lake	MI	—	359	1,437	1,796	564	359	2,001	2,360	(796)	1985	1984	360
Warren	Warren	MI	—	683	2,831	3,514	1,376	815	4,075	4,890	(1,110)	1988	1985	360
Westland	Westland	MI	—	617	3,607	4,224	—	617	3,607	4,224	(363)	2003	2003	360
Anoka	Anoka	MN	—	368	1,714	2,082	125	368	1,839	2,207	(166)	2003	1986	360
Apple Valley	Apple Valley	MN	—	633	3,103	3,736	44	633	3,147	3,780	(272)	2003	2001	360
Brooklyn Park	Brooklyn Park	MN	—	1,226	3,195	4,421	232	1,226	3,427	4,653	(283)	2003	1986	360
Burnsville	Burnsville	MN	—	661	3,074	3,735	40	661	3,114	3,775	(276)	2003	1999	360
Chanhassen	Chanhassen	MN	—	774	4,343	5,117	79	774	4,422	5,196	(389)	2003	1988/2000	360
Coon Rapids	Coon Rapids	MN	—	971	4,161	5,132	133	971	4,294	5,265	(366)	2003	1986/1997	360
Eden Prairie East	Eden Prairie	MN	—	1,182	4,894	6,076	162	1,182	5,056	6,238	(432)	2003	1978/1992	360
Eden Prairie West	Eden Prairie	MN	—	913	5,151	6,064	189	913	5,340	6,253	(439)	2003	1988/1997	360
Edina	Edina	MN	—	1,316	5,627	6,943	63	1,316	5,690	7,006	(475)	2003	1998	360
Hopkins	Hopkins	MN	—	829	2,522	3,351	60	829	2,582	3,411	(219)	2003	1989/1995	360
Little Canada	Little Canada	MN	—	1,233	8,182	9,415	410	1,233	8,592	9,825	(708)	2003	1982/1997	360
Maple Grove	Maple Grove	MN	—	653	2,199	2,852	39	653	2,238	2,891	(194)	2003	1996	360
Minnetonka	Minnetonka	MN	—	631	3,089	3,720	327	631	3,416	4,047	(267)	2003	1994	360
Plymouth 169	Plymouth	MN	—	534	1,175	1,709	20	534	1,195	1,729	(106)	2003	1972	360
Plymouth 494	Plymouth	MN	—	1,364	4,025	5,389	(5)	1,364	4,020	5,384	(344)	2003	1978	360
Plymouth West	Plymouth	MN	—	813	3,346	4,159	48	813	3,394	4,207	(286)	2003	2001	360
Richfield	Richfield	MN	—	1,298	5,458	6,756	18	1,298	5,476	6,774	(485)	2003	1983	360
Shorewood	Shorewood	MN	—	1,039	5,793	6,832	158	1,039	5,951	6,990	(510)	2003	1984/1998	360
Woodbury	Woodbury	MN	—	1,097	4,467	5,564	30	1,097	4,497	5,594	(393)	2003	2000	360
Southhaven	Hornlake	MS	1,761	814	1,863	2,677	1,007	835	2,849	3,684	(614)	1998	1998/2004	360
Albermarle	Charlotte	NC	3,308	707	3,960	4,667	149	707	4,109	4,816	(517)	2002	1984	360

SCHEDULE III—REAL ESTATE AND ACCUMULATED DEPRECIATION—(Continued)

Property Name	Location	State or Country(3)	Encum- brances(2)	INITIAL COST			Costs Subsequent to Acquisition	Gross Amount as of December 31, 2005				Owned Since	Year Built	Depr. Life in mos.
				Land	Building, Equip. & Other	Gross Storage Centers		Land and Land Held for Sale	Building Equip. & Other	Gross Storage centers	Accum. Depr.
Amity Ct	Charlotte	NC	$1,842	$433	$2,054	$2,487	$57	$459	$2,085	$2,544	$(280)	2002	1993	360
Arrowood	Charlotte	NC	2,597	1,155	2,541	3,696	212	1,218	2,690	3,908	(363)	2002	1992	360
Atlantic Avenue	Raleigh	NC	—	1,424	4,058	5,482	—	1,424	4,058	5,482	(96)	2005	1997	360
Capital Boulevard	Raleigh	NC	—	342	1,376	1,718	1,308	339	2,687	3,026	(798)	1994	1984	360
Cary	Cary	NC	—	714	2,860	3,574	1,843	714	4,703	5,417	(1,224)	1994	1984	360
Clayton	Clayton	NC	—	764	2,344	3,108	473	807	2,774	3,581	(305)	2002	1999	360
Concord	Concord	NC	1,897	665	1,949	2,614	110	703	2,021	2,724	(260)	2002	1995	360
Cone Blvd	Greensboro	NC	1,070	599	3,024	3,623	507	651	3,479	4,130	(419)	2002	2000	360
COTT	Matthews	NC	857	237	1,210	1,447	49	273	1,223	1,496	(155)	2002	1989	360
Country Club	Winston Salem	NC	—	757	3,198	3,955	1,355	803	4,507	5,310	(411)	2002	2000	360
Creedmoor	Raleigh	NC	—	807	3,178	3,985	15	807	3,193	4,000	(858)	1997	1997	360
Eastland	Charlotte	NC	2,228	536	3,209	3,745	144	536	3,353	3,889	(416)	2002	1983	360
English Rd	High Point	NC	—	602	2,020	2,622	433	636	2,419	3,055	(285)	2002	2000	360
Friendly Avenue	Greensboro	NC	—	657	3,175	3,832	—	657	3,175	3,832	(77)	2005	1997	360
Garner	Garner	NC	—	204	818	1,022	188	250	960	1,210	(392)	1994	1987	360
Gastonia	Gastonia	NC	2,200	881	2,138	3,019	—	881	2,138	3,019	(75)	2005	2005	360
Glenwood	Raleigh	NC	—	266	1,066	1,332	139	266	1,205	1,471	(509)	1994	1983	360
Glenwood Avenue	Raleigh	NC	—	1,214	2,975	4,189	—	1,214	2,975	4,189	(71)	2005	1997	360
Hickory	Hickory	NC	4,317	892	2,885	3,777	3,770	1,410	6,137	7,547	(773)	2002	1986	360
Lexington NC	Lexington	NC	1,046	430	1,315	1,745	83	425	1,403	1,828	(188)	2002	1987	360
Matthews	Matthews	NC	1,733	775	4,709	5,484	26	743	4,767	5,510	(603)	2002	1981	360
Monroe	Monroe	NC	2,125	506	2,628	3,134	10	506	2,638	3,144	(369)	2002	1985	360
Morrisville	Morrisville	NC	—	409	1,640	2,049	144	409	1,784	2,193	(725)	1994	1988	360
N. Tryon	Charlotte	NC	1,974	873	2,175	3,048	125	873	2,300	3,173	(309)	2002	1987	360
Park Rd	Charlotte	NC	—	1,014	3,337	4,351	2	1,014	3,339	4,353	(428)	2002	1998	360
Pavilion	Charlotte	NC	1,487	1,320	1,969	3,289	61	1,298	2,052	3,350	(254)	2002	1997	360
Pineville	Pineville	NC	9,168	2,334	4,764	7,098	151	2,334	4,915	7,249	(652)	2002	1983	360
Poole Road	Raleigh	NC	—	1,123	1,266	2,389	—	1,123	1,266	2,389	(31)	2005	1998	360
Randleman	Greensboro	NC	1,950	1,094	2,314	3,408	9	1,094	2,323	3,417	(293)	2002	1998	360
Rockingham	Rockingham	NC	774	157	1,564	1,721	20	157	1,584	1,741	(209)	2002	1996	360
Salisbury	Salisbury	NC	3,188	155	4,617	4,772	97	155	4,714	4,869	(579)	2002	1986	360
Silas Creek	Winston Salem	NC	—	1,640	2,311	3,951	1,035	1,691	3,295	4,986	(381)	2002	2000	360
South Boulevard	Charlotte	NC	4,794	2,180	3,926	6,106	36	2,180	3,962	6,142	(221)	2004	1996	360
South Raleigh	Raleigh	NC	—	792	610	1,402	—	792	610	1,402	(15)	2005	1997	360
Stallings	Matthews	NC	2,068	747	1,689	2,436	535	786	2,185	2,971	(317)	2002	1995	360
Wake Forest	Wake Forest	NC	713	851	1,484	2,335	500	901	1,934	2,835	(237)	2002	1998	360
Weddington	Waxhaw	NC	2,386	642	2,345	2,987	71	706	2,352	3,058	(293)	2002	1999	360
Wendover	Charlotte	NC	—	1,736	6,402	8,138	—	1,736	6,402	8,138	(151)	2005	2003	360

SCHEDULE III—REAL ESTATE AND ACCUMULATED DEPRECIATION—(Continued)

	Location	State or Country(3)	Encum- brances(2)	INITIAL COST			Costs Subsequent to Acquisition	Gross Amount as of December 31, 2005				Owned Since	Year Built	Depr. Life in mos.
Property Name				Land	Building, Equip. & Other	Gross Storage Centers		Land and Land Held for Sale	Building Equip. & Other	Gross Storage centers	Accum. Depr.
Wilkinson	Charlotte	NC	$1,968	$548	$2,777	$3,325	$115	$548	$2,892	$3,440	$(363)	2002	1986	360
Winston	Winston Salem	NC	1,171	354	1,441	1,795	252	328	1,719	2,047	(232)	2002	1985	360
Bricktown	Bricktown	NJ	3,699	1,398	2,640	4,038	2,423	1,957	4,504	6,461	(749)	2004	2000	360
Marlboro	Morganville	NJ	—	1,320	4,963	6,283	75	1,320	5,038	6,358	(814)	2001	2001	360
Marlton	Marlton	NJ	—	842	4,643	5,485	77	842	4,720	5,562	(421)	2003	2003	360
Old Bridge	Matawan	NJ	—	767	2,301	3,068	2,185	767	4,486	5,253	(1,479)	1987	1987/2000	360
Rockaway (dover)	Dover	NJ	—	2,038	3,983	6,021	38	2,038	4,021	6,059	(421)	2003	2003	360
Voorhees	Voorhees	NJ	—	1,121	4,268	5,389	(60)	1,121	4,208	5,329	(674)	2001	2001	360
West Paterson	West Paterson	NJ	—	1,944	6,367	8,311	66	1,944	6,433	8,377	(399)	2004	2004	360
Bethpage	Bethpage	NY	6,475	2,370	6,209	8,579	2,674	3,417	7,836	11,253	(1,211)	2004	2000	360
Commack	Commack	NY	6,140	3,461	6,203	9,664	212	3,461	6,415	9,876	(1,430)	1999	1999	360
Gold Street	Brooklyn	NY	—	1,194	4,821	6,015	1,622	1,194	6,443	7,637	(2,590)	1986	1940	360
Great Neck	Great Neck	NY	2,047	436	2,632	3,068	320	438	2,950	3,388	(569)	1999	1929/2000	360
Hempstead	Hempstead	NY	4,420	1,902	4,572	6,474	1,450	2,599	5,325	7,924	(969)	2004	2000	360
Melville	Melville	NY	—	1,099	3,897	4,996	3,739	1,099	7,636	8,735	(1,595)	1998	1998	360
Nesconset	Nesconset	NY	3,048	1,072	2,919	3,991	665	1,074	3,582	4,656	(678)	2000	2000	360
Northern Boulevard	Long Island	NY	—	1,244	5,039	6,283	1,119	1,244	6,158	7,402	(2,561)	1987	1940	360
Utica Avenue	Brooklyn	NY	—	830	3,556	4,386	653	830	4,209	5,039	(1,728)	1986	1964	360
Van Dam Street	Long Island	NY	—	760	3,189	3,949	540	760	3,729	4,489	(1,621)	1986	1925	360
Yonkers	Yonkers	NY	—	913	3,936	4,849	739	913	4,675	5,588	(2,008)	1986	1928	360
16th & Sandy	Portland	OR	—	231	938	1,169	1,521	492	2,198	2,690	(700)	1995	1973	360
Allen Boulevard	Beaverton	OR	—	525	2,101	2,626	121	525	2,222	2,747	(734)	1996	1973	360
Barbur Boulevard	Portland	OR	—	337	3,411	3,748	2,612	790	5,570	6,360	(2,157)	1995	1993	360
Beaverton	Beaverton	OR	—	216	4,201	4,417	—	216	4,201	4,417	(161)	1985	2005	360
Denney Road	Beaverton	OR	—	593	2,380	2,973	271	593	2,651	3,244	(1,070)	1989	1988	360
Division	Portland	OR	—	352	1,395	1,747	2,708	809	3,646	4,455	(1,320)	1996	1992	360
Gresham	Gresham	OR	—	744	2,442	3,186	122	744	2,564	3,308	(864)	1996	1996	360
Hillsboro	Hillsboro	OR	—	720	2,992	3,712	185	720	3,177	3,897	(1,047)	1996	1996	360
King City/Tigard	Tigard	OR	—	511	2,051	2,562	228	511	2,279	2,790	(929)	1987	1986	360
Liberty Road	Salem	OR	—	524	1,280	1,804	3,971	889	4,886	5,775	(1,245)	1995	1993	360
Milwaukie	Milwaukie	OR	—	583	2,005	2,588	3,290	1,161	4,717	5,878	(1,687)	1996	1990	360
Oregon City	Oregon City	OR	—	321	1,613	1,934	2,088	715	3,307	4,022	(1,334)	1995	1992	360
Portland	Portland	OR	—	382	1,530	1,912	160	382	1,690	2,072	(694)	1988	1988	360
Salem	Salem	OR	—	574	2,294	2,868	519	574	2,813	3,387	(1,172)	1983	1979/81	360
Airport	Philadelphia	PA	—	799	3,194	3,993	731	799	3,925	4,724	(1,509)	1986	1985	360
Edgemont	Newton Square	PA	—	497	3,070	3,567	2,761	949	5,379	6,328	(2,075)	1995	1992	360
Jenkintown	Jenkintown	PA	—	1	2,247	2,248	115	—	2,363	2,363	(128)	2004	2004	360
Oxford Valley	Fairless Hills	PA	—	1,197	4,174	5,371	84	1,197	4,258	5,455	(558)	2002	2002	360

SCHEDULE III—REAL ESTATE AND ACCUMULATED DEPRECIATION—(Continued)

	Location	State or Country(3)	Encum- brances(2)	INITIAL COST			Costs Subsequent to Acquisition	Gross Amount as of December 31, 2005				Owned Since	Year Built	Depr. Life in mos.
Property Name				Land	Building, Equip. & Other	Gross Storage Centers		Land and Land Held for Sale	Building Equip. & Other	Gross Storage centers	Accum. Depr.
Painters Crossing	Glen Mills	PA	$—	$513	$2,868	$3,381	$9	$511	$2,879	$3,390	$(765)	1998	1998	360
Valley Forge	Berwyn	PA	—	331	2,816	3,147	594	—	3,741	3,741	(416)	2002	2002	360
Westchester	West Chester	PA	—	—	4,197	4,197	578	—	4,775	4,775	(1,931)	1986	1980	360
Ashley River	Charleston	SC	—	851	3,880	4,731	5	910	3,826	4,736	(483)	2002	1999	360
Ballantyne	Fort Mill	SC	—	640	1,976	2,616	638	681	2,573	3,254	(286)	2002	1998	360
Charleston	Ladson	SC	1,892	403	3,063	3,466	505	467	3,504	3,971	(427)	2002	1999	360
Dave Lyle	Rock Hill	SC	—	487	2,483	2,970	417	533	2,854	3,387	(341)	2002	2000	360
Florence	Florence	SC	2,653	584	3,841	4,425	213	584	4,054	4,638	(483)	2002	1985	360
Garners Ferry	Columbia	SC	2,338	1,026	2,361	3,387	44	1,026	2,405	3,431	(309)	2002	1988	360
Greenville	Greenville	SC	1,794	330	1,557	1,887	33	330	1,590	1,920	(235)	2002	1987	360
James Island (Folly Road)	Charleston	SC	—	605	2,372	2,977	—	605	2,372	2,977	(190)	2003	2003	360
Rock Hill	Rock Hill	SC	2,181	415	1,867	2,282	381	451	2,212	2,663	(284)	2002	1998	360
Rosewood (Morningstar)	Columbia	SC	—	363	3,549	3,912	11	363	3,560	3,923	(256)	2002	2004	360
Shriners	Greenville	SC	1,968	431	2,324	2,755	73	460	2,368	2,828	(314)	2002	1998	360
Spartanburg	Spartanburg	SC	472	212	1,065	1,277	102	212	1,167	1,379	(156)	2002	1986	360
Sumter	Sumter	SC	1,142	268	1,657	1,925	72	253	1,744	1,997	(225)	2002	1986	360
Sunset	Lexington	SC	—	535	2,299	2,834	443	400	2,877	3,277	(331)	2002	1999	360
Woodruff	Greenville	SC	1,866	1,082	1,390	2,472	208	1,078	1,602	2,680	(216)	2002	1996	360
Franklin	Franklin	TN	2,245	569	2,057	2,626	140	584	2,182	2,766	(796)	1995	1995	360
Hermitage	Hermitage	TN	2,259	157	2,445	2,602	597	327	2,872	3,199	(1,325)	1995	1995	360
Hickory Hollow	Antioch	TN	1,686	743	2,337	3,080	318	758	2,640	3,398	(777)	1997	1997	360
Medical Center—TN	Nashville	TN	1,738	236	2,251	2,487	126	246	2,367	2,613	(909)	1995	1995	360
Rivergate	Madison	TN	2,913	760	1,958	2,718	870	776	2,812	3,588	(854)	1996	1996	360
South Main	Memphis	TN	585	465	1,480	1,945	(329)	352	1,264	1,616	(312)	2000	2000	360
Stones River	Murfreesboro	TN	2,175	373	1,879	2,252	584	399	2,437	2,836	(661)	1998	1998	360
Sycamore View	Memphis	TN	1,161	340	1,460	1,800	1,360	364	2,796	3,160	(716)	1998	1998	360
Winchester	Memphis	TN	1,897	620	2,655	3,275	277	642	2,910	3,552	(807)	1998	1998	360
Wolfchase	Memphis	TN	1,564	760	1,881	2,641	630	781	2,490	3,271	(760)	1997	1997	360
Audelia II	Richardson	TX	—	689	2,286	2,975	(5)	689	2,281	2,970	(339)	2002	2002	360
Bandera Road	San Antonio	TX	—	468	1,873	2,341	155	468	2,028	2,496	(867)	1988	1981	360
Bedford	Bedford	TX	—	408	1,678	2,086	174	408	1,852	2,260	(800)	1985	1984	360
Bee Caves Road	Austin	TX	—	608	3,609	4,217	1,305	1,207	4,315	5,522	(944)	1999	1999	360
Beltline	Irving	TX	—	414	1,671	2,085	476	414	2,147	2,561	(953)	1989	1985/86	360
Blanco Road	San Antonio	TX	—	801	3,235	4,036	160	801	3,395	4,196	(1,436)	1988	1989/91	360
Champions	Houston	TX	—	515	2,775	3,290	261	484	3,067	3,551	(782)	1998	1998	360
Cinco Ranch	Katy	TX	—	1,751	1,336	3,087	108	523	2,672	3,195	(630)	1999	1998	360
City Place	Dallas	TX	—	1,045	3,314	4,359	464	1,118	3,705	4,823	(846)	1999	1999	360
East Lamar	Arlington	TX	—	742	1,863	2,605	592	742	2,455	3,197	(767)	1996	1996	360

SCHEDULE III—REAL ESTATE AND ACCUMULATED DEPRECIATION—(Continued)

	Location	State or Country(3)	Encum- brances(2)	INITIAL COST			Costs Subsequent to Acquisition	Gross Amount as of December 31, 2005						Depr. Life in mos.
Property Name				Land	Building, Equip. & Other	Gross Storage Centers		Land and Land Held for Sale	Building Equip. & Other	Gross Storage centers	Accum. Depr.	Owned Since	Year Built
Federal Road	Houston	TX	$—	$552	$2,223	$2,775	$208	$552	$2,431	$2,983	$(1,039)	1988	1988	360
First Colony	Missouri City	TX	—	447	2,175	2,622	36	427	2,231	2,658	(431)	2000	1994	360
Forum 303	Arlington	TX	—	273	1,100	1,373	182	273	1,282	1,555	(565)	1986	1984	360
Fredericksburg Road	San Antonio	TX	—	645	2,596	3,241	439	645	3,035	3,680	(1,254)	1987	1978/82	360
Greenville Avenue	Dallas	TX	—	768	3,104	3,872	817	1,375	3,314	4,689	(922)	1998	1998	360
Helotes	Helotes	TX	1,816	481	2,277	2,758	41	493	2,306	2,799	(453)	2000	2000	360
Henderson Pass	San Antonio	TX	—	562	2,348	2,910	933	1,386	2,457	3,843	(670)	1998	1995	360
Henderson Street	Fort Worth	TX	—	318	3,137	3,455	966	338	4,083	4,421	(884)	1999	1999	360
Highway 26	Hurst	TX	—	517	2,761	3,278	(1)	527	2,750	3,277	(468)	2001	2001	360
Highway 78	San Antonio	TX	—	392	1,550	1,942	229	392	1,779	2,171	(480)	1998	1997	360
Hill Country Village	San Antonio	TX	—	679	2,731	3,410	200	679	2,931	3,610	(1,237)	1985	1982	360
Hillcroft	Houston	TX	—	—	3,645	3,645	101	—	3,746	3,746	(1,548)	1991	1988	360
Hurst	Hurst	TX	—	363	1,492	1,855	154	363	1,646	2,009	(677)	1987	1974	360
Imperial Valley	Houston	TX	—	461	1,856	2,317	224	461	2,080	2,541	(887)	1988	1987	360
Irving	Irving	TX	—	180	734	914	813	314	1,413	1,727	(592)	1985	1975/84	360
Kingwood	Kingwood	TX	—	525	2,097	2,622	813	511	2,924	3,435	(1,128)	1988	1988	360
Lakeline	Austin	TX	—	737	3,412	4,149	(24)	748	3,377	4,125	(596)	2001	2001	360
Las Colinas	Irving	TX	2,326	478	2,717	3,195	461	491	3,165	3,656	(591)	2000	2000	360
Lewisville	Lewisville	TX	—	434	2,521	2,955	31	434	2,552	2,986	(810)	1997	1997	360
MacArthur	Irving	TX	—	180	734	914	1,241	359	1,796	2,155	(838)	1985	1975/84	360
Macarthur Crossing	Irving	TX	—	746	2,577	3,323	404	746	2,981	3,727	(1,023)	1996	1996	360
Medical Center (TX)	Houston	TX	—	737	2,950	3,687	336	737	3,286	4,023	(1,500)	1989	1989	360
Medical Center SA	San Antonio	TX	2,165	660	2,683	3,343	149	667	2,825	3,492	(544)	2000	2000	360
Mission Bend	Houston	TX	—	653	2,218	2,871	560	653	2,778	3,431	(937)	1995	1995	360
Nacogdoches	San Antonio	TX	—	363	1,565	1,928	1,561	381	3,108	3,489	(773)	1998	1996	360
North Austin	Austin	TX	—	609	1,331	1,940	25	609	1,356	1,965	(62)	1986	2004	360
North Carrollton	Carrollton	TX	—	627	2,739	3,366	38	627	2,777	3,404	(575)	2000	1999	360
North Park	Kingwood	TX	—	570	2,163	2,733	79	549	2,263	2,812	(432)	2000	1996	360
Oak Farms	Houston	TX	—	2,603	2,730	5,333	986	2,652	3,667	6,319	(827)	1999	1999	360
Oak Hills	Austin	TX	2,491	149	3,568	3,717	21	—	3,738	3,738	(840)	1999	1999	360
Oltorf	Austin	TX	—	609	4,399	5,008	2	609	4,401	5,010	(593)	2002	2002	360
Olympia	Missouri City	TX	2,247	489	2,912	3,401	24	505	2,920	3,425	(550)	2000	2000	360
Park Cities East	Dallas	TX	—	1,017	2,686	3,703	329	1,017	3,015	4,032	(1,054)	1995	1995	360
Parker Road	Plano	TX	—	809	2,133	2,942	49	809	2,182	2,991	(765)	1995	1995	360
Preston Road	Dallas	TX	—	703	2,702	3,405	118	697	2,826	3,523	(888)	1997	1997	360
River Oaks	Houston	TX	—	987	2,565	3,552	5,018	1,738	6,832	8,570	(2,657)	1996	1989	360
Round Rock	Round Rock	TX	—	386	1,641	2,027	162	386	1,803	2,189	(589)	1997	1995	360
San Antonio NE	San Antonio	TX	—	406	1,630	2,036	159	406	1,789	2,195	(758)	1985	1982	360

SCHEDULE III—REAL ESTATE AND ACCUMULATED DEPRECIATION—(Continued)

	Location	State or Country(3)	Encum- brances(2)	INITIAL COST			Costs Subsequent to Acquisition	Gross Amount as of December 31, 2005				Owned Since	Year Built	Depr. Life in mos.
Property Name				Land	Building, Equip. & Other	Gross Storage Centers		Land and Land Held for Sale	Building Equip. & Other	Gross Storage centers	Accum. Depr.
Shavano Park	San Antonio	TX	$—	$566	$2,887	$3,453	$(6)	$565	$2,882	$3,447	$(440)	2001	2001	360
Slaughter Lane	Austin	TX	—	592	2,428	3,020	340	592	2,768	3,360	(866)	1997	1994	360
South Cooper	Arlington	TX	—	632	2,305	2,937	335	632	2,640	3,272	(867)	1996	1996	360
South Main—TX	Houston	TX	—	404	1,039	1,443	184	392	1,235	1,627	(284)	2000	1999	360
Southlake	Southlake	TX	—	670	2,738	3,408	429	670	3,167	3,837	(801)	1998	1998	360
Sugarland	Sugarland	TX	—	761	2,991	3,752	191	761	3,182	3,943	(1,309)	1988	1987	360
T.C. Jester	Houston	TX	—	903	3,613	4,516	491	903	4,104	5,007	(1,304)	1996	1990	360
The Quarry	San Antonio	TX	—	1,316	2,817	4,133	164	488	3,809	4,297	(919)	1999	1999	360
Thousand Oaks	San Antonio	TX	—	421	1,683	2,104	158	421	1,841	2,262	(771)	1986	1987	360
Universal City	Universal City	TX	—	169	593	762	1,098	169	1,691	1,860	(690)	1995	1985	360
Valley Ranch	Coppell	TX	—	791	3,210	4,001	240	791	3,450	4,241	(1,064)	1997	1995	360
West University	Houston	TX	—	1,121	4,484	5,605	205	1,121	4,689	5,810	(1,942)	1989	1988	360
Westchase	Houston	TX	—	250	2,756	3,006	16	351	2,671	3,022	(520)	2000	1998	360
Westheimer	Houston	TX	—	611	2,470	3,081	92	611	2,562	3,173	(1,040)	1986	1977	360
Windcrest	San Antonio	TX	—	626	2,535	3,161	510	626	3,045	3,671	(995)	1996	1975	360
Woodforest	Houston	TX	—	538	1,870	2,408	438	538	2,308	2,846	(732)	1996	1996	360
Woodlands	Spring	TX	—	737	2,948	3,685	405	737	3,353	4,090	(1,374)	1988	1988	360
Bayside	Virginia Beach	VA	—	236	943	1,179	358	236	1,301	1,537	(500)	1988	1984	360
Burke	Fairfax	VA	—	634	2,539	3,173	233	634	2,772	3,406	(878)	1996	1984	360
Burke Centre	Burke	VA	—	1,035	4,778	5,813	274	1,035	5,052	6,087	(700)	2001	1983	360
Cedar Road	Chesapeake	VA	—	295	1,184	1,479	268	295	1,452	1,747	(547)	1994	1989	360
Charlottesville	Charlottesville	VA	—	305	1,225	1,530	150	305	1,375	1,680	(583)	1994	1984	360
Chesapeake	Chesapeake	VA	—	454	1,821	2,275	110	454	1,931	2,385	(639)	1996	1986	360
Crater Road	Petersburg	VA	—	224	898	1,122	120	224	1,018	1,242	(416)	1994	1987	360
Dale City	Dale City	VA	—	346	1,388	1,734	514	346	1,902	2,248	(711)	1994	1986	360
Fairfax	Fairfax	VA	—	1,136	4,555	5,691	2,542	1,414	6,819	8,233	(2,636)	1986	1980	360
Falls Church	Falls Church	VA	—	1,413	5,661	7,074	1,685	1,413	7,346	8,759	(2,477)	1987	1988	360
Fordson	Alexandria	VA	—	324	3,114	3,438	95	324	3,209	3,533	(452)	2002	1984	360
Fullerton	Springfield	VA	—	1,139	4,346	5,485	128	1,139	4,474	5,613	(657)	2001	1983	360
Gainesville	Gainesville	VA	—	245	983	1,228	196	245	1,179	1,424	(489)	1994	1988	360
Herndon	Herndon	VA	—	582	2,334	2,916	576	582	2,910	3,492	(1,142)	1988	1985	360
Holland Road	Virginia Beach	VA	—	204	818	1,022	207	204	1,025	1,229	(443)	1994	1985	360
Jefferson Davis Hwy	Richmond	VA	—	306	1,226	1,532	127	306	1,353	1,659	(552)	1994	1990	360
Kempsville	Virginia Beach	VA	—	279	1,116	1,395	170	279	1,286	1,565	(512)	1989	1985	360
Laskin Road	Virginia Beach	VA	—	305	1,225	1,530	181	305	1,406	1,711	(588)	1994	1984	360
Leesburg	Leesburg	VA	—	541	2,174	2,715	97	541	2,271	2,812	(742)	1996	1986	360
Manassas East	Manassas	VA	—	339	1,406	1,745	28	339	1,434	1,773	(596)	2004	N/A	360
Manassas West/East	Manassas	VA	—	315	1,221	1,536	738	315	1,959	2,274	(767)	1988	1984	360

SCHEDULE III—REAL ESTATE AND ACCUMULATED DEPRECIATION—(Continued)

	Location	State or Country(3)	Encum- brances(2)	INITIAL COST			Costs Subsequent to Acquisition	Gross Amount as of December 31, 2005				Owned Since	Year Built	Depr. Life in mos.
Property Name				Land	Building, Equip. & Other	Gross Storage Centers		Land and Land Held for Sale	Building Equip. & Other	Gross Storage centers	Accum. Depr.
McLean	McLean	VA	$—	$—	$1,839	$1,839	$1,799	$—	$3,638	$3,638	$(1,599)	1997	1997	225
Merrifield	Fairfax	VA	—	3,184	3,966	7,150	918	3,192	4,876	8,068	(1,006)	1999	1999	360
Midlothian Turnpike	Richmond	VA	—	646	2,591	3,237	85	582	2,740	3,322	(902)	1996	1984	360
Newport News North	Newport News	VA	—	574	2,301	2,875	393	574	2,694	3,268	(857)	1996	1986	360
Newport News South	Newport News	VA	—	496	2,014	2,510	383	496	2,397	2,893	(969)	1985	1985	360
North Richmond	Richmond	VA	—	344	1,375	1,719	220	344	1,595	1,939	(670)	1988	1984	360
Old Towne	Alexandria	VA	5,500	2,036	7,210	9,246	173	2,036	7,383	9,419	(1,548)	1999	1999	360
Potomac Mills	Woodbridge	VA	—	1,114	3,440	4,554	32	1,122	3,464	4,586	(932)	1997	1997	360
Princess Anne Road	Virginia Beach	VA	—	305	1,225	1,530	128	305	1,353	1,658	(539)	1994	1985	360
South Military Highway	Virginia Beach	VA	—	289	1,161	1,450	363	289	1,524	1,813	(512)	1996	1984	360
Sterling (Cascades)	Sterling	VA	—	2,292	3,639	5,931	64	2,292	3,703	5,995	(937)	1998	1998	360
Telegraph	Lorton	VA	—	441	2,036	2,477	302	441	2,338	2,779	(319)	2001	2001	360
Temple	Prince George	VA	—	297	1,193	1,490	213	297	1,406	1,703	(562)	1994	1989	360
Virginia Beach Blvd.	Virginia Beach	VA	—	502	1,832	2,334	513	502	2,345	2,847	(963)	1989	1985	360
Auburn	Auburn	WA	—	760	2,773	3,533	214	760	2,987	3,747	(1,042)	1996	1996	360
Ballinger Way	Shoreline	WA	—	893	3,545	4,438	55	893	3,600	4,493	(226)	2004	2004	360
Bellefield	Bellevue	WA	—	957	3,830	4,787	288	957	4,118	5,075	(1,367)	1996	1978	360
Bellevue	Bellevue	WA	—	1,860	7,483	9,343	5,196	2,320	12,219	14,539	(4,159)	1984	1975/99	360
Bellingham	Bellingham	WA	—	601	2,400	3,001	415	601	2,815	3,416	(1,121)	1981	1981	360
Bremerton	Bremerton	WA	—	563	2,297	2,860	135	563	2,432	2,995	(716)	1997	1976	360
Burien	Burien	WA	—	646	2,622	3,268	565	646	3,187	3,833	(1,296)	1985	1974	360
Burien II	Seatac	WA	—	388	1,553	1,941	313	388	1,866	2,254	(788)	1985	1979	360
Canyon Park	Bothell	WA	—	1,023	2,949	3,972	332	1,023	3,281	4,304	(1,534)	1996	1990	360
Canyon Road Puyallup	Puyallup	WA	—	234	937	1,171	168	234	1,105	1,339	(379)	1996	1986	360
Capitol Hill	Seattle	WA	—	764	4,516	5,280	990	839	5,431	6,270	(3,164)	1987	1988	360
East Bremerton	Bremerton	WA	—	576	2,312	2,888	262	576	2,574	3,150	(854)	1996	1985	360
East Lynnwood	Lynnwood	WA	—	482	1,933	2,415	534	482	2,467	2,949	(955)	1986	1978	360
Edmonds	Edmonds	WA	—	1,190	4,806	5,996	670	1,190	5,476	6,666	(2,133)	1984	1974/75	360
Everett	Everett	WA	—	512	2,045	2,557	772	512	2,817	3,329	(1,107)	1981	1978	360
Factoria	Bellevue	WA	—	590	2,362	2,952	241	580	2,613	3,193	(1,010)	1984	1984	360
Factoria Square	Bellevue	WA	—	1,226	4,909	6,135	203	1,226	5,112	6,338	(1,635)	1996	1989	360
Federal Way	Federal Way	WA	—	862	3,414	4,276	301	872	3,705	4,577	(1,611)	1984	1975	360
Gig Harbor	Gig Harbor	WA	—	1,119	769	1,888	126	1,059	955	2,014	(248)	1999	1980	360
Hazel Dell	Vancover	WA	—	728	1,506	2,234	2,928	1,279	3,883	5,162	(1,350)	1996	1989	360
Highland Hills	Tacoma	WA	—	592	2,362	2,954	290	592	2,652	3,244	(1,085)	1981	1982	360
Issaquah	Issaquah	WA	—	615	2,460	3,075	248	615	2,708	3,323	(1,159)	1985	1986	360
Juanita	Kirkland	WA	3,472	877	4,469	5,346	30	877	4,499	5,376	(866)	2000	2000	360
Kennydale	Renton	WA	—	816	3,267	4,083	233	816	3,500	4,316	(1,095)	1996	1991	360

SCHEDULE III—REAL ESTATE AND ACCUMULATED DEPRECIATION—(Continued)

				INITIAL COST				Gross Amount as of December 31, 2005
Property Name	Location	State or Country(3)	Encum- brances(2)	Land	Building, Equip. & Other	Gross Storage Centers	Costs Subsequent to Acquisition	Land and Land Held for Sale	Building Equip. & Other	Gross Storage centers	Accum. Depr.	Owned Since	Year Built	Depr. Life in mos.
Kent	Kent	WA	$—	$557	$2,297	$2,854	$52	$543	$2,363	$2,906	$(701)	1997	1977	360
Lacey	Lacey	WA	—	251	1,014	1,265	105	185	1,185	1,370	(362)	1997	1977	360
Lake City	Seattle	WA	—	572	2,421	2,993	340	572	2,761	3,333	(1,212)	1995	1987	360
Lake Union	Seattle	WA	—	1,580	7,440	9,020	62	2,956	6,126	9,082	(2,614)	1998	1998	360
Lakewood 512	Lakewood	WA	—	920	3,676	4,596	737	920	4,413	5,333	(1,602)	1987	1979/81	360
Lynnwood	Lynnwood	WA	—	775	3,186	3,961	143	757	3,347	4,104	(980)	1997	1979	360
Mill Creek	Everett	WA	—	627	3,760	4,387	315	627	4,075	4,702	(975)	1998	1998	360
Parkland	Tacoma	WA	—	400	1,634	2,034	138	391	1,781	2,172	(531)	1997	1980	360
Pier 57	Seattle	WA	—	872	4,558	5,430	131	872	4,689	5,561	(1,141)	1986	1912/98	360
Port Orchard	Port Orchard	WA	—	483	2,013	2,496	151	483	2,164	2,647	(690)	1997	1991	360
Queen Anne/Magnolia	Seattle	WA	—	952	3,777	4,729	305	952	4,082	5,034	(1,705)	1987	1988	360
Redmond	Redmond	WA	—	537	5,503	6,040	52	529	5,563	6,092	(1,380)	1998	1998	360
Renton	Renton	WA	—	625	2,557	3,182	308	625	2,865	3,490	(1,211)	1984	1979/89	360
Salmon Creek	Vancouver	WA	—	759	3,327	4,086	153	759	3,480	4,239	(1,048)	1997	1997	360
Sammamish Plateau	Sammamish	WA	—	963	3,854	4,817	71	963	3,925	4,888	(982)	1998	1998	360
Shoreline	Shoreline	WA	—	770	3,446	4,216	734	770	4,180	4,950	(1,643)	1986	1978	360
Smokey Point(1)(5)	Arlington	WA	—	232	929	1,161	(280)	881	—	881	—	1987	1984/87	360
South Hill	Puyallup	WA	—	300	1,247	1,547	209	300	1,456	1,756	(591)	1995	1980	360
Southcenter	Renton	WA	—	425	1,783	2,208	241	425	2,024	2,449	(881)	1985	1979	360
Sprague	Tacoma	WA	—	717	1,431	2,148	2,937	1,241	3,844	5,085	(1,435)	1996	1950/89	360
Tacoma South(1)(5)	Tacoma	WA	—	315	1,263	1,578	(284)	1,294	—	1,294	—	1987	1975	360
Totem Lake	Kirkland	WA	—	660	2,668	3,328	321	660	2,989	3,649	(1,233)	1984	1978	360
Vancouver Mall	Vancouver	WA	—	364	1,457	1,821	326	364	1,783	2,147	(770)	1980	1982	360
W. Olympia	Olympia	WA	—	359	1,446	1,805	131	351	1,585	1,936	(456)	1997	1978	360
West Seattle	Seattle	WA	—	698	4,202	4,900	66	698	4,268	4,966	(1,298)	1997	1997	360
White Center (aka West Seattle)	Seattle	WA	—	559	2,284	2,843	199	559	2,483	3,042	(1,014)	1980	1981	360
Woodinville	Woodinville	WA	—	674	2,693	3,367	454	674	3,147	3,821	(1,203)	1984	1982/84	360
Corporate Office	Seattle	WA	—	3,947	7,096	11,043	19,204	4,070	26,178	30,248	(18,669)	1998	1998	360
Monocacy (Land with no Building)	Frederick	MD	—	1,288	—	1,288	—	1,288	—	1,288	—	2002	N/A	N/A
Olive Interbelt (Non-Shurgard Store)	St. Louis	MO	—	818	3,705	4,523	116	818	3,821	4,639	(1,527)	1994	1994	360
Dolfield(1)	Baltimore	MD	—	—	—	—	565	565	—	565	—	2003	N/A	N/A
Fontana-Sierra(1)	Fontana	CA	—	391	1,572	1,963	(1,635)	328	—	328	—	1987	1980/85	N/A
St. Peters (Land with no Building)	St. Peters	MO	—	1,012	—	1,012	25	1,037	—	1,037	—	1999	N/A	N/A

Domestic total			$248,741	$376,524	$1,421,816	$1,798,340	$259,428	$398,314	$1,659,455	$2,057,769	$(432,937)

SCHEDULE III—REAL ESTATE AND ACCUMULATED DEPRECIATION—(Continued)

	Location	State or Country(3)	Encum- brances(2)	INITIAL COST			Costs Subsequent to Acquisition	Gross Amount as of December 31, 2005						Depr. Life in mos.
Property Name				Land	Building, Equip. & Other	Gross Storage Centers		Land and Land Held for Sale	Building Equip. & Other	Gross Storage centers	Accum. Depr.	Owned Since	Year Built
Aartselaar	Antwerpen	Belgium	$3,345	$1,030	$6,038	$7,068	$674	$1,397	$6,345	$7,742	$(1,402)	2004	1997	360
Antwerpen Bredabaan	Antwerpen	Belgium	3,045	1,753	4,683	6,436	423	2,003	4,856	6,859	(672)	2004	2000	360
Borgerhout	Antwerpen	Belgium	2,685	395	4,842	5,237	252	685	4,804	5,489	(523)	2004	2002	360
Brugge	Brugge	Belgium	2,269	1,023	3,784	4,807	68	1,023	3,852	4,875	(619)	2004	1999	360
Forest	Brussels	Belgium	4,306	—	5,336	5,336	858	408	5,786	6,194	(1,469)	2004	1995	360
Ghent	Ghent	Belgium	3,841	1,283	6,730	8,013	328	1,288	7,053	8,341	(2,226)	2004	1998	360
Groot-Bijgaarden	Brussels	Belgium	3,118	1,959	3,799	5,758	(1)	1,959	3,798	5,757	—	2005	2005	360
Jette	Brussels	Belgium	4,249	1,190	7,802	8,992	543	1,406	8,129	9,535	(1,367)	2004	2000	360
Kortrijk	Kortrijk	Belgium	2,685	1,418	4,491	5,909	651	1,946	4,614	6,560	(643)	2004	1999	360
Leuven	Leuven	Belgium	3,248	1,843	5,024	6,867	69	1,843	5,093	6,936	(876)	2004	1998	360
Linkeroever	Antwerpen	Belgium	2,075	789	3,510	4,299	165	820	3,644	4,464	(402)	2004	2002	360
Luik	Luik	Belgium	2,085	924	3,403	4,327	235	938	3,624	4,562	(504)	2004	2000	360
Machelen	Machelen	Belgium	2,517	871	4,459	5,330	669	1,348	4,651	5,999	(1,021)	2004	1997	360
Molenbeek	Brussels	Belgium	1,978	839	3,242	4,081	150	839	3,392	4,231	(847)	2004	1995	360
Overijse	Overijse	Belgium	2,299	1,459	3,385	4,844	541	1,644	3,741	5,385	(613)	2004	1998	360
Sint Pieters Leeuw	Brussels	Belgium	2,344	743	4,206	4,949	195	806	4,338	5,144	(651)	2004	2001	360
Waterloo	Waterloo	Belgium	4,899	626	7,680	8,306	984	1,913	7,377	9,290	(1,581)	2004	1995	360
Wavre	Wavre	Belgium	2,199	851	3,704	4,555	33	851	3,737	4,588	(275)	2004	2003	360
Zaventem	Zaventem	Belgium	3,983	3,272	5,090	8,362	1,038	3,706	5,694	9,400	(2,156)	2004	1996	360
Amager	Copenhagen	Denmark	4,457	475	6,683	7,158	60	481	6,737	7,218	(152)	2005	2005	360
Herlev	Copenhagen	Denmark	4,350	2,197	4,124	6,321	414	2,223	4,512	6,735	(161)	2004	2004	360
Hørsholm	Hørsholm	Denmark	4,543	1,373	7,775	9,148	664	1,440	8,372	9,812	(708)	2004	2002	360
Hvidovre	Hvidovre	Denmark	4,780	1,907	8,133	10,040	845	1,968	8,917	10,885	(976)	2004	2001	360
Ishøj	Ishøj	Denmark	3,595	1,203	6,232	7,435	182	1,203	6,414	7,617	(736)	2004	2001	360
Osterbro	Copenhagen	Denmark	4,724	2,332	7,409	9,741	259	2,351	7,649	10,000	(611)	2004	2003	360
Roskilde	Roskilde	Denmark	4,603	2,348	7,645	9,993	57	2,348	7,702	10,050	(672)	2004	2002	360
Tårnby	Copenhagen	Denmark	4,705	1,753	5,195	6,948	317	1,773	5,492	7,265	(297)	2004	2004	360
Aix La Pioline	Marseille	France	4,089	1,748	4,643	6,391	24	1,748	4,667	6,415	(20)	2005	2005	360
Asnières	Asnières	France	5,285	2,762	8,485	11,247	821	2,964	9,104	12,068	(1,439)	2004	2001	360
Avignon	Avignon	France	3,403	1,255	3,389	4,644	653	1,283	4,014	5,297	(133)	2004	2004	360
Ballainvilliers	Ballainvilliers	France	3,612	1,918	5,673	7,591	214	1,934	5,871	7,805	(1,052)	2004	2000	360
Buchelay	Buchelay	France	3,567	1,465	6,090	7,555	231	1,465	6,321	7,786	(1,051)	2004	2001	360
Chambourcy	Chambourcy	France	4,602	3,806	6,042	9,848	382	3,980	6,250	10,230	(435)	2004	2003	360
Coignières	Coignières	France	3,330	1,536	5,514	7,050	443	1,611	5,882	7,493	(860)	2004	2001	360
Epinay	Epinay	France	3,620	1,401	6,290	7,691	65	1,401	6,355	7,756	(843)	2004	2002	360
Eragny	Paris	France	3,770	748	5,071	5,819	71	756	5,134	5,890	(380)	2004	2003	360
Fresnes	Fresnes	France	3,988	2,514	5,961	8,475	717	2,733	6,459	9,192	(1,089)	2004	2000	360
Grigny	Grigny	France	3,586	1,312	6,288	7,600	73	1,312	6,361	7,673	(924)	2004	2001	360

SCHEDULE III—REAL ESTATE AND ACCUMULATED DEPRECIATION—(Continued)

	Location	State or Country(3)	Encum- brances(2)	INITIAL COST			Costs Subsequent to Acquisition	Gross Amount as of December 31, 2005				Owned Since	Year Built	Depr. Life in mos.
Property Name				Land	Building, Equip. & Other	Gross Storage Centers		Land and Land Held for Sale	Building Equip. & Other	Gross Storage centers	Accum. Depr.
La Seyne	La Seyne-sur-mer	France	$3,330	$749	$6,226	$6,975	$368	$838	$6,505	$7,343	$(776)	2004	2002	360
Lormont	Bordeaux	France	3,676	914	5,004	5,918	32	914	5,036	5,950	(29)	2005	2005	360
Lyon Gerland	Lyon	France	3,987	3,291	5,104	8,395	105	3,291	5,209	8,500	(529)	2004	2002	360
Lyon Sarrazin	Lyon	France	4,178	720	6,111	6,831	34	720	6,145	6,865	(24)	2005	2005	360
Lyon Vaise	Lyon	France	3,997	2,168	3,855	6,023	335	2,192	4,166	6,358	(244)	2004	2003	360
Marseille	Marseille	France	4,193	1,958	6,928	8,886	140	1,964	7,062	9,026	(942)	2004	2002	360
Marseille Bonneveine	Marseille	France	3,534	2,280	3,234	5,514	69	2,305	3,278	5,583	(303)	2004	2003	360
Mérignac	Bordeaux	France	3,696	1,097	4,379	5,476	311	1,110	4,677	5,787	(194)	2004	2004	360
Montrouge	Montrouge	France	2,798	988	6,474	7,462	1,470	988	7,944	8,932	(2,554)	2004	1997	360
Nanterre	Nanterre	France	5,089	2,787	7,487	10,274	1,727	3,148	8,853	12,001	(1,614)	2004	2000	360
Nice	Nice	France	3,699	1,710	4,576	6,286	2,118	1,878	6,526	8,404	(2,335)	2004	1997	360
Noisy	Noisy	France	4,592	2,618	6,984	9,602	346	2,705	7,243	9,948	(744)	2004	2002	360
Osny	Osny	France	2,899	1,134	4,982	6,116	503	1,203	5,416	6,619	(1,001)	2004	2000	360
Pessac	Bordeaux	France	3,085	1,427	3,793	5,220	67	1,443	3,844	5,287	(133)	2004	2004	360
Pierrefitte	Paris	France	4,205	1,964	4,163	6,127	656	1,986	4,797	6,783	(190)	2004	2004	360
Poissonniers	Paris	France	6,449	1,968	10,262	12,230	58	1,968	10,320	12,288	(5)	2005	2005	360
Pontault Combault	Pontault Combault	France	2,989	1,116	5,205	6,321	706	1,187	5,840	7,027	(1,138)	2004	1999	360
Port-Marly	Port-Marly	France	3,248	1,207	5,681	6,888	994	1,434	6,448	7,882	(1,037)	2004	2000	360
Rosny	Rosny	France	3,708	1,551	6,273	7,824	941	1,691	7,074	8,765	(1,139)	2004	2000	360
Sevran	Sevran	France	3,780	1,471	6,572	8,043	110	1,470	6,683	8,153	(763)	2004	2002	360
Sucy	Paris	France	4,433	3,278	3,584	6,862	98	3,315	3,645	6,960	(322)	2004	2003	360
Thiais	Thiais	France	5,136	4,266	6,537	10,803	227	4,366	6,664	11,030	(861)	2004	2001	360
Varlin	Varlin	France	277	—	550	550	572	—	1,122	1,122	(696)	2004	1997	360
Villejust	Villejust	France	3,546	1,504	5,996	7,500	457	1,553	6,404	7,957	(1,151)	2004	2000	360
Vitrolles	Vitrolles	France	3,780	1,799	6,201	8,000	98	1,803	6,295	8,098	(759)	2004	2002	360
Wambrechies	Lille	France	2,927	1,593	2,837	4,430	134	1,611	2,953	4,564	(184)	2004	2003	360
Wasquehal	Lille	France	3,533	708	4,750	5,458	45	716	4,787	5,503	(83)	2005	2005	360
Wattignies	Lille	France	3,252	640	4,606	5,246	81	647	4,680	5,327	(288)	2004	2003	360
Bonn Bornheimer Strasse	Bonn	Germany	4,244	2,129	4,452	6,581	122	2,152	4,551	6,703	(226)	2004	2004	360
Düsseldorf Erkrather Strasse	Düsseldorf	Germany	4,240	1,508	5,023	6,531	170	1,538	5,163	6,701	(326)	2004	2003	360
Düsseldorf Heerdter Landstrasse	Düsseldorf	Germany	3,753	1,064	5,079	6,143	4	1,078	5,069	6,147	(361)	2004	2003	360
Essen Martin Luther Strasse	Essen	Germany	4,580	1,689	5,979	7,668	28	1,708	5,988	7,696	(435)	2004	2003	360
Köln Clevischer Ring	Köln	Germany	3,571	1,362	4,813	6,175	47	1,362	4,860	6,222	(66)	2005	2005	360
Köln Melatengürtel	Köln	Germany	4,635	2,277	4,609	6,886	54	2,297	4,643	6,940	(230)	2004	2004	360
Krefeld Diessemer Bruch	Krefeld	Germany	3,522	926	4,476	5,402	425	936	4,891	5,827	(230)	2004	2004	360
Mönchengladbach Krefelder Strasse	Mönchengladbach	Germany	4,012	1,575	4,707	6,282	95	1,592	4,785	6,377	(345)	2004	2003	360

SCHEDULE III—REAL ESTATE AND ACCUMULATED DEPRECIATION—(Continued)

	Location	State or Country(3)	Encum- brances(2)	INITIAL COST			Costs Subsequent to Acquisition	Gross Amount as of December 31, 2005				Owned Since	Year Built	Depr. Life in mos.
Property Name				Land	Building, Equip. & Other	Gross Storage Centers		Land and Land Held for Sale	Building Equip. & Other	Gross Storage centers	Accum. Depr.
Mönchengladbach Waldnieler Strasse	Mönchengladbach	Germany	$4,197	$1,980	$4,590	$6,570	$64	$2,001	$4,633	$6,634	$(340)	2004	2003	360
Mülheim Düsseldorfer Strasse	Essen	Germany	3,617	868	4,631	5,499	40	876	4,663	5,539	(81)	2005	2005	360
Wuppertal Friedrich-Engels-Alle	Wuppertal	Germany	3,859	926	4,556	5,482	575	935	5,122	6,057	(169)	2004	2004	360
Almere	Amsterdam	Netherlands	4,005	1,066	4,766	5,832	397	1,078	5,151	6,229	(340)	2004	2003	360
Amersfoort	Amersfoort	Netherlands	5,984	3,136	5,931	9,067	(2,097)	683	6,287	6,970	(859)	2004	2000	360
Amstelveen	Amsterdam	Netherlands	2,448	—	3,584	3,584	181	—	3,765	3,765	(235)	2004	2003	360
Amsterdam	Amsterdam	Netherlands	2,738	287	3,527	3,814	2,432	287	5,959	6,246	(733)	2004	2000	360
Amsterdam Badhoeve	Amsterdam	Netherlands	3,546	1,404	3,886	5,290	371	1,420	4,241	5,661	(251)	2004	2003	360
Amsterdam Sneevliet	Amsterdam	Netherlands	4,259	—	4,525	4,525	117	—	4,642	4,642	(342)	2004	2003	360
Apeldoorn	Apeldoorn	Netherlands	3,256	1,666	5,207	6,873	312	1,704	5,481	7,185	(683)	2004	2001	360
Breda	Breda	Netherlands	3,975	2,267	6,169	8,436	252	2,341	6,347	8,688	(785)	2004	2001	360
Delft	Delft	Netherlands	3,910	2,386	4,778	7,164	972	2,466	5,670	8,136	(512)	2004	2002	360
Den Haag	The Hague	Netherlands	4,908	782	9,420	10,202	974	782	10,394	11,176	(1,657)	2004	1999	360
Den Haag 2, Lozerlaan	The Hague	Netherlands	326	—	3,268	3,268	—	—	3,268	3,268	—	2005	2005	360
Diemen	Amsterdam	Netherlands	4,256	3,755	5,224	8,979	460	4,074	5,365	9,439	(508)	2004	2002	360
Dordrecht Ampere	Dordrecht	Netherlands	3,265	1,501	4,465	5,966	772	1,513	5,225	6,738	(466)	2004	2002	360
Dordrecht II	Dordrecht	Netherlands	4,048	2,011	6,467	8,478	153	2,037	6,594	8,631	(711)	2004	2001	360
Ede	Ede	Netherlands	3,268	484	5,933	6,417	485	484	6,418	6,902	(692)	2004	2002	360
Eindhoven Praxis	Eindhoven	Netherlands	2,847	—	4,344	4,344	7	—	4,351	4,351	—	2005	2005	360
Heemstede	Amsterdam	Netherlands	6,459	3,434	6,257	9,691	(2,037)	730	6,924	7,654	(772)	2004	2001	360
Kerkrade—Heerlen	Kerkrade	Netherlands	3,119	1,343	5,235	6,578	107	1,342	5,343	6,685	(623)	2004	2001	360
Maastricht	Maastricht	Netherlands	3,047	389	4,318	4,707	1,446	448	5,705	6,153	(794)	2004	2000	360
Nijmegen	Nijmegen	Netherlands	2,385	—	5,032	5,032	300	—	5,332	5,332	(562)	2004	2001	360
Rijswijk	Rijswijk	Netherlands	3,260	511	6,275	6,786	483	511	6,758	7,269	(638)	2004	2002	360
Rotterdam	Rotterdam	Netherlands	2,990	1,121	5,168	6,289	836	1,121	6,004	7,125	(845)	2004	2000	360
Rotterdam Stadionweg	Rotterdam	Netherlands	2,957	1,302	4,934	6,236	248	1,328	5,156	6,484	(585)	2004	2001	360
Spaanse Polder	Rotterdam	Netherlands	2,200	—	5,238	5,238	402	—	5,640	5,640	(743)	2004	2001	360
Spijkenisse	Rotterdam	Netherlands	3,369	1,399	5,779	7,178	51	1,399	5,830	7,229	(410)	2004	2003	360
Tilburg	Tilburg	Netherlands	3,502	1,209	4,101	5,310	132	1,223	4,219	5,442	(270)	2004	2003	360
Utrecht Cartesius	Utrecht	Netherlands	3,887	2,151	5,066	7,217	1,006	2,244	5,979	8,223	(522)	2004	2002	360
Utrecht Franciscus	Utrecht	Netherlands	4,466	2,930	4,141	7,071	90	2,963	4,198	7,161	(342)	2004	2003	360
Utrecht Nieuwegein	Utrecht	Netherlands	3,858	2,129	5,975	8,104	1,000	2,397	6,707	9,104	(925)	2004	2000	360
Veldhoven	Eindhoven	Netherlands	3,728	1,944	5,032	6,976	903	2,014	5,865	7,879	(530)	2004	2002	360
Zaandam	Amsterdam	Netherlands	3,608	2,059	5,544	7,603	203	2,106	5,700	7,806	(750)	2004	2001	360
Zoetermeer	The Hague	Netherlands	335	—	3,278	3,278	—	—	3,278	3,278	—	2005	2005	360
Årstaberg	Årstaberg	Sweden	3,831	1,548	5,680	7,228	679	1,548	6,359	7,907	(709)	2004	2002	360

SCHEDULE III—REAL ESTATE AND ACCUMULATED DEPRECIATION—(Continued)

	Location	State or Country(3)	Encum- brances(2)	INITIAL COST			Costs Subsequent to Acquisition	Gross Amount as of December 31, 2005						Depr. Life in mos.
Property Name				Land	Building, Equip. & Other	Gross Storage Centers		Land and Land Held for Sale	Building Equip. & Other	Gross Storage centers	Accum. Depr.	Owned Since	Year Built
Danderyd	Danderyd	Sweden	$4,206	$1,760	$6,623	$8,383	$446	$1,791	$7,038	$8,829	$(794)	2004	2002	360
Handen	Handen	Sweden	3,652	1,147	6,356	7,503	810	1,296	7,017	8,313	(1,611)	2004	1999	360
Helsingborg	Malmö	Sweden	3,292	559	3,976	4,535	240	565	4,210	4,775	(428)	2004	2003	360
Högdalen	Högdalen	Sweden	3,756	1,319	6,378	7,697	292	1,319	6,670	7,989	(947)	2004	2002	360
Jakobsberg	Jakobsberg	Sweden	2,769	503	5,180	5,683	946	928	5,701	6,629	(1,612)	2004	1998	360
Kungens Kurva	Kungens Kurva	Sweden	3,581	1,087	6,271	7,358	1,398	2,376	6,380	8,756	(2,108)	2004	1998	360
Lund (MMÖ)	Malmö	Sweden	2,896	1,468	4,423	5,891	250	1,511	4,630	6,141	(723)	2004	2001	360
Lundavägen (MMÖ)	Malmö	Sweden	4,110	2,168	5,737	7,905	1,150	2,372	6,683	9,055	(1,307)	2004	2000	360
Minelund (GBG)	Goteborg	Sweden	3,628	1,736	5,742	7,478	419	1,824	6,073	7,897	(1,005)	2004	2001	360
Molndal (GBG)	Goteborg	Sweden	3,493	1,249	5,958	7,207	848	1,699	6,356	8,055	(1,529)	2004	1999	360
Moraberg (STHLM)	Stockholm	Sweden	3,365	1,171	5,724	6,895	293	1,299	5,889	7,188	(1,173)	2004	2000	360
Rissne	Rissne	Sweden	3,991	2,450	5,774	8,224	945	2,450	6,719	9,169	(1,715)	2004	1998	360
Sköndal	Sköndal	Sweden	3,644	1,380	6,097	7,477	303	1,379	6,401	7,780	(853)	2004	2001	360
Sodermalm	Sodermalm	Sweden	1,330	333	2,111	2,444	525	332	2,637	2,969	(909)	2004	1999	360
Solna	Solna	Sweden	6,614	2,445	11,097	13,542	1,813	3,361	11,994	15,355	(2,849)	2004	1999	360
Taby	Taby	Sweden	3,320	1,415	5,401	6,816	1,057	1,654	6,219	7,873	(1,672)	2004	1998	360
Upplands Väsby	Upplands Väsby	Sweden	3,873	1,418	6,509	7,927	348	1,429	6,846	8,275	(1,282)	2004	2001	360
Uppsala	Uppsala	Sweden	3,370	983	5,925	6,908	699	1,124	6,483	7,607	(1,580)	2004	1999	360
Vällingby	Stockholm	Sweden	4,258	2,509	6,149	8,658	255	2,509	6,404	8,913	(454)	2004	2003	360
Västra Frölunda (GBG)	Goteborg	Sweden	3,651	2,324	5,132	7,456	422	2,489	5,389	7,878	(810)	2004	2001	360
Ystadsvägen (MMÖ)	Malmö	Sweden	3,128	1,073	5,231	6,304	336	1,078	5,562	6,640	(821)	2004	2001	360
Croydon	Croydon	UK	5,574	3,887	8,216	12,103	1,621	4,597	9,127	13,724	(1,411)	2004	1999	360
Edgeware	Edgeware	UK	7,326	3,133	7,633	10,766	112	3,168	7,710	10,878	(505)	2004	2003	360
Ewell	Ewell	UK	5,595	3,301	8,841	12,142	2,145	3,994	10,293	14,287	(1,261)	2004	2001	360
Forest Hill	London	UK	6,908	3,351	7,837	11,188	113	3,389	7,912	11,301	(176)	2004	2005	360
Greenford	Greenford	UK	8,590	5,966	12,670	18,636	1,524	7,348	12,812	20,160	(1,208)	2004	2002	360
Gypsy Corner	London	UK	6,685	4,784	9,456	14,240	920	5,461	9,699	15,160	(688)	2004	2003	360
Hanworth	Hanworth	UK	5,457	4,424	7,436	11,860	1,350	5,539	7,671	13,210	(1,187)	2004	2000	360
Hatch End	Harrow	UK	7,309	2,823	6,726	9,549	531	2,847	7,233	10,080	(253)	2004	2004	360
Hayes	Hayes	UK	5,500	3,532	8,358	11,890	1,667	4,582	8,975	13,557	(1,382)	2004	1999	360
Neasden	Neasden	UK	7,316	5,345	10,479	15,824	926	5,812	10,938	16,750	(1,290)	2004	2001	360
Putney	Putney	UK	7,455	5,129	10,847	15,976	1,057	5,510	11,523	17,033	(1,069)	2004	2002	360
Reading	Reading	UK	6,636	6,016	8,353	14,369	141	6,119	8,391	14,510	(1,259)	2004	2000	360
Ruislip	Ruislip	UK	4,507	—	9,766	9,766	1,665	—	11,431	11,431	(1,030)	2004	2002	360
Streatham	London	UK	4,564	3,847	6,001	9,848	882	4,136	6,594	10,730	(985)	2004	1999	360
Surbiton	Surbiton	UK	—	3,351	2,033	5,384	246	3,395	2,235	5,630	(128)	2004	2004	360
Wallington	London	UK	6,094	2,130	6,793	8,923	72	2,130	6,865	8,995	(112)	2005	2005	360
West London	London	UK	—	4,989	8,884	13,873	762	5,118	9,517	14,635	(416)	2004	2004	360

SCHEDULE III—REAL ESTATE AND ACCUMULATED DEPRECIATION—(Continued)

	Location	State or Country(3)	Encum- brances(2)	INITIAL COST			Costs Subsequent to Acquisition	Gross Amount as of December 31, 2005				Owned Since	Year Built	Depr. Life in mos.
Property Name				Land	Building, Equip. & Other	Gross Storage Centers		Land and Land Held for Sale	Building Equip. & Other	Gross Storage centers	Accum. Depr.
Wokingham	Wokingham	UK	$6,124	$6,306	$7,033	$13,339	$552	$6,703	$7,188	$13,891	$(628)	2004	2003	360
Borsbeek(1)	Antwerpen	Belgium	—	—	—	—	2,238	2,238	—	2,238	—	2005	2006	360
Europe Corporate	Brussels	Belgium	—	—	7,086	7,086	50	7	7,129	7,136	(6,037)	2004	1996	360

European total			575,632	266,556	853,908	1,120,464	72,799	283,839	909,424	1,193,263	(119,234)

Total(4)			$824,373	$643,080	$2,275,724	$2,918,804	$332,227	$682,153	$2,568,879	$3,251,032	$(552,171)

(1)	These properties were classified as held for sale as of December 31, 2005.
(2)	In addition to encumbrances listed we had $1.2 million of mortgage debt on two properties under construction in Europe.
(3)	All amounts for properties in foreign countries have been translated from the functional currency of the country at the balance sheet rate as of December 31, 2005.
(4)	Gross amounts as of December 31, 2005, included properties held for sale of $6.8 million (including properties subsequently reclassified to properties held for use as of March 31, 2006, as discussed in Note 25 to the accompanying consolidated financial statements).
(5)	These properties were reclassified to properties held for use from properties held for sale as of March 31, 2006.

SCHEDULE III—REAL ESTATE AND ACCUMULATED DEPRECIATION—(Continued)

The following tables reconcile the changes in land, building, equipment and other, as well as accumulated depreciation over the last three years:

	(in thousands)
Land, Building, Equipment and Other
Balance at January 1, 2003		$1,728,636
Additions during the period
Acquisitions	$123,234
Developments	41,219
Improvements and other	23,282

		187,735
Cost of real estate sold or disposed		(13,735)

Balance at December 31, 2003		1,902,636
Additions during the period
Effect of consolidation of Shurgard Europe	966,437
Acquisitions	70,501
Developments	166,072
Improvements and other	10,170
Effect of change in currency translation rate	62,356

		1,275,536
Cost of real estate sold or disposed		(34,684)

Balance at December 31, 2004		3,143,488
Additions during the period
Acquisitions	96,304
Developments	125,820
Improvements and other	45,241
Effect of change in currency translation rate	(155,136)

		112,229
Cost of real estate sold or disposed		(11,459)

Balance at December 31, 2005		$3,244,258

Accumulated Depreciation
Balance at January 1, 2003		$274,435
Depreciation expense		54,253
Depreciation associated with discontinued operations		842
Disposals		(7,525)

Balance at December 31, 2003		322,005
Effect of consolidation of Shurgard Europe		72,275
Depreciation expense		86,138
Depreciation associated with discontinued operations		625
Disposals		(5,526)
Effect of change in currency translation rate		4,014

Balance at December 31, 2004		479,531
Depreciation expense		92,819
Depreciation associated with discontinued operations		99
Disposals		(5,947)
Effect of change in currency translation rate		(14,331)

Balance at December 31, 2005		$552,171